Exhibit 10.6

Execution Copy

TERM LOAN CREDIT AGREEMENT

dated as of June 30, 2015,

among

HORIZON GLOBAL CORPORATION,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent,

BMO CAPITAL MARKETS CORP.,

and

WELLS FARGO SECURITIES, LLC,

as Syndication Agents,

KEYBANC CAPITAL MARKETS INC.,

SIDOTI & COMPANY, LLC

and

ROTH CAPITAL PARTNERS, LLC

as Documentation Agents

J.P. MORGAN SECURITIES LLC,

BMO CAPITAL MARKETS CORP.,

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

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-ii-

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SCHEDULES:

Schedule 2.01	–	Commitments
Schedule 3.03	–	Governmental Approvals; No Conflicts
Schedule 3.05	–	Real Property
Schedule 3.06	–	Disclosed Matters
Schedule 3.12	–	Subsidiaries
Schedule 3.13	–	Insurance
Schedule 3.20	–	Material Contracts
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.05	–	Asset Sales
Schedule 6.09	–	Existing Affiliate Transactions
Schedule 6.10	–	Existing Restrictions

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Intercreditor Agreement
Exhibit D	–	Form of Guarantee and Collateral Agreement
Exhibit E	–	Form of U.S. Tax Certificate
Exhibit F	–	Form of Perfection Certificate

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TERM LOAN CREDIT AGREEMENT dated as of June 30, 2015 (this “Agreement”), among HORIZON GLOBAL CORPORATION, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

RECITALS:

In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” means Bank of America, N.A., as administrative agent and/or collateral agent, as applicable, under the ABL Credit Agreement, and its successors and assigns.

“ABL Credit Agreement” means the ABL Credit Agreement to be dated as of the Closing Date, among the Borrower, the Subsidiaries party thereto as borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent, as such document or the credit facility thereunder may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“ABL Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement as defined in the ABL Credit Agreement.

“ABL Foreign Loan Party” means any Foreign Subsidiary that is a party to the ABL Loan Documents as a borrower thereunder and/or is a party to any ABL Security Document as a grantor or guarantor thereunder.

“ABL Loan” means a loan made pursuant to the ABL Credit Agreement.

“ABL Loan Documents” means collectively (a) the ABL Credit Agreement, (b) the ABL Security Documents, (c) any promissory note evidencing loans under the ABL Credit Agreement and (d) any amendment, waiver, supplement or other modification to any of the documents described in clauses (a) through (c), in each case as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“ABL Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“ABL Security Documents” means the collective reference to the ABL Guarantee and Collateral Agreement, the Mortgages (as defined in the ABL Credit Agreement) and all other security documents delivered to the ABL Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under the ABL Credit Agreement or the ABL Guarantee and Collateral Agreement, as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition Lease Financing” means any sale or transfer by the Borrower or any Subsidiary of any property, real or personal, that is acquired pursuant to a Permitted Acquisition, in an aggregate amount not to exceed $20,000,000 at any time after the Closing Date, which property is rented or leased by the Borrower or such Subsidiary from the purchaser or transferee of such property, so long as the proceeds from such transaction consist solely of cash.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that the Adjusted LIBO Rate shall not be less than 1.00% per annum.

“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agents and the Documentation Agents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%; provided that the Alternate Base Rate shall not be less than 2.00% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be the LIBO Rate, two Business Days prior to such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Alternative Incremental Debt” means any Indebtedness incurred by a Loan Party in the form of one or more series of secured or unsecured bonds, debentures, notes or similar instruments or in the form of loans; provided that:

(a) if such Indebtedness is secured, (i) such Indebtedness shall be secured by Liens on the Collateral on a pari passu or junior basis to the Liens on the Collateral securing the Obligations (but, in each case, without regard to the control of remedies) and shall not be secured by any property or assets of the Borrower or any of the Subsidiaries other than the Collateral (provided that if such Indebtedness is in the form of loans, it may be secured by Liens on the Collateral only on a junior basis to the Liens on the Collateral securing the Obligations), (ii) the security agreements relating to such Indebtedness shall be substantially similar to the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent and other than, in the case of Indebtedness secured on a junior basis, with respect to priority) and (iii) such Indebtedness shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent,

(b) such Indebtedness does not mature earlier than the date that is 91 days after the Latest Maturity Date in effect hereunder at the time of incurrence thereof and has a weighted average life to maturity no shorter than the Latest Maturing Term Loans in effect at the time of incurrence of such Indebtedness,

(c) the definitive documentation in respect of such Indebtedness (i) contains covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions and (ii) shall not contain additional covenants or events of default not otherwise applicable to the Loans or covenants more restrictive than the covenants applicable to the Loans; provided that the foregoing clause (ii) shall not apply to covenants or events of default applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such Indebtedness; provided further that any such Indebtedness may include additional covenants or events of default not otherwise applicable to the Loans or covenants more restrictive than the covenants applicable to the Loans in each case prior to the Latest Maturity Date in effect immediately prior to the establishment of such Indebtedness so long as this Agreement is amended to provide all of the Lenders with the benefits of such additional covenants, events of default or more restrictive covenants,

(d) such Indebtedness does not provide for any mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, conversion or exchange in the case of convertible or exchangeable Indebtedness, customary asset sale or event of loss mandatory offers to purchase, and customary acceleration rights after an event of default) prior to the date that is 91 days after the Latest Maturity Date in effect hereunder at the time of incurrence of such Indebtedness; provided that any such Indebtedness secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations (any such Indebtedness, “Pari Passu Alternative Incremental Debt”) may be subject to a mandatory prepayment offer from the Net Proceeds of any Prepayment Event so long as the holders of such Indebtedness receive no more than their ratable share of such prepayment (such ratable share to be calculated by reference to the outstanding amount of such Indebtedness, the outstanding amount of the Loans hereunder and the outstanding amount of Pari Passu Permitted Term Loan Refinancing Indebtedness, in each case immediately prior to such prepayment),

(e) other than with respect to Alternative Incremental Debt the proceeds of which shall be used to finance a Limited Conditionality Acquisition, at the time of incurrence of such Alternative Incremental Debt, (i) no Default or Event of Default shall have occurred and be continuing, both immediately prior to and immediately after giving effect to the incurrence of such Alternative Incremental Debt and (ii) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date; provided that with respect to Alternative Incremental Debt the proceeds of which shall be used to finance a Limited Conditionality Acquisition, as of the date of entry into the applicable Limited Conditionality Acquisition Agreement (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date, and

(f) such Indebtedness is not guaranteed by any Person other than Loan Parties.

Alternative Incremental Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” has the meaning assigned to such term in the ABL Credit Agreement as of the date hereof.

“Applicable Rate” means, for any day, (a) with respect to (i) any ABR Term B Loan, 5.00% per annum and (ii) any Eurocurrency Term B Loan, 6.00% per annum and (b) with respect to any Incremental Term Loan of any Series, the rate per annum specified in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assumed Preferred Stock” means any preferred stock or preferred equity interests of any Person that becomes a Subsidiary after the Closing Date; provided that (a) such preferred stock or preferred equity interests exist at the time such Person becomes a Subsidiary and are not created in contemplation of or in connection with such Person becoming a Subsidiary and (b) the aggregate liquidation value of all such outstanding preferred stock and preferred equity interests shall not exceed $10,000,000 at any time outstanding, less the aggregate principal amount of Indebtedness incurred and outstanding pursuant to Section 6.01(a)(x).

“Available Amount” means, as of any date of determination, an amount equal to:

(a) the sum of (without duplication):

(i) if positive, the Cumulative Retained Excess Cash Flow Amount; and

(ii) the Net Proceeds received by the Borrower from (A) cash contributions (other than from a Subsidiary) to the Borrower or (B) the issuance and sale of its Equity Interests (other than a sale to a Subsidiary);

minus

(b) the amount of any investments made in reliance on Section 6.04(s) prior to such date and any prepayments of Indebtedness made in reliance on Section 6.08(b)(vii) prior to such date;

minus

(c) the portion of Excess Cash Flow not otherwise required to be used to prepay Term Loans pursuant to Section 2.11(d) that is used pursuant to Section 6.08(a)(v) or Section 6.08(a)(vii).

“Base Incremental Amount” means, as of any date, an amount equal to (a) $25,000,000 less (b) the aggregate principal amount of Incremental Term Commitments established prior to such date in reliance on the Base Incremental Amount less (c) the aggregate principal amount of Alternative Incremental Debt established prior to such date in reliance on the Base Incremental Amount.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Horizon Global Corporation, a Delaware corporation.

“Borrower Registration Statement” means the registration statement on Form S-1 filed by the Borrower with the Commission on March 31, 2015, including all exhibits and schedules thereto, in each case, as amended, supplemented or otherwise modified prior to the Closing Date.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and as to which a single Interest Period is in effect.

“Borrowing Base” shall have the meaning ascribed to such term in the ABL Credit Agreement (as defined in the ABL Credit Agreement on the Closing Date).

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with any Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP other than (x) such additions and expenditures classified as Permitted Acquisitions and (y) such additions and expenditures made with Net Proceeds from any casualty or other insured damage or condemnation or similar awards and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any change in GAAP after the Closing Date that would require lease obligations that would have been characterized and accounted for as operating leases in accordance with GAAP as in effect on the Closing Date to be characterized and accounted for as Capital Lease Obligations shall be disregarded for purposes hereof.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any Domestic Subsidiary substantially all the assets of which consist of Equity Interests of one or more CFCs.

“Change in Control” means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder), of Equity Interests representing more than 35% of either the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower or (b) the occurrence of any change in control (or similar event, however denominated) with respect to the Borrower under (i) any indenture or other agreement in respect of Material Indebtedness to which the Borrower or any Subsidiary is a party or (ii) any instrument governing any preferred stock of the Borrower or any Subsidiary having a liquidation value or redemption value in excess of $5,000,000.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Class,” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term B Loans or Incremental Term Loans of any Series, (b) any Commitment, refers to whether such Commitment is a Term Commitment or an Incremental Term Commitment of any Series and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Closing Date” means the date on which the conditions specified in Section 4.01 have been satisfied.

“Closing Date Dividend” has the meaning assigned to such term in the definition of “Transactions”.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral,” as defined in any applicable Security Document.

“Collateral Agent” means JPMCB, in its capacity as collateral agent for the Lenders under the Security Documents.

“Collateral and Guarantee Requirement” means the requirement that:

(a) the Collateral Agent shall have received from each party thereto (other than the Collateral Agent) either (i) a counterpart of the Guarantee and Collateral Agreement duly executed and delivered on behalf of such Loan Party, or (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Closing Date, a supplement to each of the Guarantee and Collateral Agreement and the Intercreditor Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

(b) all outstanding Equity Interests of the Borrower and each Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Guarantee and Collateral Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary, any CFC or any CFC Holdco) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) all Indebtedness of the Borrower and each Subsidiary in an aggregate principal amount that exceeds $500,000 that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Guarantee and Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

(d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Guarantee and Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Guarantee and Collateral Agreement (in each case subject to the Intercreditor Agreement), shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to any Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, but only to the extent such endorsements are (A) available in the relevant jurisdiction (provided in no event shall the Collateral Agent request a creditors’ rights endorsement) and (B) available at commercially reasonable rates, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under Applicable Law, including Regulation H of the Board of Governors, and an acknowledged notice to the Borrower, (iv) if reasonably requested by the Administrative Agent, a current appraisal of any Mortgaged Property, prepared by an appraiser acceptable to the Administrative Agent, and in form and substance satisfactory to the Required Lenders (it being understood that if such appraisal is required in order to comply with the Administrative Agent’s internal policies, such request shall be deemed to be reasonable), (v) if reasonably requested by the Administrative Agent, an environmental assessment with respect to any Mortgaged Property, prepared by environmental engineers reasonably acceptable to the Administrative Agent, and such other reports, certificates, studies or data with respect to such Mortgaged Property as the Administrative Agent may reasonably require, all in form and substance reasonably satisfactory to Required Lenders (it being understood that if such assessment or other materials are required in order to comply with the Administrative Agent’s internal policies, such request shall be deemed to be reasonable), and (vi) such abstracts, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided, however, in no event shall surveys be required to be obtained with respect to any Mortgaged Property; and

(f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Commission” means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission.

“Commitment” means a Term Commitment or an Incremental Term Commitment of any Series or any combination thereof (as the context requires).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period (including all single business tax expenses imposed by state law), (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary charges for such period, (v) interest-equivalent costs associated with any Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, and all Preferred Dividends, (vi) all losses during such period that relate to the retirement of Indebtedness, (vii) noncash expenses during such period resulting from the grant of Equity Interests to management and employees of the Borrower or any of the Subsidiaries, (viii) the aggregate amount of deferred financing expenses for such period, (ix) all other noncash expenses or losses of the Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), (x) any nonrecurring fees, expenses or charges realized by the Borrower or any of the Subsidiaries for such period related to any offering of Equity Interests or incurrence of Indebtedness, whether or not consummated, (xi) fees and expenses in connection with the Transactions, (xii) any unusual or nonrecurring costs and expenses arising from the integration of any business acquired pursuant to any Permitted Acquisition consummated after the Closing Date not to exceed $7,500,000 in any fiscal year and $20,000,000 in the aggregate, (xiii) any unusual or nonrecurring expenses or similar costs relating to cost savings projects, including restructuring and severance expenses, not to exceed $15,000,000 in the aggregate from and after January 1, 2015; provided that no more than $5,000,000 may be counted in any fiscal year commencing on or after January 1, 2015, (xiv) net losses from discontinued operations, not to exceed in any fiscal year $5,000,000, (xv) losses associated with the prepayment of leases (whether operating leases or capital leases) outstanding on January 1, 2015 from discontinued operations, and (xvi) losses or charges associated with asset sales otherwise permitted hereunder and any unusual or nonrecurring charges, so long as the amount added back pursuant to this clause (xvi) does not exceed in the aggregate $5,000,000, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period, (ii) any non-cash income, profits or gains for such period and (iii) any gains realized from the retirement of Indebtedness after the Closing Date, all determined on a consolidated basis in accordance with GAAP; provided, however, that the amounts added to Consolidated Net Income pursuant to clauses (xii) through (xvi) above for any period shall not exceed 25% of Consolidated EBITDA for such period (determined without including amounts added to Consolidated Net Income pursuant to clauses (xii) through (xvi) above for such period). If the Borrower or any Subsidiary has made any Permitted Acquisition or Significant Investment or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 6.05 during the relevant period for determining any leverage ratio hereunder, Consolidated EBITDA for the relevant period shall be calculated only for purposes of determining such leverage ratio after giving pro forma effect thereto, as if such Permitted Acquisition or Significant Investment or sale, transfer, lease or other disposition of assets had occurred on the first day of the relevant period for determining Consolidated EBITDA; provided that with respect to any Significant Investment, (x) any pro forma adjustment made to Consolidated EBITDA shall be in proportion to the percentage ownership of the Borrower or such Subsidiary, as applicable, in the Subject Person (e.g. if the Borrower acquires 70% of the Equity Interests of the Subject Person, a pro forma adjustment to Consolidated EBITDA shall be made with respect to no more than 70% of the EBITDA of the Subject Person) and (y) pro forma effect shall only be given to such Significant Investment if the Indebtedness of the Subject Person is included in Total Indebtedness for purposes of calculating the applicable leverage ratio in proportion to the percentage ownership of the Borrower or such Subsidiary, as applicable, in such Subject Person. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any Permitted Acquisition, or sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments (a) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”) or (b) are reasonably consistent with the purpose of Regulation S-X as determined in good faith by the Borrower in consultation with the Administrative Agent.

“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Borrower or a Significant Investment) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with Applicable Law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries during such period, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary and (c) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facility” means a category of Commitments and extensions of credit thereunder.

“Cumulative Retained Excess Cash Flow Amount” means, at any date of determination, an amount equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for the Excess Cash Flow Periods ended on or prior to such date.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Documentation Agents” means KeyBanc Capital Markets Inc., Sidoti & Company, LLC and Roth Capital Partners, LLC.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary, other than the Foreign Subsidiaries.

“ECF Percentage” means 50%; provided, that, with respect to any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2016, the ECF Percentage shall be reduced to (a) 25% if the Net Leverage Ratio as of the last day of such fiscal year is no greater than 3.00 to 1.00 but greater than 2.50 to 1.00 and (b) 0% if the Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.50 to 1.00.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liabilities, obligations, damages, losses, claims, actions, suits, judgments, or orders, contingent or otherwise (including any liability for damages, costs of environmental remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), directly or indirectly resulting from or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Notice” has the meaning assigned to such term in the ABL Credit Agreement as of the date hereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

“Eurocurrency,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means, for any fiscal year, the sum (without duplication) of:

(a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

(b) the excess, if any, of the Net Proceeds received during such fiscal year by the Borrower and its consolidated Subsidiaries in respect of any Prepayment Events over (x) amounts permitted to be reinvested pursuant to Section 2.11(c) and (y) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.11(c) in respect of such Net Proceeds; plus

(c) depreciation, amortization and other noncash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus

(d) the sum of (i) the amount, if any, by which Net Working Capital (adjusted to exclude changes arising from Permitted Acquisitions and Significant Investments) decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrower and its consolidated Subsidiaries (adjusted to exclude changes arising from Permitted Acquisitions) increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrower and its consolidated Subsidiaries (adjusted to exclude changes arising from Permitted Acquisitions) decreased during such fiscal year; minus

(e) the sum of (i) any noncash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital (adjusted to exclude changes arising from Permitted Acquisitions) increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrower and its consolidated Subsidiaries (adjusted to exclude changes arising from Permitted Acquisitions) decreased during such fiscal year plus (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrower and its consolidated Subsidiaries (adjusted to exclude changes arising from Permitted Acquisitions) increased during such fiscal year; minus

(f) the sum of (i) Capital Expenditures for such fiscal year and Capital Expenditures to be made within 90 days following the end of such fiscal year pursuant to binding agreements entered into by the Borrower or any of its consolidated Subsidiaries prior to the end of such fiscal year; provided that to the extent any such Capital Expenditure is not made (or if the amount of any such Capital Expenditures less than the amount deducted with respect hereto) within 90 days after such fiscal year, the amount (or such portion of the amount) thereof shall be added back to

Excess Cash Flow for the subsequent period (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness) plus (ii) cash consideration paid during such fiscal year to make acquisitions or other capital investments (except to the extent financed by incurring Long-Term Indebtedness or through the use of the Available Amount); minus

(g) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of ABL Loans and other revolving Indebtedness (in each case except to the extent the revolving credit commitments in respect thereof are permanently reduced in the amount of and at the time of any such payment) and letters of credit, (ii) Term Loans prepaid pursuant to Section 2.11(c) or (d), (iii) optional prepayments of Term Loans (including purchases of Term Loans pursuant to Section 10.04(h)), (iv) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness or through the use of the Available Amount, (v) optional prepayments of Pari Passu Alternative Incremental Debt in the form of loans or Pari Passu Permitted Term Loan Refinancing Indebtedness in the form of loans and (vi) any prepayments of Pari Passu Alternative Incremental Debt or Pari Passu Permitted Term Loan Refinancing Indebtedness in lieu of mandatory prepayments of Term Loans in accordance with Section 2.11(c); minus

(h) the noncash impact of currency translations and other adjustments to the equity account, including adjustments to the carrying value of marketable securities and to pension liabilities, in each case to the extent such items would otherwise constitute Excess Cash Flow.

“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2016.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net or overall gross income (or net worth or similar Taxes imposed in lieu thereof) by the United States of America, or by any other jurisdiction as a result of such recipient being organized in or having its principal office in or applicable lending office in such jurisdiction, or as a result of any other present or former connection (other than a connection arising solely from this Agreement or any other Loan Document) between such recipient and such jurisdiction, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any United States withholding Taxes resulting from any law in effect (x) at the time such Non-U.S. Lender becomes a party to this Agreement or, with respect to any additional position in any Loan acquired after such Non-U.S. Lender becomes a party hereto, at the time such additional position is acquired by such Non-U.S. Lender or (y) at the time such Non-U.S. Lender designates a new lending office, except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such United States withholding Tax pursuant to Section 2.17(a), (d) any United States withholding Tax imposed pursuant to FATCA and (e) any withholding Tax that is attributable to a recipient’s failure to comply with Section 2.17(g).

“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“FATCA” means (i) Sections 1471 through 1474 of the Code as of the date of this Agreement or any amended or successor provision that is substantively comparable and not materially more onerous to comply with, and, in each case, any regulations or official interpretations thereof, (ii) any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement or any amended or successor provision as described in clause (i) above and (iii) any law, regulation, rule, promulgation or official agreement implementing an official government agreement with respect to the foregoing.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“First Lien Secured Indebtedness” means Total Indebtedness that is secured by a first priority Lien on any asset of the Borrower or any of its Subsidiaries (it being understood that any Indebtedness outstanding under this Agreement and any Indebtedness outstanding under the ABL Credit Agreement is First Lien Secured Indebtedness).

“First Lien Net Leverage Ratio” means, on any date, the ratio of (a) First Lien Secured Indebtedness as of such date less the aggregate amount (not to exceed $100,000,000) of Unrestricted Domestic Cash as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date for which financial statements are available).

“FLSA” means the Fair Labor Standards Act of 1938, as amended from time to time.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” means the Term Loan Guarantee and Collateral Agreement, substantially in the form of Exhibit D, made by the Borrower and the Subsidiary Loan Parties party thereto in favor of the Collateral Agent for the benefit of the Secured Parties.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiary” means, at any date, any Subsidiary of the Borrower that, together with its consolidated Subsidiaries (i) does not, as of the last day of the fiscal quarter of the Borrower most recently ended on or prior to such date for which financial statements are available, have assets with a value in excess of 2.5% of the consolidated total assets of the Borrower and its consolidated Subsidiaries and (ii) did not, during the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date for which financial statements are available, have revenues exceeding 2.5% of the total revenues of the Borrower and its consolidated Subsidiaries; provided that, the aggregate assets or revenues of all Immaterial Subsidiaries, determined in accordance with GAAP, may not exceed 5.0% of consolidated assets or consolidated revenues, respectively, of the Borrower and its consolidated Subsidiaries, collectively, at any time (and the Borrower will promptly designate in writing to the Administrative Agent the Subsidiaries which will cease to be treated as “Immaterial Subsidiaries” in order to comply with the foregoing limitation).

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Term Lenders, establishing Incremental Term Commitments of any Series and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.21, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loans” means any term loans made pursuant to Section 2.21(a).

“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) solely for purposes of Section 6.01 hereof, any and all payment obligations of such Person under or Guarantee by such Person with respect to any Hedging Agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term “Indebtedness” shall not include (a) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or capital stock and (b) trade payables and accrued expenses in each case arising in the ordinary course of business.

“Indemnified Taxes” means (a) any Taxes, other than Excluded Taxes, and (b) Other Taxes.

“Intercreditor Agreement” means the Intercreditor Agreement, substantially in the form of Exhibit C, among the Borrower, the other Loan Parties, the Collateral Agent and the ABL Agent.

“Information Memorandum” means the Confidential Information Memorandum dated May 1, 2015, relating to the Borrower and the Transactions.

“Intellectual Property Claim” has the meaning assigned to such term in the ABL Credit Agreement as of the date hereof.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate (for the longest period for which that Screen Rate is available for dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate (for the shortest period for which that Screen Rate is available for dollars) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the Screen Rate is available, the Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for dollars determined by the Administrative Agent from such service as the Administrative Agent may select.

“IRS” means the United States Internal Revenue Service.

“JPMCB” means JPMorgan Chase Bank, N.A.

“Latest Maturing Term Loans” has the meaning assigned to such term in the definition of “Latest Maturity Date”.

“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date applicable to any Loans outstanding or Commitments in effect hereunder (such latest maturing Loans or Commitments, the “Latest Maturing Term Loans”).

“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, as the case may be, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to dollars, then the LIBO Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Conditionality Acquisition” has the meaning assigned to such term in Section 2.21(c).

“Limited Conditionality Acquisition Agreement” has the meaning assigned to such term in Section 2.21(c).

“Loan Documents” means this Agreement, any Incremental Facility Agreement, the Security Documents, the Intercreditor Agreement and the promissory notes, if any, executed and delivered pursuant to Section 2.09(e).

“Loan Parties” means the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability, including the current portion of any Long-Term Indebtedness.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets, financial condition, or material agreements of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party in any material respect to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Agreements” means any agreements or instruments relating to Material Indebtedness.

“Material Indebtedness” means (a) obligations in respect of the ABL Credit Agreement and (b) any other Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means the Term Loan Maturity Date, the Incremental Term Maturity Date with respect to Incremental Term Loans of any Series or the scheduled maturity date in respect of any Extended Term Loans, as the context requires.

“Maximum Alternative Incremental Debt Amount” means an aggregate principal amount of Alternative Incremental Debt that would not, immediately after giving effect to the establishment thereof and any other Indebtedness incurred substantially simultaneously therewith (and any related repayment of Indebtedness), cause (a) with respect to any Pari Passu Alternative Incremental Debt, the First Lien Net Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Indebtedness (but disregarding the proceeds of any such Indebtedness in calculating Unrestricted Domestic Cash), to exceed 3.25 to 1.00, (b) with respect to any Alternative Incremental Debt secured by Liens on the Collateral that are junior to the Liens on the Collateral securing the Obligations, the Secured Net Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Indebtedness (but disregarding the proceeds of any such Indebtedness in calculating Unrestricted Domestic Cash), to exceed 3.50 to 1.00 and (c) with respect to any unsecured Alternative Incremental Debt, the Net Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Indebtedness (but disregarding the proceeds of any such Indebtedness in calculating Unrestricted Domestic Cash), to exceed 4.00 to 1.00.

“Maximum Incremental Amount” means an amount represented by Incremental Term Commitments to be established pursuant to Section 2.21 that would not, immediately after giving effect to the establishment thereof (and assuming such Incremental Term Commitments are fully drawn), the establishment of any other Indebtedness incurred substantially simultaneously therewith and any related repayment of Indebtedness, cause the First Lien Net Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Indebtedness (but disregarding the proceeds of any such Indebtedness in calculating Unrestricted Domestic Cash), to exceed 3.50 to 1.00.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Minimum Tranche Amount” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” means each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date less the aggregate amount (not to exceed $100,000,000) of Unrestricted Domestic Cash as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date for which financial statements are available).

“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $1,000,000 and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans, Pari Passu Alternative Incremental Debt or any Permitted Term Loan Refinancing Indebtedness) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the 24-month period immediately following such event and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower) to the extent such liabilities are actually paid within such applicable time periods.

“Net Working Capital” means, at any date, (a) the consolidated current assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Non-Consenting Lender” has the meaning assigned to such term in Section 10.02(c).

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“OSHA” means the Occupational Safety and Hazard Act of 1970.

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Pari Passu Alternative Incremental Debt” has the meaning assigned to such term in the definition of “Alternative Incremental Debt”.

“Pari Passu Permitted Term Loan Refinancing Indebtedness” means Term Loan Refinancing Indebtedness that is secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations.

“Participant” has the meaning assigned to such term in Section 10.04(e).

“Participant Register” has the meaning assigned to such term in Section 10.04(e).

“PATRIOT Act” has the meaning assigned to such term in Section 10.16.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit F hereto or any other form approved by the Collateral Agent.

“Permitted Acquisition” means any acquisition, whether by purchase, merger, consolidation or otherwise, by the Borrower or a Subsidiary of all or substantially all the assets of, or all of the Equity Interests in, a Person or a division, line of business or other business unit of a Person so long as (a) such acquisition shall not have been preceded by a tender offer that has not been approved or otherwise recommended by the board of directors of such Person, (b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement or in a business reasonably related thereto and (c) immediately after giving effect thereto, (i) (other than with respect to Limited Conditionality Acquisitions) no Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with Applicable Laws, (iii) all of the Equity Interests (other than Assumed Preferred Stock) of each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Borrower or a Subsidiary and all actions required to be taken under Sections 5.12 and 5.13 have been taken, (iv) (other than with respect to Limited Conditionality Acquisitions) the Secured Net Leverage Ratio, on a pro forma basis after giving effect to such acquisition and recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness) had occurred on the first day of the relevant period (but disregarding the proceeds of any such Indebtedness in calculating Unrestricted Domestic Cash) is no greater than 3.75 to 1.00, (v) any Indebtedness or any preferred stock that is incurred, acquired or assumed in connection with such acquisition shall be in compliance with Section 6.01 and (vi) the Borrower has delivered to the Administrative Agent an officers’ certificate to the effect set forth in clauses (a), (b) and (c)(i) through (v) above, together with all relevant financial information for the Person or assets to be acquired; provided further that no Limited Conditionality Acquisition shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing as of the date of entry into the Limited Conditionality Acquisition Agreement, (ii) on the date of effectiveness of the Limited Conditionality Acquisition Agreement, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date and (iii) on the date of effectiveness of the Limited Conditionality Agreement and assuming any Indebtedness to be incurred or repaid in connection with such acquisition was incurred or repaid on such date, the Secured Net Leverage Ratio of the Borrower, on a pro forma basis after giving effect to such acquisition (and any related incurrence or repayment of Indebtedness, but disregarding the proceeds of any such Indebtedness in calculating Unrestricted Domestic Cash), is no greater than 3.75 to 1.00.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Subsidiaries are located, other than any Mortgaged Property;

(h) Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(i) leases or subleases granted to other Persons and not interfering in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;

(j) banker’s liens, rights of set-off or similar rights, in each case arising by operation of law; and

(k) Liens in favor of a landlord on leasehold improvements in leased premises;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(f) securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(g) investments of the quality as those identified on Schedule 6.04 as “Qualified Foreign Investments” made in the ordinary course of business;

(h) cash; and

(i) investments in funds that invest solely in one or more types of securities described in clauses (a), (e) and (f) above.

“Permitted Joint Venture and Foreign Subsidiary Investments” means investments by the Borrower or any Subsidiary in the Equity Interests of (a) any Person that is not a Subsidiary or (b) any Person that is a Foreign Subsidiary, in an aggregate amount not to exceed $50,000,000 (provided that such amount shall be increased to $75,000,000 so long as the Net Leverage Ratio (calculated on a pro forma basis after giving effect to such investment and any related incurrence or repayment of Indebtedness) is less than 3.25 to 1.00).

“Permitted Term Loan Refinancing Indebtedness” means any Indebtedness incurred to refinance all or any portion of the outstanding Term Loans; provided that, (i) such refinancing Indebtedness, if secured, is secured only by Liens on the Collateral on a pari passu or junior basis with the Liens on the Collateral securing the Obligations (provided that the Permitted Term Loan Refinancing Indebtedness shall not consist of bank loans that are secured by the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations) and is not secured by any property or assets of the Borrower or any of the Subsidiaries other than the Collateral, (ii) no Subsidiary that is not originally obligated with respect to repayment of the Indebtedness being refinanced is obligated with respect to the refinancing Indebtedness, (iii) the weighted average life to maturity of the refinancing Indebtedness shall be no shorter than the remaining weighted average life to maturity of the Terms Loans being refinanced, (iv) the maturity date in respect of the refinancing Indebtedness shall not be earlier than the maturity date in respect of the Indebtedness being refinanced, (v) the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness so refinanced except by an amount (such amount, the “Additional Permitted Amount”) equal to unpaid accrued interest and premium thereon at such time plus reasonable fees and expenses incurred in connection with such refinancing, (vi) the Indebtedness being so refinanced is paid down on a dollar-for-dollar basis by such refinancing Indebtedness (other than by the Additional Permitted Amount), (vii) the terms of any such refinancing Indebtedness (1) (excluding pricing, fees and rate floors and optional prepayment or redemption terms and subject to clause (2) below) reflect, in the Borrower’s reasonable judgment, then-existing market terms and conditions and (2) (excluding pricing, fees and rate floors) are no more favorable to the lenders providing such refinancing Indebtedness than those applicable to the Indebtedness being refinanced (in each case, including with respect to mandatory and optional prepayments); provided that the foregoing shall not apply to covenants or other provisions applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such refinancing Indebtedness; provided further that any such refinancing Indebtedness may contain, without any Lender’s consent, additional covenants or events of default not otherwise applicable to the Indebtedness being refinanced or covenants more restrictive than the covenants applicable to the Indebtedness being refinanced, in each case prior to the Latest Maturity Date in effect immediately prior to the establishment of such refinancing Indebtedness, so long as this Agreement is amended to provide all of the Lenders with the benefits of such additional covenants, events of default or more restrictive covenants and (viii) such refinancing Indebtedness, if secured, shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Unsecured Debt” means any unsecured notes or bonds or other unsecured debt securities; provided that (a) such Indebtedness shall not mature prior to the date that is 91 days after the Latest Maturity Date in effect at the time of the issuance of such Indebtedness and shall not have any principal payments due prior to such date, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Indebtedness, (b) such Indebtedness is not Guaranteed by any Subsidiary of the Borrower other than the Loan Parties (which Guarantees shall be unsecured and shall be permitted only to the extent permitted by Section 6.01(a)(vi)), (c) such Indebtedness shall not have any financial maintenance covenants, (d) such Indebtedness shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change in Control set forth herein and (e) such Indebtedness, if subordinated in right of payment to the Obligations, shall be subject to subordination and intercreditor provisions that are, in the Administrative Agent’s reasonable judgment, customary under then-existing market convention.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Dividends” means any cash dividends of the Borrower permitted hereunder to be paid with respect to preferred stock of the Borrower.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than dispositions described in clauses (a), (b), (c), (d), (f), (g) and (j) (but only to the extent the sales, transfers or other dispositions under clause (j) do not exceed $15,000,000) of Section 6.05 and Section 6.06(a); provided that an Acquisition Lease Financing shall not constitute a Prepayment Event; or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary having a book value or fair market value in excess of $1,000,000, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 365 days after such event; or

(c) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01(a).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“Qualified Borrower Preferred Stock” means any preferred capital stock or preferred equity interest of the Borrower (a)(i) that does not provide for any cash dividend payments or other cash distributions in respect thereof prior to the Latest Maturity Date in effect as of the date of issuance of such Indebtedness and (ii) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (A)(x) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Borrower Preferred Stock or (z) become redeemable at the option of the holder thereof (other than as a result of a change of control event), in whole or in part, in each case on or prior to the date that is 365 days after the Latest Maturity Date in effect at the time of the issuance thereof and (B) provide holders thereunder with any rights upon the occurrence of a “change of control” event prior to the repayment of the Obligations and termination of the Commitments under the Loan Documents, (b) with respect to which the Borrower has delivered a notice to the Administrative Agent that it has issued preferred stock or preferred equity interests in lieu of incurring Indebtedness permitted by clause (xii) under Section 6.01(a), with such notice specifying to which of such Indebtedness such preferred stock or preferred equity interest applies; provided that (i) the aggregate liquidation value of all such preferred stock or preferred equity interest issued pursuant to this clause (b) shall not exceed at any time the dollar limitation related to the applicable Indebtedness hereunder, less the aggregate principal amount of such Indebtedness then outstanding and (ii) the terms of such preferred stock or preferred equity interests (x) shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of the Borrower and (y) shall otherwise be no less favorable to the Lenders, in the aggregate, than the terms of the applicable Indebtedness or (c) having an aggregate initial liquidation value not to exceed $10,000,000; provided that the terms of such preferred stock or preferred equity interests shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of the Borrower.

“Quotation Day” means, with respect to any Eurocurrency Loan for any Interest Period, two Business Days prior to the commencement of such Interest Period.

“Real Estate” has the meaning assigned to such term in the ABL Credit Agreement as of the date hereof.

“Register” has the meaning assigned to such term in Section 10.04(c).

“Registered Equivalent Notes” means, with respect to any bonds, notes, debentures or similar instruments originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the Commission.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Replacement Term Loans” has the meaning assigned to such term in Section 10.02(d).

“Repricing Transaction” means (a) any prepayment of Term B Loans with the proceeds of a substantially concurrent incurrence of term loan Indebtedness by the Borrower or any Subsidiary in respect of which the all-in yield is, on the date of such prepayment, lower than the all-in yield on such Term B Loans (with the all-in yield calculated by the Administrative Agent in accordance with standard market practice, taking into account, in each case, any interest rate floors, the Applicable Rate hereunder and the interest rate spreads under such Indebtedness, and any original issue discount and upfront fees applicable to or payable in respect of such Term B Loans and such Indebtedness with the original issue discount and upfront fees being equated to interest rate assuming a four-year life to maturity of such Indebtedness (but excluding arrangement, structuring, underwriting, commitment, amendment or other fees regardless of whether paid in whole or in part to any or all lenders of such Indebtedness and any other fees that are not paid generally to all lenders of such Indebtedness)) and (b) any amendment, amendment and restatement or other modification to this Agreement that reduces the all-in yield (calculated as set forth in clause (a) above) of the Term B Loans.

“Required Lenders” means, at any time, Lenders having outstanding Term Loans representing more than 50% of the outstanding Term Loans at such time.

“Restricted Indebtedness” means Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.08(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to such Excess Cash Flow Period.

“S&P” means Standard & Poor’s Financial Services LLC, or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Secured Indebtedness” means Total Indebtedness that is secured by a Lien on any asset of the Borrower or any of its Subsidiaries.

“Secured Net Leverage Ratio” means, on any date, the ratio of (a) Secured Indebtedness as of such date less the aggregate amount (not to exceed $100,000,000) of Unrestricted Domestic Cash as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date for which financial statements are available).

“Secured Parties” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Guarantee and Collateral Agreement, the Intercreditor Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

“Series” has the meaning assigned to such term in Section 2.21(b).

“Significant Investment” means any acquisition by the Borrower or a Subsidiary of more than 50% (but less than 100%) of the Equity Interests in a Person (such Person, the “Subject Person”), so long as such acquisition is permitted by Section 6.04.

“Specified Time” means 11:00 a.m., London time.

“Specified Vendor Payables Financing” means the sale by one or more vendors of the Borrower and certain Subsidiaries of accounts receivable (which such accounts receivable are accounts payable of the Borrower and such Subsidiaries) to one or more financial institutions pursuant to third-party financing agreements, to which the Borrower and such Subsidiaries are party, in transactions constituting “true sales”; provided that the aggregate amount of all such vendor payables financings shall not exceed $30,000,000 at any time outstanding.

“Specified Vendor Payables Financing Documents” means all documents and agreements relating to the Specified Vendor Payables Financing.

“Specified Vendor Receivables Financing” means the sale by the Borrower and certain Subsidiaries of accounts receivable to one or more financial institutions pursuant to third-party financing agreements in transactions constituting “true sales”; provided that the aggregate amount of all such receivables financings shall not exceed $30,000,000 at any time outstanding.

“Specified Vendor Receivables Financing Documents” means all documents and agreements relating to the Specified Vendor Receivables Financing.

“Spin-Off” means a “spin-off” transaction with respect to the Borrower such that all of the Equity Interests in the Borrower are “spun-off” from TriMas ratably to the holders of all the Equity Interests in TriMas and the Borrower ceases to be a Subsidiary of TriMas and becomes a public company.

“Spin-Off Agreement” means a Separation and Distribution Agreement, dated as of or prior to the Closing Date, by and between the Borrower and TriMas.

“Spin-Off Documentation” means, collectively, the Spin-Off Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, including, without limitation, (i) an employee matters agreement by and between the Borrower and TriMas, (ii) a tax sharing agreement by and between the Borrower and TriMas and (iii) a transition services agreement by and between the Borrower and TriMas.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any Applicable Law. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Person” has the meaning assigned to such term in the definition of “Significant Investment.”

“Subordinated Debt” means any subordinated Indebtedness of the Borrower or any Subsidiary.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means any Subsidiary that is not (i) a Foreign Subsidiary, (ii) a CFC, (iii) a CFC Holdco, (iv) a U.S. Holdco or (v) an Immaterial Subsidiary.

“Syndication Agents” means BMO Capital Markets Corp. and Wells Fargo Securities, LLC.

“Synthetic Purchase Agreement” means any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or a Subsidiary is or may become obligated to make (i) any payment (other than in the form of Equity Interests in the Borrower) in connection with a purchase by a third party from a Person other than the Borrower or a Subsidiary of any Equity Interest or Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that phantom stock or similar plans providing for payments only to current or former directors, officers, consultants, advisors or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall not be deemed to be Synthetic Purchase Agreements.

“Taxes” means any and all present or future taxes (of any nature whatsoever), levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Lender” means a Lender with a Term Commitment or an outstanding Term B Loan.

“Term B Loan” means a Loan made pursuant to Section 2.01(a).

“Term Collateral Proceeds Account” means a deposit account identified to the ABL Agent in writing from time to time and in the name of the Company and for which JPMCB is the depositary bank which contains (or was established to contain) only those proceeds with respect to Term Priority Collateral.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term B Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Term B Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Term Commitment on the Closing Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Term Commitments on the Closing Date is $200,000,000.

“Term Lender” means a Lender with outstanding Term Loans or a Commitment.

“Term Loan” means a Term B Loan or an Incremental Term Loan of any Series.

“Term Loan Maturity Date” means the date that is the sixth anniversary of the Closing Date (or if such date is not a Business Day, the immediately preceding Business Day).

“Term Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“Total Indebtedness” means, as of any date, the aggregate principal amount of Indebtedness for borrowed money of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP.

“Transactions” means, collectively, (a) the consummation of the Spin-Off in accordance with the terms of the Spin-Off Agreement, (b) the payment of a dividend on the Closing Date from the Borrower to TriMas in accordance with the Spin-Off Agreement (the “Closing Date Dividend”), (c) the execution, delivery and performance by each Loan Party of the ABL Loan Documents to which it is to be a party, the borrowing (if any) of the ABL Loans on the Closing Date and issuance (if any) of letters of credit thereunder on the Closing Date and the use of the proceeds of the foregoing, (d) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans on the Closing Date and the use of proceeds thereof and (e) the payment of the fees and expenses payable in connection with the foregoing.

“TriMas” means TriMas Company LLC, a Delaware limited liability company.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Domestic Cash” means, as of any date, domestic unrestricted cash and domestic unrestricted Permitted Investments of the Borrower and its Domestic Subsidiaries as of such date.

“U.S. Holdco” means any existing or future Domestic Subsidiary the Equity Interests of which are held solely by Foreign Subsidiaries; provided that such existing or newly formed Subsidiary shall not engage in any business or own any assets other than the ownership of Equity Interests in Foreign Subsidiaries and intercompany obligations that are otherwise permitted hereunder.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(i)(D)(2).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term B Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Term B Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term B Loan Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Term B Loan Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

ARTICLE II

The Credits

SECTION 2.01 Commitments.

(a) Subject to the terms and conditions set forth herein, each Term B Lender agrees to make a Term B Loan to the Borrower on the Closing Date in a principal amount not exceeding its Term Commitment.

(b) Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) [Reserved]

(c) Subject to Section 2.14, each Loan shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(d) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurocurrency Borrowings outstanding.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03 Requests for Borrowings. To request a Borrowing of Term Loans, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Borrowing of Term B Loans or an Incremental Term Loan Borrowing of a particular Series;

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 [Reserved].

SECTION 2.05 [Reserved].

SECTION 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City, and designated by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (x) the Federal Funds Effective Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, the applicable rate shall be determined as specified in clause (y) above, or (ii) in the case of the Borrower, the interest rate applicable to ABR Term B Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to (i) convert any ABR Borrowing or any Eurocurrency Borrowing to a Borrowing of a different Type, (ii) continue any Borrowing and (iii) in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election, by telephone, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of Term B Loans of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request, and all such written Interest Election Requests shall be in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If an Interest Election Request with respect to a Eurocurrency Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08 Termination and Reduction of Commitments.

(a) Unless previously terminated, the Term Commitments shall terminate and be automatically and permanently reduced to $0 upon the earlier of (i) funding of the Term B Loans on the Closing Date and (ii) 5:00 p.m., New York City time, on June 30, 2015.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under Section 2.08(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any reduction of the Commitments shall be permanent.

SECTION 2.09 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee and its registered assigns.

SECTION 2.10 Amortization of Term Loans.

(a) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay the Term B Loans on the last day of each March, June, September and December, beginning on the last day of the first full fiscal quarter to occur after the Closing Date, in an aggregate principal amount for each such date equal to 1.25% of the aggregate principal amount of the Term B Loans outstanding on the Closing Date.

(b) The Borrower shall repay Incremental Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series (as such amounts may be adjusted pursuant to paragraph (d) of this Section or pursuant to such Incremental Facility Agreement).

(c) To the extent not previously paid, (i) all Term B Loans shall be due and payable on the Term Loan Maturity Date and (ii) all Incremental Term Loans of any Series shall be due and payable on the Incremental Term Maturity Date applicable thereto.

(d) Any mandatory prepayment of a Borrowing of Term Loans of any Class shall be applied to reduce the subsequent scheduled repayments of the Borrowings of such Class to be made pursuant to this Section to the next eight scheduled repayments in direct order and thereafter ratably. Any optional prepayment of a Borrowing of Term Loans of any Class shall be applied to the scheduled repayments of the Borrowings of such Class as directed by the Borrower.

(e) Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11 Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) All (i) optional prepayments of Term B Loans pursuant to Section 2.11(a) or prepayments pursuant to Section 2.11(c) as a result of an event described in clause (c) of the definition of the term Prepayment Event, in each case effected on or prior to the date that is the second anniversary of the Closing Date with the proceeds of a Repricing Transaction and (ii) amendments, amendments and restatements or other modifications of this Agreement on or prior to the date that is the second anniversary of the Closing Date constituting Repricing Transactions shall, in each case, be accompanied by a fee payable to the Term B Lenders in an amount equal to 1.00% of the aggregate principal amount of the Term B Loans so prepaid, in the case of a transaction described in clause (i) of this paragraph, or 1.00% of the aggregate principal amount of Term B Loans affected by such amendment, amendment and restatement or other modification (including any such Loans assigned in connection with the replacement of a Term B Lender not consenting thereto), in the case of a transaction described in clause (ii) of this paragraph. Such fee shall be paid by the Borrower to the Administrative Agent, for the account of the Lenders in respect of the Term B Loans, on the date of such prepayment.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay Borrowings of Term B Loans in an aggregate amount equal to such Net Proceeds; provided that in the case of any event described in clause (a) of the definition of the term Prepayment Event (other than sales, transfers or other dispositions pursuant to Section 6.05(j) in excess of $15,000,000), if the Borrower shall deliver, within such three Business Days, to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries, intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 365-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided further that a portion of the Net Proceeds required to prepay Borrowings of Term B Loans (but in no event more than a ratable portion thereof (such ratable share to be calculated by reference to the outstanding amount of Pari Passu Alternative Incremental Debt, Pari Passu Permitted Term Loan Refinancing Indebtedness and Loans, in each case immediately prior to such prepayment)) may, in lieu of prepaying Term B Loans hereunder, be applied to redeem or prepay any Pari Passu Alternative Incremental Debt or any Pari Passu Permitted Term Loan Refinancing Indebtedness, in each case if required under the terms of the applicable documents governing such Pari Passu Alternative Incremental Debt or such Pari Passu Permitted Term Loan Refinancing Indebtedness.

(d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2016, the Borrower shall prepay Borrowings of Term B Loans in an aggregate amount equal to the excess of (i) the ECF Percentage of Excess Cash Flow for such fiscal year over (ii) the sum of (x) aggregate amount of optional prepayments of Term Loans and purchases of Term Loans pursuant to Section 10.04(h) (other than optional prepayments or purchases made with the proceeds of Long-Term Indebtedness) made by the Borrower during such fiscal year (provided that the aggregate amount of any such prepayment or purchase shall be the amount of the Borrower’s cash payment in respect of such purchase) and (y) the aggregate amount of optional prepayments of Pari Passu Alternative Incremental Debt in the form of loans and Pari Passu Permitted Term Loan Refinancing Indebtedness in the form of loans made by the Borrower during such fiscal year. Each prepayment pursuant to this paragraph shall be made within 95 days after the end of such fiscal year.

(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

(f) The Borrower shall notify the Administrative Agent by (x) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment and (y) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify (i) whether the prepayment is of Eurocurrency Loans or ABR Loans, (ii) the prepayment date, (iii) the principal amount of each Borrowing or portion thereof to be prepaid and (iv) in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(g) In the event of any mandatory prepayment of Term Loans made at a time when Term Loans of more than one Class remain outstanding, the Borrower shall select Term Loans to be prepaid so that the aggregate amount of such prepayment is allocated among each Class of the Term Loans pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that (x) the amounts so allocable to Incremental Term Loans of any Series may be applied to other Term Loan Borrowings if so provided in the applicable Incremental Facility Agreement and (y) the amounts so allocable to any tranche of Extended Term Loans may be applied to other Term Loan

Borrowings if so provided in the applicable Extension Offer. In the event of any optional prepayment of Term Loans made at a time when Term Loans of more than one Class remain, the Borrower shall select the Term Loans to be prepaid so that the aggregate amount of such prepayment is allocated among the Term Loans and each Series of Incremental Term Loans then outstanding based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that (x) the amounts so allocable to Incremental Term Loans of any Series may be applied to other Borrowings of Term Loans if so provided in the applicable Incremental Facility Agreement and (y) the amounts so allocable to any tranche of Extended Term Loans may be applied to other Borrowings of Term Loans if so provided in the applicable Extension Offer.

SECTION 2.12 Fees.

(a) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount payable, 2% plus the rate applicable to ABR Term B Loans.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of an Adjusted LIBO Rate.

SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Class:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including by means of an Interpolated Rate) do not exist for ascertaining the LIBO Rate or the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders of the applicable Class by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, then (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (ii) any Eurocurrency Borrowing that is requested to be continued, shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto.

SECTION 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender; or

(iii) subject any Lender to any Taxes on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes otherwise indemnifiable under Section 2.17 and (B) Excluded Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Borrower or the Administrative Agent shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Administrative Agent shall make such deductions and (iii) the Borrower or the Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) In addition, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower, hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding, or at a reduced rate of, withholding. If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 Business Days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(i) Without limiting the generality of the foregoing, any Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN-E or W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN-E or W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN-E or W-8BEN and (2) a certificate substantially in the form of Exhibit E (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (g)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(ii) Each Lender shall deliver to Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent, to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.17 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such indemnifying party, upon the request of such indemnified party, agrees to repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(g) shall require any indemnified party to make available its Tax returns or any other information relating to its Taxes which it deems confidential to the indemnifying party or any other Person.

(h) For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loan Documents as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise), on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments (including prepayments) to be made by the Borrower hereunder and under each other Loan Document, whether on account of principal, interest, fees or otherwise shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term B Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term B Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term B Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term B Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment hereunder is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment due to the Administrative Agent, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b), 2.18(d) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee selected by the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent , which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective.

SECTION 2.20 [Reserved].

SECTION 2.21 Incremental Facilities.

(a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, request the establishment of Incremental Term Commitments; provided that the aggregate amount of all Incremental Term Loan Commitments established on any date shall not exceed (i) (together with the amount of Alternative Incremental Debt established on such date in reliance on the Base Incremental Amount) an amount equal to the Base Incremental Amount on such date and (ii) an additional amount subject to the Maximum Incremental Amount as of such date. Each such notice shall specify (A) the date on which the Borrower proposes that the Incremental Term Commitments shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, and (B) the amount of the Incremental Term Commitments being requested (it being agreed that (x) any Lender approached to provide any Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Commitment and (y) any Person that the Borrower proposes to become an Incremental Term Lender, if such Person is not then a Lender, must be reasonably acceptable to the Administrative Agent).

(b) The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Term Commitments and the Term B Loans; provided that (i) the interest rate margins with respect to any Incremental Term Loans shall be as agreed by the Borrower and the lenders in respect thereof; provided, that if the total yield (calculated, for both the Incremental Term Loans and the Term B Loans, to include upfront fees, any interest rate floors and any original issue discount (with original issue discount being equated to interest rate in a manner determined by the Administrative Agent based on an assumed four-year life to maturity) but to exclude any arrangement, underwriting or similar fee paid by the Borrower) in respect of any Incremental Term Loans exceeds the total yield for the existing Term B Loans by more than 0.50%, the Applicable Rate for the Term B Loans shall be increased so that the total yield in respect of such Incremental Term Loans is no higher than the total yield for the existing Term B Loans plus 0.50% (provided that if the Incremental Term Loans include an interest rate floor greater than the interest rate floor applicable to the Term B Loans, such increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Rate for the Term B Loans shall be required, to the extent an increase in the interest rate floor for the Term B Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Rate) applicable to the Term B Loans shall be increased by such amount), (ii) any Incremental Term Loan shall have terms, in the Borrower’s reasonable judgment, customary for a term loan under then-existing market convention, (iii) the amortization schedule with respect to any Incremental Term Loans shall be as agreed by the Borrower and the lenders in respect thereof, provided that the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the Latest Maturing Term Loans outstanding immediately prior to the establishment of such Incremental Term Loans (other than as necessary to make any such Incremental Term Loans fungible with such Latest Maturing Term Loans), (iv) no Incremental Term Maturity Date with respect to Incremental Term Loans shall be earlier than the Latest Maturity Date in effect immediately prior to the establishment of such

Incremental Term Loans, (v) except as permitted by clause (i), the Incremental Term Loans shall be treated no more favorably than the Term B Loans (in each case, including with respect to mandatory and voluntary prepayments); provided that the foregoing shall not apply to covenants or other provisions applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such Incremental Term Loans; provided further that any Incremental Term Loans may add additional covenants or events of default not otherwise applicable to the Term B Loans or covenants more restrictive than the covenants applicable to the Term B Loans in each case prior to the Latest Maturity Date in effect immediately prior to the establishment of such Incremental Facility so long as this Agreement is amended to provide all of the Lenders with the benefits of such additional covenants, events of default or more restrictive covenants, (vi) to the extent the terms applicable to any Incremental Term Loans are inconsistent with the terms applicable to the Term B Loans (except, in each case, as otherwise permitted pursuant to this paragraph (b)), such terms shall be reasonably satisfactory to the Administrative Agent, and (vii) any Incremental Term Loans shall have the same Guarantees as, and shall rank pari passu with respect to the Liens on the Collateral and in right of payment with, the Term B Loans. Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement. Notwithstanding the foregoing, in no event shall there be more than six maturity dates in respect of the Credit Facilities (including any Extended Term Loans or Replacement Term Loans).

(c) The Incremental Term Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrower, each Incremental Term Lender providing such Incremental Term Commitments and the Administrative Agent; provided that (other than with respect to the incurrence of Incremental Term Loans the proceeds of which shall be used to consummate an acquisition permitted by this Agreement for which the Borrower has determined, in good faith, that limited conditionality is reasonably necessary (any such acquisition, a “Limited Conditionality Acquisition”) as to which conditions (i) through (iii) below shall not apply) no Incremental Term Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Term Commitments and the making of Loans thereunder to be made on such date, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date, (iii) the Borrower shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Term Commitments and the related transactions under this Section, and (iv) the other conditions, if any, set forth in the applicable Incremental Facility Agreement are satisfied; provided further that no Incremental Term Loans in respect of a Limited Conditionality Acquisition shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing as of the date of entry into the definitive acquisition documentation in respect of such Limited Conditionality Acquisition (the “Limited Conditionality Acquisition Agreement”) and (ii) on the date of effectiveness of the Limited Conditionality Acquisition Agreement, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.

(d) Upon the effectiveness of an Incremental Term Commitment of any Incremental Term Lender, such Incremental Term Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents.

(e) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment of any Series shall make a loan to the Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.

(f) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in paragraph (a) above and of the effectiveness of any Incremental Term Commitments, in each case advising the Lenders of the details thereof.

SECTION 2.22 [Reserved].

SECTION 2.23 Extensions.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term B Loans with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term B Loans with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term B Loans and otherwise modify the terms of such Term B Loans pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term B Loans and/or modifying the amortization schedule in respect of such Lender’s Term B Loans) (each, an “Extension,” and each group of Term B Loans as so extended, as well as the original Term B Loans (not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) [reserved], (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v), and (vi), be determined between the Borrower and set forth in the relevant Extension Offer), the Term B Loans of any Term B Lender that agrees to an extension with respect to such Term B Loans extended pursuant to any Extension (the “Extended Term Loans”) shall have the same terms as the tranche of Term B Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the maturity date of the Term B Loans from which they were converted and the amortization schedule applicable to Term B Loans pursuant to Section 2.10(a) for periods prior to the Term Loan Maturity Date may not be increased, (v) the weighted average life of any Extended Term Loans shall be no shorter than the remaining weighted average life of the Term B Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of Term B Loans hereunder (except for repayments required upon the scheduled maturity date of the non-Extended Term Loans), in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term B Loans (calculated on the face amount thereof) in respect of which Term B Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term B Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Term B Loans of such Term B Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term B Lenders have accepted such Extension Offer, (viii) [reserved], (ix) all documentation in respect of such Extension shall be consistent with the foregoing, (x) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (xi) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent. Notwithstanding the foregoing, in no event shall there be more than six maturity dates in respect of the Credit Facilities (including any Extended Term Loans or Replacement Term Loans).

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term B Loans of any or all applicable tranches be tendered and (y) no tranche of Extended Term Loans shall be in an amount of less than $50,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.11 and 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans. All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent).

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,

has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions and the other transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents and Liens permitted by Section 6.02, and (e) do not require any acknowledgement, agreement or consent under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, except for such acknowledgements, agreements and consents as have been obtained or made and are in full force and effect, and such acknowledgements, agreements or consents the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect. Schedule 3.03 sets forth for the Borrower and each Subsidiary Loan Party a description of each license from a Governmental Authority which is material to the conduct of the business of such Loan Party as of the Closing Date.

SECTION 3.04 Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Administrative Agent its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 2013 and December 31, 2014, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for each fiscal quarter ended subsequent to December 31, 2014 and at least 45 days prior to the Closing Date, in each case certified by its chief financial officer (it being understood that the Borrower has furnished the foregoing referenced in clause (i) to the Administrative Agent by the filing with the Commission of the Borrower Registration Statement in connection with the Spin-Off). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) The Borrower has heretofore furnished to the Administrative Agent a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements were delivered under Section 3.04(a), prepared after giving effect to the Transactions and the other transactions contemplated hereby to be consummated on the Closing Date as if the Transactions and such other transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such income statements).

(c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, except for the Disclosed Matters and except for liabilities arising as a result of the Transactions, after giving effect to the Transactions, none of the Borrower or the Subsidiaries has, as of the Closing Date, any contingent liabilities that would be material to the Borrower and the Subsidiaries, taken as a whole.

(d) Since December 31, 2014, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05 Properties.

(a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Closing Date after giving effect to the Transactions.

SECTION 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(d) No Borrower or Subsidiary Loan Party is in default with respect to any order, injunction or judgment of any Governmental Authority, except for such defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08 Investment Company Status. None of the Borrower or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, there is no pending audit of the Borrower or any Subsidiary Loan Party with any federal, state, local or foreign tax authority, except as could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of the Financial Accounting Standards Board Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.

SECTION 3.12 Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

SECTION 3.13 Insurance. Schedule 3.13 sets forth a description of all material insurance policies maintained by or on behalf of the Borrower and the Subsidiaries as of the Closing Date. As of the Closing Date, all premiums due in respect of such insurance have been paid.

SECTION 3.14 Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary except for those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

SECTION 3.15 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.16 Senior Indebtedness. The Obligations constitute “Senior Debt”, however defined, under the terms of any Indebtedness that is subordinated in right of payment to the Obligations.

SECTION 3.17 Security Documents.

(a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and, when (i) in respect of Collateral in which a security interest can be perfected by control, such Collateral is delivered to the Collateral Agent and for so long as the Collateral Agent remains in possession of such Collateral, the security interest created by the Guarantee and Collateral Agreement shall constitute a perfected first priority security interest in all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person and (ii) in respect of Collateral in which a security interest can be perfected by the filing of UCC financing statements, financing statements in appropriate form are filed in the offices specified on Schedule 1.04 to the Perfection Certificate most recently delivered to the Collateral Agent, the security interest created by the Guarantee and Collateral Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Guarantee and Collateral Agreement)), in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 6.02 and subject to the Intercreditor Agreement.

(b) [Reserved]

(c) When the Guarantee and Collateral Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and the financing statements referred to in Section 3.17(a) above are appropriately filed, the security interest created by the Guarantee and Collateral Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office and subsequent UCC filings may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Closing Date), other than with respect to Liens permitted by Section 6.02 and subject to the Intercreditor Agreement.

(d) Each Mortgage, upon execution and delivery thereof by the parties thereto, is effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of and reasonably satisfactory to the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the appropriate offices, the Lien created by each Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 6.02 and subject to the Intercreditor Agreement.

SECTION 3.18 Federal Reserve Regulations.

(a) None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X.

SECTION 3.19 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.20 Material Contracts. Schedule 3.20 hereto sets forth for the Borrower and each Subsidiary Loan Party, as of the Closing Date, a list of all of the material contracts and agreements to which such Loan Party is a party, including all Specified Vendor Receivables Financing Documents (other than agreements disclosed to the Administrative Agent pursuant to Section 5.01(f), agreements relating to Indebtedness described on Schedule 6.01, real property leases identified on Schedule 2.03 to the Perfection Certificate delivered to the Administrative Agent on the Closing Date, and Licenses identified on Schedule 4.04 to the Perfection Certificate delivered to the Administrative Agent on the Closing Date).

ARTICLE IV

Conditions

SECTION 4.01 Closing Date. The obligations of the Lenders to make Loans hereunder is subject to the satisfaction of the following conditions:

(a) The Agents shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (i) Cahill Gordon & Reindel LLP and (ii) Jones Day LLP, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.

(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(c) The Administrative Agent (or its counsel) shall have received the Intercreditor Agreement, executed and delivered by the Borrower, the other Loan Parties as of the Closing Date, the Collateral Agent and the ABL Agent.

(d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document.

(e) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released or will be released pursuant to UCC-3 financing statements or other release documentation delivered to the Collateral Agent.

(f) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect, together with endorsements naming the Collateral Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder, to the extent required by Section 5.07.

(g) The terms of the Spin-Off Documentation shall be reasonably satisfactory to the Arrangers and the Spin-Off shall have been consummated (or shall be consummated substantially simultaneously with the initial funding of the Term B Loans on the Closing Date) in accordance with Applicable Law and the Spin-Off Agreement (without giving effect to any modification or waiver of any provision of, or any consent given in respect of, the Spin-Off Agreement not approved by the Administrative Agent).

(h) After giving effect to the Transactions as of the Closing Date, none of the Borrower or any of its Subsidiaries shall have outstanding Indebtedness for borrowed money other than (i) Indebtedness incurred under this Agreement, (ii) Indebtedness incurred and outstanding under the ABL Credit Agreement and (iii) Indebtedness incurred and outstanding in compliance with Section 6.01 of this Agreement.

(i) The Lenders shall have received the financial statements referred to in Section 3.04(a) and (b).

(j) The Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated the Closing Date and signed by the chief financial officer of each of the Borrower, certifying that its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.

(k) The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(l) Since December 31, 2014, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

(m) The ABL Credit Agreement, and the commitments thereunder, shall be (or shall be substantially simultaneously with the initial funding of the Term B Loan on the Closing Date) effective.

(n) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or in all respects if qualified as to materiality) on and as of the Closing Date.

(o) No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loans requested to be made on such date.

(p) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(q) The Administrative Agent shall have received a supplement to Schedule 3.13 setting forth a description of all material insurance policies maintained by or on behalf of the Borrower and its Subsidiaries as of the Closing Date, and to the extent deemed appropriate by the Borrower, supplements to Schedules 3.05, 3.12 and 6.01 reflecting any and all changes in the names of the Subsidiaries of the Borrower referred to therein made in connection with the Spin-

Off to the extent necessary to make such schedules true, correct and complete on the Closing Date, in each case in form and substance reasonably acceptable to the Administrative Agent. Unless the Administrative Agent shall advise the Borrower in writing that any such proposed supplements are not reasonably acceptable to the Administrative Agent, Schedules 3.05, 3.12, 3.13, and/or 6.01 shall be deemed to be automatically amended on the Closing Date to reflect any applicable supplement to such Schedules delivered pursuant to this clause without the necessity of any further action.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on June 30, 2015 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (except for any such qualification or exception resulting from any current maturity of Loans hereunder) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal year of the Borrower by the filing of the Borrower’s annual report on Form 10-K for such fiscal year with the Commission to the extent the foregoing are included therein);

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal quarter of the Borrower by the filing of the Borrower’s quarterly report on Form 10-Q for such fiscal quarter with the Commission to the extent the foregoing are included therein);

(c) within 90 days after the end of each fiscal year of the Borrower (but in any event no later than two Business Days after any delivery of financial statements under clause (a) above), or within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (but in any event no later than two Business Days after any delivery of financial statements under clause (b) above), a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iii) identifying all Subsidiaries existing on the date of such certificate and indicating, for each such Subsidiary, whether such Subsidiary is a Subsidiary Loan Party, a Foreign Subsidiary and/or an Immaterial Subsidiary and whether such Subsidiary was formed or acquired since the end of the previous fiscal quarter;

(d) within 90 days after the end of each fiscal year of the Borrower, (i) a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) and (ii) a certificate of a Financial Officer of the Borrower (A) identifying any parcels of real property or improvements thereto with a value exceeding $2,000,000 that have been acquired by any Loan Party since the end of the previous fiscal year, (B) identifying any changes of the type described in Section 5.03(a) that have not been previously reported by the Borrower, (C) identifying any Permitted Acquisitions that have been consummated since the end of the previous fiscal year, including the date on which each such Permitted Acquisition was consummated and the consideration therefor, (D) identifying any Intellectual Property (as defined in the Guarantee and Collateral Agreement) with respect to which a notice is required to be delivered under the Guarantee and Collateral Agreement and has not been previously delivered, (E) identifying any Prepayment Events that have occurred since the end of the previous fiscal year and setting forth a reasonably detailed calculation of the Net Proceeds received from Prepayment Events since the end of such previous fiscal year and (F) if applicable, calculating Excess Cash Flow for the applicable Excess Cash Flow Period;

(e) no later than February 15 of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2015), a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any material revisions of such budget that have been approved by senior management of the Borrower;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Commission or with any national securities exchange, as the case may be (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied to the extent the foregoing are filed with the Commission);

(g) promptly upon the Borrower’s receipt thereof, (A) copies of all material compliance reports filed and material correspondence regarding any active or pending investigation or enforcement action concerning the Borrower or any Subsidiary Loan Party with any state, federal, local or foreign regulatory agency and (B) all material correspondence, if any, alleging violation of or requesting compliance by the Borrower or any Subsidiary Loan Party with laws, regulations, etc. or requests for information pursuant to interstate commerce laws, antitrust laws, securities laws, worker safety laws (OSHA), etc.;

(h) except to the extent already provided for in this Section 5.01, promptly after the sending thereof, copies of any proposed waiver, consent, or amendment concerning any of the ABL Loan Documents;

(i) promptly upon the effectiveness thereof, (A) a description of each license from a Governmental Authority which becomes effective after the Closing Date and is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and (B) a description of each material contract or agreement to which the Borrower or any Subsidiary Loan Party is a party, including each Specified Vendor Receivables Financing Document (other than contracts and agreements disclosed to the Administrative Agent pursuant to Section 5.01(f), agreements described on Schedule 3.20 or Schedule 6.01, and without duplication of real property leases identified on Schedule 2.03 to the Perfection Certificate most recently delivered to the Administrative Agent and Licenses identified on Schedule 4.04 to the Perfection Certificate most recently delivered to the Administrative Agent); and

(j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

The Borrower represents and warrants that it and any of its Subsidiaries either (i) has no registered or publicly traded securities outstanding or (ii) files its financial statements with the Commission and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (x) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.01(a) and (b) above, along with the Loan Documents, available to all Lenders and (y) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrower will not request that any other material be posted to all Lenders without expressly representing and warranting to the Administrative Agent in writing that (A) such materials do not constitute material non-public information within the meaning of the federal securities laws (“MNPI”) or (B) (i) the Borrower and its Subsidiaries have no outstanding publicly traded securities, including 144A securities, and (ii) if at any time the Borrower or any of its Subsidiaries issues publicly traded securities, including 144A securities, then the Borrower will, upon the issuance of such securities, make such materials that do constitute MNPI at the time of issuance of such securities publicly available by press release or public filing with the Commission. In no event will the Administrative Agent post compliance certificates or budgets to Public-Siders.

SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

(d) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract;

(e) any default under or termination of a Material Agreement;

(f) any judgment for the payment of money in an aggregate amount exceeding $2,500,000 that remains undischarged for a period of 30 consecutive days, during which execution is not effectively stayed, or the occurrence of any action legally taken by a judgment creditor to attach or levy upon assets in order to enforce any such judgment;

(g) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect;

(h) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect;

(i) any Release by a Loan Party or with respect to any Real Estate owned, leased or occupied by a Loan Party; or receipt of any Environmental Notice, in each case where the expected remedial costs or liability is reasonably expected to exceed $2,500,000;

(j) the discharge of or any withdrawal or resignation by the Borrower’s independent accountants; and

(k) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Information Regarding Collateral.

(a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office or (iii) in any Loan Party’s jurisdiction of organization. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Collateral Agent, together with all applicable information to enable the Administrative Agent to make all filings under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent (on behalf of the Secured Parties) to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b) Each year, within 90 days after the end of each fiscal year of the Borrower, the Borrower (on behalf of itself and the other Loan Parties) shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 5.04 Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which would have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05.

SECTION 5.05 Payment of Obligations. The Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except (a) those being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) to the extent the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06 Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of their business, taken as a whole, in good working order and condition, ordinary wear and tear excepted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05.

SECTION 5.07 Insurance. The Borrower will, and will cause each of the Subsidiaries to, maintain insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Such insurance shall be maintained with financially sound and reputable insurance companies, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance; provided adequate reserves therefor, in accordance with GAAP, are maintained. In addition, the Borrower will, and will cause each of its Subsidiaries to, maintain all insurance required to be maintained pursuant to the Security Documents. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under Applicable Law, including Regulation H of the Board of Governors. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Lenders (including by naming the Collateral Agent as lender loss payee or additional insured, as appropriate).

SECTION 5.08 Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of casualty or other insured damage to any material portion of any Collateral having a book value or fair market value of $1,000,000 or more or the commencement of any action or proceeding for the taking of any Collateral having a book value or fair market value of $1,000,000 or more or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

SECTION 5.09 Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.10 Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.11 Use of Proceeds. The Borrower will use the proceeds of the Term Loans on the Closing Date solely (i) to consummate the Transactions, (ii) to pay the fees and expenses in connection with the Transactions and (iii) for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.12 Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Closing Date (or any existing Subsidiary becomes a Subsidiary Loan Party after the Closing Date), the Borrower will, within five Business Days after such Subsidiary is formed or acquired (or becomes a Subsidiary Loan Party), notify the Administrative Agent and the Lenders thereof and, within 30 days (or such longer period as may be agreed to by the Administrative Agent) after such Subsidiary is formed or acquired (or becomes a Subsidiary Loan Party), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, including with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

SECTION 5.13 Further Assurances.

(a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, landlord waivers and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any assets (including any real property or improvements thereto or any interest therein) having a book value or fair market value of $5,000,000 or more in the aggregate are acquired by the Borrower or any Subsidiary Loan Party after the Closing Date or through the acquisition of a Subsidiary Loan Party under Section 5.12 or through the conversion of a Subsidiary into a Subsidiary Loan Party under Section 5.12 (other than, in each case, assets constituting Collateral under the Guarantee and Collateral Agreement that become subject to the Lien of the Guarantee and Collateral Agreement upon acquisition thereof), the Borrower or, if applicable, the relevant Subsidiary Loan Party will notify the Administrative Agent and the Lenders thereof, and, if reasonably requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

(c) The Borrower will, and will cause each Subsidiary Loan Party to, deposit the proceeds of any Term Priority Collateral in a Term Collateral Proceeds Account at any time (i) after the occurrence and during the continuance of an Event of Default under clauses (a), (h) or (i) of Article VII and (ii) after the occurrence and during the continuance of any other Event of Default after the Administrative Agent provides written notice to the Borrower to so deposit such proceeds.

SECTION 5.14 Ratings. The Borrower will use commercially reasonable efforts to maintain (a) a long-term public corporate family and/or credit, as applicable, rating of the Borrower and (b) a credit rating for the Credit Facilities, in each case from each of Moody’s and S&P. It is understood and agreed that the foregoing is not an agreement to maintain any specific rating.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness; Certain Equity Securities.

(a) The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) (A) Indebtedness created under the Loan Documents and (B) any Permitted Term Loan Refinancing Indebtedness;

(ii) (A) financings in respect of sales of accounts receivable by a Foreign Subsidiary permitted by Section 6.05(c), (B) the Specified Vendor Receivables Financing and (C) the Specified Vendor Payables Financing;

(iii) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount as specified on such Schedule 6.01 or result in an earlier maturity date or decreased weighted average life thereof;

(iv) Permitted Unsecured Debt of the Borrower; provided that the Net Leverage Ratio (disregarding the proceeds of such Permitted Unsecured Debt in calculating Unrestricted Domestic Cash), on a pro forma basis after giving effect to the incurrence of such Permitted Unsecured Debt (and any related repayment of Indebtedness) and recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such incurrence (and any related repayment of Indebtedness) had occurred on the first day of the relevant period is no greater than 4.00 to 1.00;

(v) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

(vi) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

(vii) Guarantees by the Borrower or any Subsidiary, as the case may be, in respect of (A) any Permitted Term Loan Refinancing Indebtedness, (B) any Alternative Incremental Debt or (C) any Permitted Unsecured Debt; provided that none of the Borrower or any Subsidiary, as the case may be, shall Guarantee such Indebtedness unless it also has Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement;

(viii) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (viii) shall not exceed $20,000,000 at any time outstanding;

(ix) Indebtedness arising as a result of an Acquisition Lease Financing or any other sale and leaseback transaction permitted under Section 6.06;

(x) Indebtedness of any Person that becomes a Subsidiary after the Closing Date; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (x) shall not exceed $25,000,000 at any time outstanding, less the liquidation value of any outstanding Assumed Preferred Stock;

(xi) Indebtedness of the Borrower or any Subsidiary in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by the Borrower and the Subsidiaries in the ordinary course of their business;

(xii) other unsecured Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount not exceeding $15,000,000 at any time outstanding, less the liquidation value of any applicable Qualified Borrower Preferred Stock issued and outstanding pursuant to clause (b) of the definition of Qualified Borrower Preferred Stock;

(xiii) secured Indebtedness in an aggregate amount not exceeding $35,000,000 at any time outstanding, in each case in respect of Indebtedness of Foreign Subsidiaries;

(xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 10 days of incurrence;

(xv) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xvi) Indebtedness incurred in connection with the financing of insurance premiums in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy, if applicable;

(xvii) contingent obligations to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in an amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, contingent obligations, including obligations under Bank Products (as defined in the ABL Credit Agreement as in effect on the date hereof) other than Hedging Agreements, of the Borrower and its Subsidiaries incurred in the ordinary course of business;

(xviii) unsecured guarantees by the Borrower or any Subsidiary Loan Party of facility leases of any Loan Party;

(xix) payment obligations of or Guarantees by the Borrower or any Subsidiary Loan Party with respect to any Hedging Agreement permitted under Section 6.07 hereof; provided that if such Hedging Agreement is related to interest rates, (A) such Hedging Agreement shall relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (B) the notional amount of such Hedging Agreement shall not exceed the principal amount of the Indebtedness to which such Hedging Agreement relates;

(xx) Indebtedness of the Borrower, any Subsidiary Loan Party or any ABL Foreign Loan Party under the ABL Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $110,000,000 and (ii) the Borrowing Base as of the date of such incurrence; and

(xxi) Alternative Incremental Debt; provided that the aggregate principal amount of any Alternative Incremental Debt established on any date shall not exceed (i) (together with the aggregate amount of all Incremental Term Commitments established on such date in reliance on the Base Incremental Amount) an amount equal to the Base Incremental Amount on such date and (ii) an additional amount subject to the Maximum Alternative Incremental Debt Amount as of such date.

(b) The Borrower will not, nor will it permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, except (i) Qualified Borrower Preferred Stock, (ii) Assumed Preferred Stock and (iii) preferred stock or preferred Equity Interests held by the Borrower or any Subsidiary.

SECTION 6.02 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under the Loan Documents and Liens in respect of any Permitted Term Loan Refinancing Indebtedness;

(b) Permitted Encumbrances;

(c) Liens in respect of the Specified Vendor Receivables Financing;

(d) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(f) Liens on fixed or capital assets acquired, constructed or improved by, or in respect of Capital Lease Obligations of, the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (viii) of Section 6.01(a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

(g) Liens, with respect to any Mortgaged Property, described in the applicable schedule of the title policy covering such Mortgaged Property;

(h) Liens in respect of sales of accounts receivable by Foreign Subsidiaries permitted by Section 6.05(c);

(i) other Liens securing liabilities permitted hereunder in an aggregate amount not exceeding (i) in respect of consensual Liens, $5,000,000 and (ii) in respect of all such Liens, $10,000,000, in each case at any time outstanding;

(j) Liens in respect of Indebtedness permitted by Section 6.01(a)(xiii), provided that the assets subject to such Liens are not located in the United States;

(k) Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by any Lender, in each case granted in the ordinary course of business in favor of such Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;

(l) licenses or sublicenses of Intellectual Property (as defined in the Guarantee and Collateral Agreement) granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower;

(m) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(n) Liens for the benefit of a seller deemed to attach solely to cash earnest money deposits in connection with a letter of intent or acquisition agreement with respect to a Permitted Acquisition;

(o) Liens deemed to exist in connection with investments permitted under Section 6.04 that constitute repurchase obligations and in connection with related set-off rights;

(p) Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(q) Liens of sellers of goods to the Borrower or any of its Subsidiaries arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses;

(r) Liens on Collateral securing Alternative Incremental Debt, provided that such Alternative Incremental Debt shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent; and

(s) Liens (i) on cash granted in favor of any Secured Party (as defined in the ABL Credit Agreement) created as a result of any requirement to provide cash collateral pursuant to the ABL Credit Agreement and (ii) subject to the Intercreditor Agreement and created under the ABL Security Documents (or any ABL Security Documents (as defined in the Intercreditor Agreement)).

SECTION 6.03 Fundamental Changes.

(a) The Borrower will not, nor will it permit any other Person to merge into or consolidate with any of them, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04. Notwithstanding the foregoing, this Section 6.03 shall not prohibit any Permitted Acquisition.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) investments existing on the date hereof and set forth on Schedule 6.04;

(c) Permitted Acquisitions;

(d) investments by the Borrower and the Subsidiaries in their respective Subsidiaries that exist immediately prior to any applicable transaction; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement to the extent required by this Agreement and (ii) the aggregate amount of investments (excluding any such investments, loans, advances and Guarantees to such Subsidiaries that are assumed and exist on the date any Permitted Acquisition is consummated and that are not made, incurred or created in contemplation of or in connection with such Permitted Acquisition) by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties made after the Closing Date shall not at any time exceed $40,000,000;

(e) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Guarantee and Collateral Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

(f) Guarantees permitted by Section 6.01(a)(vii);

(g) Guarantees in respect of any Specified Vendor Payables Financing;

(h) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(i) any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;

(j) Guarantees by the Borrower and the Subsidiaries of leases entered into by any Subsidiary as lessee; provided that the amount of such Guarantees made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

(k) extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;

(l) loans or advances to employees made in the ordinary course of business consistent with prudent business practice and not exceeding $2,500,000 in the aggregate outstanding at any one time;

(m) investments in the form of Hedging Agreements permitted under Section 6.07;

(n) [reserved];

(o) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(p) Permitted Joint Venture and Foreign Subsidiary Investments;

(q) investments, loans or advances in addition to those permitted by the other clauses of this Section 6.04 not exceeding in the aggregate $40,000,000 at any time outstanding, provided that no Default exists at the time that such investment, loan or advance is made or is caused thereby;

(r) investments made (i) in an amount not to exceed the Net Proceeds of any issuance of Equity Interests in the Borrower issued on or after the Closing Date or (ii) with Equity Interests in the Borrower;

(s) investments by the Borrower or any Subsidiary in an aggregate amount not to exceed the Available Amount; and

(t) other investments by the Borrower or any Subsidiary so long as the Net Leverage Ratio (calculated on a pro forma basis after giving effect to such investment and any related incurrence or repayment of Indebtedness) is less than 2.50 to 1.00.

SECTION 6.05 Asset Sales. The Borrower will not, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will it permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except:

(a) sales, transfers, leases and other dispositions of inventory, used or surplus equipment or other obsolete assets, Permitted Investments and investments referred to in Section 6.04(h) in the ordinary course of business;

(b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c) (i) sales of accounts receivable and related assets by a Foreign Subsidiary pursuant to customary terms whereby recourse and exposure in respect thereof to any Foreign Subsidiary does not exceed at any time $35,000,000 and (ii) sales of accounts receivables and related assets pursuant to the Specified Vendor Receivables Financing;

(d) the creation of Liens permitted by Section 6.02 and dispositions as a result thereof;

(e) sales or transfers that are permitted sale and leaseback transactions pursuant to Section 6.06;

(f) sales and transfers that constitute part of an Acquisition Lease Financing;

(g) Restricted Payments permitted by Section 6.08;

(h) transfers and dispositions constituting investments permitted under Section 6.04;

(i) sales, transfers and other dispositions of property identified on Schedule 6.05; and

(j) so long as no Event of Default shall have occurred and then be continuing, sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (j) shall not exceed (i) 15% of the aggregate fair market value of all assets of the Borrower (determined as of the end of its most recent fiscal year), including any Equity Interests owned by it, during any fiscal year of the Borrower; provided that such amount shall be increased, in respect of the fiscal year ending on December 31, 2016, and each fiscal year thereafter by an amount equal to the total unused amount of such permitted sales, transfers and other dispositions for the immediately preceding fiscal year (without giving effect to the amount of any unused permitted sales, transfers and other dispositions that were carried forward to such preceding fiscal year) and (ii) 35% of the aggregate fair market value of all assets of the Borrower as of the Closing Date, including any Equity Interests owned by it, during the term of this Agreement subsequent to the Closing Date;

provided that (x) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b) or (h) above) shall be made for fair value and (y) all sales, transfers, leases and other dispositions permitted by clauses (i), (j) and (k) above shall be for at least 75% cash consideration.

SECTION 6.06 Sale and Leaseback Transactions. The Borrower will not, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets (other than any such transaction to which (b) or (c) below is applicable) that is made for cash consideration in an amount not less than the cost of such fixed or capital asset in an aggregate amount less than or equal to $10,000,000, so long as the Capital Lease Obligations associated therewith are permitted by Section 6.01(a)(viii), (b) in the case of property owned as of or after the Closing Date, any such sale of any fixed or capital assets that is made for cash consideration in an aggregate amount not less than the fair market value of such fixed or capital assets not to exceed $20,000,000 in the aggregate, in each case, so long as the Capital Lease Obligations (if any) associated therewith are permitted by Section 6.01(a)(viii) and (c) any Acquisition Lease Financing.

SECTION 6.07 Hedging Agreements. The Borrower will not, nor will it permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business and which are not speculative in nature to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its assets or liabilities (including Hedging Agreements that effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise)).

SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness.

(a) The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests in the Borrower;

(ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock;

(iii) the Borrower may make Restricted Payments, not exceeding $5,000,000 from and after the date hereof, pursuant to and in accordance with stock option plans, equity purchase programs or agreements or other benefit plans, in each case for management or employees or former employees of the Borrower and the Subsidiaries;

(iv) the Borrower may pay the Closing Date Dividend;

(v) the Borrower may pay cash dividends in respect of Qualified Borrower Preferred Stock issued pursuant to clauses (b) and (c) of the definition thereof; provided that such dividends in respect of Qualified Borrower Preferred Stock issued pursuant to clause (c) of the definition thereof may only be made after the fiscal year ending December 31, 2016 and only with Excess Cash Flow not otherwise required to be used to prepay Term Loans pursuant to Section 2.11(d)) (without duplication of amounts used pursuant to Section 6.08(a)(vii) or amounts included in the Available Amount and used pursuant to
Sections 6.04(s) or 6.08(b)(vii));

(vi) [reserved];

(vii) the Borrower may make payments in respect of the repurchase, retirement or other acquisition of Equity Interests of the Borrower or any Subsidiary using the portion of Excess Cash Flow not subject to mandatory prepayment pursuant to Section 2.11(d) (without duplication of amounts used pursuant to Section 6.08(a)(v) or amounts included in the Available Amount and used pursuant to Sections 6.04(s) or 6.08(b)(vii));

(viii) the Borrower may make Restricted Payments; provided that (x) if after giving effect to such Restricted Payments (and any Indebtedness incurred in connection therewith (but disregarding the proceeds of any such Indebtedness in calculating Unrestricted Domestic Cash) and any related repayment of Indebtedness), the Net Leverage Ratio at the time of the making such payments (the date of the making of such payments, the “RP Date”) would be (1) less than or equal to 2.25 to 1.00, but greater than 2.00 to 1.00, the aggregate amount of Restricted Payments made pursuant to this clause (viii) during the period from the date 12 months prior to the RP Date through (and including) the RP Date (such period, the “RP Period”) shall not exceed $40,000,000, (2) less than or equal to 2.75 to 1.00, but greater than 2.25 to 1.00, the aggregate amount of Restricted Payments made pursuant to this clause (viii) during the RP Period shall not exceed $25,000,000, (3) less than or equal to 3.25 to 1.00 but greater than 2.75 to 1.00, the aggregate amount of Restricted Payments made pursuant to this clause (viii) during the RP Period shall not exceed $15,000,000 and (4) greater than 3.25 to 1.00, the aggregate amount of Restricted Payments made pursuant to this clause (viii) during the RP Period shall not exceed $10,000,000; provided further that at the time of any payment pursuant to this clause (viii), no Default or Event of Default shall have occurred and be continuing.

(b) The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv) payment of secured Indebtedness out of the proceeds of any sale or transfer of the property or assets securing such Indebtedness;

(v) payment of or in respect of (A) Indebtedness created under the ABL Loan Documents and (B) Indebtedness or obligations secured by the ABL Security Documents;

(vi) payments of Indebtedness with the Net Proceeds of an issuance of Equity Interests in the Borrower; and

(vii) payments of Indebtedness in an amount equal to the Available Amount; provided that at the time of such payment and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) at the time of such payment and after giving effect thereto and to the incurrence of any Indebtedness in connection therewith (but disregarding the proceeds of any such Indebtedness in calculating Unrestricted Domestic Cash), the Net Leverage Ratio is not greater than 2.00 to 1.00.

(c) The Borrower will not, nor will it permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interests of the Borrower, the payments required to be made by the Borrower are limited to amounts permitted to be paid under Section 6.08(a), (ii) in the case of any Synthetic Purchase Agreement related to any Restricted Indebtedness, the payments required to be made by the Borrower or the Subsidiaries thereunder are limited to the amount permitted under Section 6.08(b) and (iii) in the case of any Synthetic Purchase Agreement, the obligations of the Borrower and the Subsidiaries thereunder are subordinated to the Obligations on terms satisfactory to the Required Lenders.

SECTION 6.09 Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b) transactions between or among the Borrower and the Subsidiaries not involving any other Affiliate (to the extent not otherwise prohibited by other provisions of this Agreement);

(c) any Restricted Payment permitted by Section 6.08; and

(d) transactions pursuant to agreements in effect on the Closing Date and listed on Schedule 6.09 (provided that this clause (d) shall not apply to any extension, or renewal of, or any amendment or modification of such agreements that is less favorable to the Borrower or the applicable Subsidiaries, as the case may be).

SECTION 6.10 Restrictive Agreements. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, Specified Vendor Receivables Financing Document, Specified Vendor Payables Financing Document or any ABL Loan Document or that are customary, in the reasonable judgment of the board of directors thereof, for the market in which such Indebtedness is issued so long as such restrictions do not prevent, impede or impair (x) the creation of Liens and Guarantees in favor of the Lenders under the Loan Documents or (y) the satisfaction of the obligations of the Loan Parties under the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided, further, that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and (iv) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof.

SECTION 6.11 Amendment of Material Documents. The Borrower will not, nor will it permit any Subsidiary to, amend, restate, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, and (b) (i) any Material Agreement (other than any ABL Loan Document), Spin-Off Documentation or other agreements (including joint venture agreements), in each case to the extent such amendment, restatement, modification or waiver is adverse to the Lenders in any material respect (it being agreed that the addition or removal of the Borrower or any Subsidiary from participation in a Specified Vendor Receivables Financing or Specified Vendor Payables Financing shall not constitute an amendment, modification or waiver of any Specified Vendor Receivables Financing Document or Specified Vendor Payables Financing Document, as applicable, that is adverse to the Lenders), (ii) any ABL Loan Document that (w) expands or adds to the obligations secured under any ABL Security Documents (other than any obligations constituting Indebtedness created under the ABL Credit Agreement), (x) adds any mandatory prepayment provisions (only to the extent resulting in a corresponding permanent commitment reduction or requiring prepayment from the net cash proceeds of the sale, transfer or other disposition of Term Priority Collateral or any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Term Priority Collateral) or changes any mandatory prepayment provisions in a manner that would increase the amount of any mandatory prepayment of the ABL Loans (only to the extent resulting in a corresponding permanent commitment reduction), (y) increases the “Applicable Margin” or similar component of interest thereunder by more than 3.0% (other than as a result of accrual of interest at the default rate) or (z) adds an additional covenant or event of default or makes any covenant or event of default in the ABL Loan Documents materially more restrictive or burdensome prior to the Latest Maturity Date then in effect (unless this Agreement is amended to provide all of the Lenders with the benefits of such covenants or events of default), in each case under this clause (z), other than covenants and events of default solely relating to the Borrowing Base (as defined in the ABL Credit Agreement), the ABL Priority Collateral or similar matters relating primarily to the asset based revolving nature of the ABL Credit Agreement or in respect of any Offshore Facilities Refinancing (as defined in the Intercreditor Agreement).

SECTION 6.12 [Reserved].

SECTION 6.13 Net Leverage Ratio. The Borrower will not permit the maximum Net Leverage Ratio as of the last day of any fiscal quarter ending after the Closing Date to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Net Leverage Ratio
June 30, 2015	5.25:1.00
September 30, 2015	5.25:1.00
December 30, 2015	5.25:1.00
March 31, 2016	5.25:1.00
June 30, 2016	5.25:1.00
September 30, 2016	5.25:1.00
December 31, 2016	5.00:1.00
March 31, 2017	5.00:1.00
June 30, 2017	5.00:1.00
September 30, 2017	5.00:1.00
December 31, 2017	4.75:1.00
March 31, 2018	4.75:1.00
June 30, 2018	4.75:1.00
September 30, 2018	4.75:1.00
December 31, 2018 and each fiscal quarter ending thereafter	4.50:1.00

SECTION 6.14 Use of Proceeds. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a Person organized in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 or 5.11 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest or other payment obligations) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided further that this clause (g) shall not apply to any Indebtedness outstanding under the ABL Credit Agreement unless (i) such default shall continue unremedied for a period of 30 days (during which period such default is not waived or cured), (ii) the ABL Agent or the lenders under the ABL Credit Agreement cause the ABL Loans to become due prior to their stated maturity and/or the Commitments (as defined in the ABL Credit Agreement) to terminate prior to their stated termination date or (iii) the ABL Agent and/or the lenders under the ABL Credit Agreement exercise secured creditor remedies as a result of such default);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any Subsidiary shall become unable, admit in writing in a court proceeding its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) any Lien covering property having a book value or fair market value of $5,000,000 or more purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Guarantee and Collateral Agreement;

(n) the Guarantee contained in Article II of the Guarantee and Collateral Agreement shall cease to be, or shall have been asserted in writing by a Loan Party not to be, in full force and effect;

(o) the Borrower or any Subsidiary shall challenge the subordination provisions of the Subordinated Debt or assert that such provisions are invalid or unenforceable or that the Obligations of the Borrower, or the Obligations of any Subsidiary under the Guarantee and Collateral Agreement, are not senior Indebtedness under the subordination provisions of the Subordinated Debt, or any court, tribunal or government authority of competent jurisdiction shall judge the subordination provisions of the Subordinated Debt to be invalid or unenforceable or such Obligations to be not senior Indebtedness under such subordination provisions or otherwise cease to be, or shall be asserted not to be, legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

(p) a Change in Control shall occur;

(q) a Loan Party denies or contests the validity or enforceability of any Loan Documents (including the Intercreditor Agreement) or Obligations, or any Loan Document (including the Intercreditor Agreement) ceases to be in full force or effect for any reason (other than a waiver or release by the Administrative Agent and Lenders);

(r) a loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $5,000,000; or

(s) any event occurs or condition exists that has a Material Adverse Effect;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower, accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Agents

Each of the Lenders hereby irrevocably appoints the Administrative Agent (it being understood that references in this Article VIII to the Administrative Agent shall be deemed to include the Collateral Agent) as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) and the Administrative Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

[Reserved]

ARTICLE X

Miscellaneous

SECTION 10.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Borrower, to Horizon Global Corporation at 39400 Woodward Avenue, Suite 100, Bloomfield Hills, MI 48304, Attention of Jay Goldbaum, Legal Director (Telephone No. (248) 593-8838, Telecopy No. (248) 203-6434);

(b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 7, Chicago, Illinois 60603 Attention of Joyce King (Telecopy: 888-292-9533, Telephone: 312-385-7025); and

(c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.21 and Section 2.23, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or any date for the payment of any interest or fees payable hereunder, or reduce or forgive the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release all or substantially all of the Subsidiary Loan Parties from their Guarantees under the Guarantee and Collateral Agreement (except as expressly provided in the Guarantee and Collateral Agreement), without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in the Security Documents) or (viii) change the order of priority of payments set forth in Section 2.4 of the Guarantee and Collateral Agreement without the written consent of each Lender; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent, without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (v) or (viii) of paragraph (b) of this Section, the consent of at least 50% in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed

Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (c) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.04(b), (d) such assignee shall consent to such Proposed Change and (e) if such Non-Consenting Lender is acting as the Administrative Agent, it will not be required to assign and delegate its interests, rights and obligations as Administrative Agent under this Agreement. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective.

(d) Notwithstanding the foregoing, (i) the Administrative Agent and the Borrower may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, (ii) the Administrative Agent and the Borrower may amend this Agreement without the consent of any Lender or Required Lenders in order to provide the Lenders with the benefits of any additional covenants, more restrictive covenants or events of default that are included in any Alternative Incremental Debt or Permitted Term Loan Refinancing Indebtedness or that are added to the ABL Loan Documents and (iii) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all or any portion of the outstanding Term Loans or Incremental Term Loans (such Loans, the “Replaced Term Loans”) with a replacement term loan hereunder (“Replacement Term Loans”); provided, that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans (plus unpaid accrued interest and premium thereon at such time plus reasonable fees and expenses incurred in connection with such replacement), (b) the terms of the Replacement Term Loans (1) (excluding pricing, fees and rate floors and optional prepayment or redemption terms and subject to clause (2) below) reflect, in the Borrower’s reasonable judgment, then-existing market terms and conditions and (2) (excluding pricing, fees and rate floors) are no more favorable to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (in each case, including with respect to mandatory and optional prepayments); provided that the foregoing shall not apply to covenants or other provisions applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such Replacement Term Loans; provided further that any Replacement Term Loans may add additional covenants or events of default not otherwise applicable to the Replaced Term Loans or covenants more restrictive than the covenants applicable to the Replaced Term Loans, in each case prior to the Latest Maturity Date in effect immediately prior to the establishment of such Replacement Term Loans so long as all Lenders receive the benefits of such additional covenants, events of default or more restrictive covenants, (c) the weighted average life to maturity of any Replacement Term Loans shall be no shorter than the remaining weighted average life to maturity of the Replaced Terms Loans, (d) the maturity date with respect to any Replacement Term Loans shall be no earlier than the maturity date with respect to the Replaced Term Loans, (e) no Subsidiary that is not originally obligated with respect to repayment of the Replaced Term Loans is obligated with respect to the Replacement Term Loans and (f) any Person that the Borrower proposes to become a lender in respect of the Replacement Term Loans, if such Person is not then a Lender, must be reasonably acceptable to the Administrative Agent. Notwithstanding the foregoing, in no event shall there be more than six maturity dates in respect of the Credit Facilities (including any Extended Term Loans or Replacement Term Loans).

SECTION 10.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of one counsel in each applicable jurisdiction for each of the Agents, in connection with the syndication of the credit facilities provided for herein, due diligence investigation, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Agents or any Lender, including the fees, charges and disbursements of any counsel for the Agents or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower hereby indemnifies the Agents, the Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and whether or not the same are brought by the Borrower, its equity holders, affiliates or creditors or any other Person and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (B) are determined by a court of competent jurisdiction by final and non-appealable judgment to have arisen out of a material breach in bad faith by such Indemnitee of its obligations under the Loan Documents or (C) result from a dispute solely among Indemnitees, other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger under the Loan Documents and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) To the extent that any of the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 10.03 (and without limiting such party’s obligation to do so), each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the outstanding Term Loans and unused Commitments at the time.

(d) To the extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

(f) No director, officer, employee, stockholder or member, as such, of any Loan Party shall have any liability for the Obligations or for any claim based on, in respect of or by reason of the Obligations or their creation; provided that the foregoing shall not be construed to relieve any Loan Party of its Obligations under any Loan Document.

(g) For the avoidance of doubt, this Section 10.03 shall not apply to any Taxes, except to the extent any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.

SECTION 10.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees (other than a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) (provided that the Borrower shall be deemed to have consented to any assignment of Loans or Commitments unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof), (ii) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clauses (a), (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a

Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that such Participant agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. With respect to any Loan made to the Borrower, each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or in connection with any income tax audit or other income tax proceeding of the Borrower. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the prior written consent of the Borrower. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower to comply with Section 2.17(f) as though it were a Lender.

(g) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, any Lender may assign all or a portion of its Term Loans (or Incremental Term Loans) to the Borrower or any of its Subsidiaries at a price below the par value thereof; provided that any such assignment shall be subject to the following additional conditions: (1) no Default or Event of Default shall have occurred and be continuing immediately before and after giving effect to such assignment, (2) any such offer to purchase shall be offered to all Term Lenders of a particular Class on a pro rata basis, with mechanics to be agreed by the Administrative Agent and the Borrower, (3) any Loans so purchased shall be immediately cancelled and retired (provided that any non-cash gain in respect of “cancellation of indebtedness” resulting from the cancellation of any Loans so purchased shall not increase Consolidated EBITDA), (4) the Borrower shall provide, as of the date of its offer to purchase and as of the date of the effectiveness of such purchase and assignment, a customary representation and warranty that neither it nor any of its affiliates is in possession of any material non-public information with respect to the Borrower, its Subsidiaries or their respective securities and (5) the Borrower and the applicable purchaser shall waive any right to bring any action against the Administrative Agent in connection with such purchase or the Term Loans so purchased. For the avoidance of doubt, in no event shall the Borrower or any of its Subsidiaries be deemed to be a Lender under this Agreement or any of the other Loan Documents as a result of an assignment made under this clause (h).

SECTION 10.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York

County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Lender Affiliates and to its and its Lender Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory or quasi-regulatory authority, (c) to the extent required by Applicable Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii)

any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Subsidiary or (i) to data service providers, including league table providers, that serve the lending industry, so long as such information consists of information customarily provided to such data service providers. For the purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.14 Intercreditor Agreements. Each Lender hereby authorizes and directs the Administrative Agent and/or the Collateral Agent (a) to enter into the Intercreditor Agreements on its behalf, perform the Intercreditor Agreements on its behalf and take any actions thereunder as determined by the Administrative Agent or the Collateral Agent to be necessary or advisable to protect the interest of the Lenders, and each Lender agrees to be bound by the terms of the Intercreditor Agreements and (b) to enter into any other intercreditor agreement reasonably satisfactory to the Administrative Agent on its behalf, perform such intercreditor agreement on its behalf and take any actions thereunder as determined by the Administrative Agent or the Collateral Agent to be necessary or advisable to protect the interests of the Lenders, and each Lender agrees to be bound by the terms of such intercreditor agreement. Each Lender acknowledges that the Intercreditor Agreement governs, among other things, Lien priorities and rights of the Lenders and the ABL Secured Parties (as defined in the Intercreditor Agreement) with respect to the Collateral, including the ABL Priority Collateral.

SECTION 10.15 Release of Liens and Guarantees. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.02) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.02 or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Loans and the other obligations under the Loan Documents shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c) In connection with any termination or release pursuant to this Section, the Administrative Agent and the Collateral Agent shall execute and deliver to any Loan Party all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent.

(d) The Lenders irrevocably authorize the Administrative Agent and the Collateral Agent to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(c), 6.02(e) or 6.02(f) to the extent required by the terms of the obligations secured by such Liens pursuant to documents reasonably acceptable to the Administrative Agent.

SECTION 10.16 PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required, or will be required in the future, to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender to identify the Borrower and the other Loan Parties in accordance with the PATRIOT Act.

SECTION 10.17 No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and there under) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such borrower, in connection with such transaction or the process leading thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HORIZON GLOBAL CORPORATION,

By:	/s/ A. Mark Zeffiro
Name: A. Mark Zeffiro
Title: President and Chief Executive Officer

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By:	/s/ Krys Szremski
Name: Krys Szremski
Title: Vice President

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Krys Szremski
Name: Krys Szremski
Title: Vice President

[Signature Page to Credit Agreement]

SCHEDULE 2.01

COMMITMENTS

Lender	Term Commitment
JPMorgan Chase Bank, N.A.	$200,000,000.00
Total	$200,000,000.00

SCHEDULE 3.03

GOVERNMENTAL APPROVALS

None

SCHEDULE 3.05

REAL PROPERTY

SBU	Address	City	State	Zip	Country	Owned	Leased
Trimas Corporation Pty. Ltd.	49-75 Pacific Drive	Keysborough	VIC	3172	Australia		X

Trimas Corporation Pty. Ltd.	52-60 Pacific Drive	Keysborough	VIC	3173	Australia		X

Parkside Towbars Pty. Ltd.	219 Bank Street	Welshpool	WA	6106	Australia		X

Parkside Towbars Pty. Ltd.	77 Frobisher Street	Osborne Park	WA	6017	Australia		X

Trimas Corporation Pty. Ltd.	52-60 (lot 40) Pacific Drive	Keysborough	VIC	3173	Australia		X

TriMas Corporation (NZ) Pty. Ltd.	18 Huntington Place	Banyo	QL	4014	Australia		X

Cequent Industria E Comercio Ltda.	Rua Flor de Noiva, 800 - Itaquaquecetuba	Sao Paulo	CEP	08597-630	Brazil		X

Dhelfos Industria E Comercio de Acessorios Ltda.	Rua Flor de Liz, 100	Sao Paulo	CEP	08597-630	Brazil		X

Cequent Towing Products of Canada Ltd	295 Superior Boulevard, Unit 1	Mississauga	ON	L5T 2L6	Canada		X

Kovil Oy	Taitajantie 2 & Ufotie 1	Savonlinna	N/A	57210	Finland*	X *sale pending

TriMas Corporation (Germany) GmbH	Bahnhofstr 2-4	Hartha	Sachen	04746	Germany		X

Cequent Electrical Products de Mexico, S. de R.L. de C.V.	Industrial Drive s/n Edificio 11 Parque Industrial (Building I & II)	Reynosa	Tamaulipas	88780	Mexico		X

Cequent Electrical Products de Mexico, S. de R.L. de C.V.	Pharr Bridge Industrial Center, Building 11	Reynosa	Tamaulipas	88780	Mexico		X

Cequent Trailer Products S. de R.L. de C.V.	Enrique Pinoncelli #8881 Parque Industrial AeroJuarez	Ciudad Juarez	Chihuahua	32695	Mexico		X

Trimas Corporation (NZ) Pty. Ltd.	15 Oak Rd.	Wiri	Manukau	NZ 2104	New Zealand		X

Trimas Corporation (NZ) Pty. Ltd.	No 11 cnr Langley & Mayo Road	Wiri	Manukau	NZ 2104	New Zealand		X

Trimas Corporation (NZ) Pty. Ltd.	87 Gasson St.	Sydenham	Christchurch	NZ 8023	New Zealand		X

TriMas Corporation (South Africa) (PTY) LTD.	341 Triumph Street	Waltloo	Pretoria		South Africa		X

Trimotive Asia Pacific Ltd.	Amata Nakorn Industrial Estate 700/665 M.1 T.Phanthong, A. Phanthong	Chonburi		20160	Thailand		X

C.P. Witter Limited	1 Drome Road Deeside Industrial Park	Flintshire		CH5 2NY	UK		X

Cequent Consumer Products, Inc.	29000-2 Aurora Road	Solon	OH	44139	U.S.A.		X

Cequent Consumer Products, Inc.	3310 William Richardson Court	South Bend	IN	46628	U.S.A.	X

Cequent Consumer Products, Inc.	901 Wayne St.	Niles	MI	49120	U.S.A.	X

Cequent Consumer Products, Inc.	406 N. 2nd St	Fairfield	IA	52556	U.S.A.	X

Cequent Consumer Products, Inc.	600 23rd St.	Fairfield	IA	52556	U.S.A.	X

Cequent Consumer Products, Inc.	Depot St. East of N 4th St. Unit # 1	Fairfield	IA	52556	U.S.A.	X

Cequent Consumer Products, Inc.	Depot St. East of N 4th St. Unit # 2	Fairfield	IA	52556	U.S.A.	X

Cequent Performance Products, Inc.	105-2 LM Gaines Blvd.	Starke	FL	32091	U.S.A.	X

Cequent Performance Products, Inc.	DDG-116 Building, 3181 S. Willow Ave.	Fresno	CA	93725	U.S.A.	X

Cequent Performance Products, Inc.	2600 College Ave.	Goshen	IN	46526	U.S.A.	X

Cequent Performance Products, Inc.	2 Bishop Place, Camp Hill	Camp Hill	PA	17011	U.S.A.	X

Cequent Performance Products, Inc.	47912 Halyard, Suite 100	Plymouth	MI	48170	U.S.A.	X

Cequent Performance Products, Inc.	101 Spires Parkway	Tekonsha	MI	49092	U.S.A.	X

Cequent Performance Products, Inc.	8460 Gran Vista Drive	El Paso	TX	79901	U.S.A.	X

Cequent Performance Products, Inc.	6500 South 35th Street, Building Y, Suite A	McAllen	TX	N/A	U.S.A.	X

Cequent Performance Products, Inc.	4445 Rock Quarry, Suite 100	Dallas	TX	75211	U.S.A.	X

Horizon Global Corporation - Home Office	39400 Woodward Ave, Suite 100	Bloomfield Hills	MI	48304	U.S.A.	X

SCHEDULE 3.06

DISCLOSED MATTERS

None

SCHEDULE 3.12

SUBSIDIARIES

Corporate Name	Ownership Interest of Parent Borrower (direct and indirect)	Is Subsidiary a Subsidiary Loan Party?
C.P. Witter Limited	100% owned by TriMas Australia Holdings UK Limited	No

Cequent Bermuda Holdings Ltd.	100% owned by TriMas Euro Finance LLC	No

Cequent Brazil Holdings Coöperatief W.A.	99.99 % owned by Horizon Real Finance LLC and approx. 0.01% owned by Cequent Bermuda Holdings Ltd. (such ownership totaling 100%)	No

Cequent Consumer Products, Inc.	100% owned by Horizon Global Company LLC	Yes

Cequent Electrical Products de Mexico, S. de R.L. de C.V.	99.97% owned by Cequent Mexico Holdings B.V. and approx. 0.03% owned by Cequent Trailer Products, S. de R.L. de C.V. (such ownership totaling 100%)	No

Cequent Indústria E Comércio Ltda.	99.99% owned by Cequent Brazil Holdings Coöperatief, W.A. and 0.01% owned by Horizon Real Finance LLC (such ownership totaling 100%)	No

Cequent Mexico Holdings B.V.	100% owned by Cequent UK Limited	No

Cequent Nederland Holdings B.V.	100% owned by Horizon International Holdings LLC	No

Cequent Performance Products, Inc.	100% owned by Horizon Global Company LLC	Yes

Cequent Sales Company de México, S. de R.L. de C.V.	99.97% owned by Cequent Nederland Holdings B.V. and approx. 0.03% owned by Cequent Mexico Holdings B.V. (such ownership totaling 100%)	No

Cequent Towing Products of Canada, Ltd.	100% owned by Cequent Nederland Holdings B.V.	No

Cequent Trailer Products, S. de R.L. de C.V.	99.56% owned by Cequent Mexico Holdings B.V. and approx. 0.44% owned by Cequent Electrical Products de Mexico, S. de R.L. de C.V. (such ownership totaling 100%)	No

Cequent UK Limited	100% owned by Cequent Nederland Holdings B.V.	No

Horizon Global Company LLC	100% owned by Horizon Global Corporation	Yes

Horizon Global Hong Kong Holdings Limited	100% owned by Cequent Nederland Holdings B.V.	No

Horizon Global (Shanghai) Trading Co. Ltd.	100 % owned by Horizon Global Hong Kong Holdings Limited	No

Horizon Global Sourcing Operations and Innovation Center India Pvt. Ltd.	99.99% owned by Cequent Nederland Holdings B.V. and approx. 0.01% owned by TriMas Euro Finance LLC (such ownership totaling 100%)	No

Horizon GBP Finance LLC	100% owned by Cequent Bermuda Holdings Ltd.	No

Horizon International Holdings LLC**	100% owned by Cequent Performance Products, Inc.	No

Horizon Real Finance LLC	100% owned by Cequent Bermuda Holdings Ltd.	No

Kovil Oy	100% owned by TriMas Corporation (Germany) GmbH	No

Parkside Towbars Pty. Ltd.	100% owned by TriMas Corporation Pty. Ltd.	No

RLHK Services C.V.	99.99% owned by TriMas Sourcing Holdings LLC and approx. 0.01% owned by TriMas Euro Finance LLC (such ownership totaling 100%)	No

TriMas Australia Holdings UK Limited	100% owned by TriMas Holdings Australia Pty. Ltd.	No

TriMas Euro Finance LLC***	100% owned by Cequent Nederland Holdings B.V.	No

TriMas Corporation (Germany) GmbH	100% owned by C.P. Witter Limited	No

TriMas Corporation (NZ) Pty Limited	100% owned by Trimas Holdings Australia Pty Ltd.	No

TriMas Corporation Pty. Ltd.	100% owned by TriMas Holdings Australia Pty. Ltd.	No

TriMas Corporation (South Africa) (PTY) LTD.	100% owned by TriMas Holdings Australia Pty. Ltd.	No

TriMas Holdings Australia Pty. Ltd.	100% owned by Cequent Bermuda Holdings Ltd.	No

TriMas Sourcing B.V.	100% owned by Cequent Nederland Holdings B.V.	No

TriMas Sourcing Holdings LLC***	100% owned by TriMas Euro Finance LLC	No

TriMotive Asia Pacific Limited	100% owned by TriMas Holdings Australia Pty. Ltd. (and 7 de minimus holders)	No

**	CFC Holdco
***	Special Purpose Entity

SCHEDULE 3.13

INSURANCE

COVERAGE	POLICY TERM	CARRIER	POLICY NO.	MAXIMUM RETENTION	MAXIMUM LIMITS
Global Property Coverage	6/30/15 to 6/30/16	Allianz Global Risks US Insurance Company	CLP 3016012	$250K Real/Personal	$150M Loss Limit Property (TIV=$432,427,778)
Directors & Officers	6/30/15 to 6/30/16	AIG	01-054086-84	$250,000	$10M
		Axis	MNN788245/012015		$10MM XS $10MM
		Zurich	DOC0179095-00		$10MM XS $20MM
		The Hartford	10DA029097315		$10MM XS $30MM
		XL-US	EIU139844-15		$10MM XS $40MM (SIDE A DIC ONLY)
		AIG	01/450/98/98		$5MM XS $50MM (SIDE A DIC ONLY)
$55M Total Limits ($40M
Traditional + $15M Side A)
Employment Practices Liab	6/30/15 to 6/30/16	AIG	01-450-95-16	$1M Class/$500K Others	$10MM
Employed Lawyers Liability	6/30/15 to 6/30/16	AIG	01-454-18-20	$10,000	$1M
Commercial Crime	6/30/15 to 6/30/16	AIG	01-454-18-14	$150,000	$10MM
Executive Risk	6/30/15 to 6/30/18	National Union Fire Insurance Company of Pittsburgh, PA.	67-327-025	Nil	$15M
Foreign Liability	6/30/15 to 6/30/16	Generali	WE1500496	$50K (DIC Auto Excess)	$2M Products Agg Limit/$1M Per Occ
General Liability	6/30/15 to 6/30/16	Lexington Insurance Company (AIG)	82695212	$1M SIR PER OCC	$1 Per Occ/$4M Agg/$3M Products Agg
				Sales	438,301,700
Automobile Liability	6/30/15 to 6/30/16	National Union Fire Insurance Company of Pittsburgh, Pa. (AIG)	CA 7062960	$250,000 Deductible per accident	$2MM CSL
Commerce and Industry
Workers Compensation	6/30/15 to 6/30/16	Insurance Company (AIG)	WC 021361665	$500,000 per occ.	Statutory / $1MM EL
				Required Collateral	$300,000
Umbrella & Punitive Damages Liability	6/30/15 to 6/30/16	AIG	19086530	$25,000 SIR	$25MM per occ / agg
Excess Liability & Punitive Damages Liability	6/30/15 to 6/30/16	AWAC	TBD	N/A	$25MM XS $25MM
Excess Liability	6/30/15 to 6/30/16	XL	TBD	N/A	$25MM p/o $50MMx$50MM
Excess Liability	6/30/15 to 6/30/16	Endurance	TBD	N/A	$25MM p/o $50MMx$50MM
Total Limits: $100M
Marine Cargo	6/30/15 to 6/30/16	Indemnity Insurance Company of North America	TBD	$50,000 per each occurrence	$5MM vessel/air
Business Travel Accident	6/30/15 to 6/30/16	ACE American Insurance Company	ADDN10892089		$6.1MM per Aggregate Limit
Cyber Liability Insurance	6/30/15 to 6/30/16	Axis Insurance Company	TBD	$250,000	$10M

*	This summary is only intended as an overview, the actual policies supercede all information above.
*	Excludes TAXES, FEES, SURCHARGES, Collateral requirement, TPA fee and claims escrow fee.

SCHEDULE 3.20

MATERIAL CONTRACTS

1.	Supplier Agreement, dated as of November 6, 2006, between Cequent Consumer Products, Inc. (“CCP”), and Citibank, N.A. (“Citibank”), in connection with CCP’s sale to Citibank of certain accounts receivables resulting from CCP’s sale of goods to AutoZone, Inc.

2.	Purchase Agreement, dated as of May 8, 2012, between CCP and Bank of America, N.A. (“BofA”), in connection with CCP’s sale to BofA of certain accounts receivables resulting from CCP’s sale of goods to Balkamp, Inc.

3.	Supplier Agreement, effective as of September 27, 2011, between CCP and Branch Banking and Trust Company (“BB&T”), in connection with CCP’s sale to BB&T of certain accounts receivables resulting from CCP’s sale of goods to O’Reilly Automotive Stores, Inc. f/k/a O’Reilly Automotive, Inc. (“O’Reilly’s”), O’Reilly’s subsidiaries and related companies.

4.	Accounts Receivable Purchase Agreement, effective as of May 7, 2009, between CCP and BofA, in connection with CCP’s sale to BofA of certain accounts receivables resulting from CCP’s sale of goods to The Pep Boys – Manny, Moe & Jack, and its successors and permitted assigns.

5.	Supplier Agreement, dated as of October 27, 2011, between CCP, and Citibank, in connection with CCP’s sale to Citibank of certain accounts receivables resulting from CCP’s sale of goods to Wal-Mart Stores, Inc.

6.	Accounts Receivable Purchase Agreement, effective as of February 4, 2010, between CCP and BofA, in connection with CCP’s sale to BofA of certain accounts receivables resulting from CCP’s sale of goods to Lowe’s Companies, Inc.

7.	Accounts Receivable Purchase Agreement, effective as of October 22, 2009, between CCP and BofA, in connection with CCP’s sale to BofA of certain accounts receivables resulting from CCP’s sale of goods to Advance Stores Company, Incorporated and its successors and permitted assigns.

8.	CCP is registered with C2FO for participation in invoice “early pay” programs for the following customers:

a.	Do It Best Corp.;

b.	ACE Hardware Corporation;

c.	Amazon.com, Inc.; and

d.	Costco Wholesale Corporation

9.	CCP is registered with The Home Depot U.S.A. Inc. (“Home Depot”) for participation in Home Depot’s invoice “early pay” program.

SCHEDULE 6.01

EXISTING INDEBTEDNESS

Company	Bank	Details/Secured asset	Original Amount	o/s Amount (as of April 2015)	Start Date	Maturity Date	Secured/ Unsecured
TriMas Corporation Pty. Ltd.	National Australia Bank Ltd., Australia	Multi Facility Agreement	AUD 26,731,685.00	AUD 12,000,000.00	10/21/2014	8/31/2015	S*
C.P. Witter Limited	HSBC Finance	Laser 3	GBP 395,100.00	GBP 79,020.00	5/2/2011	5/31/2016	U
C.P. Witter Limited	HSBC Finance	Robots 7, 8 & 9	GBP 229,908.00	GBP 38,318.07	8/8/2011	8/31/2016	U
C.P. Witter Limited	HSBC Finance	Pressbrake	GBP 27,000.00	GBP 450.00	6/27/2010	5/31/2015	U
C.P. Witter Limited	HSBC Finance	IRB Robot	GBP 18,900.00	GBP 630.00	7/22/2010	6/30/2015	U
Cequent Performance Products, Inc.	Wells Fargo Bank, NA	Crown Equipment	USD 30,800.00	USD 22,900.00	10/1/2013	9/1/2018	U
Dhelfos Industria E Comercio de Acessorios Ltda.	N/A	DHF-note payable to Ernani	BRL 24,500,000.00	BRL 15,865,000.00	11/14/2013	4/1/2019	U
Cequent Industria E Comercio Ltda.	N/A	Engetran-note payable to Karan	BRL 10,000,000.00	BRL 6,700,000.00	8/1/2012	1/1/2018	U
Dhelfos Industria E Comercio de Acessorios Ltda.	Banco Itau, Brazil	Newton-Folding Hydraulic Press	BRL 187,200.00	BRL 124,799.94	7/15/2013	4/16/2018	S
Dhelfos Industria E Comercio de Acessorios Ltda.	Banco Itau, Brazil	Newton-Folding Hydraulic Press	BRL 46,800.00	BRL 31,199.94	10/15/2013	4/16/2018	S
Dhelfos Industria E Comercio de Acessorios Ltda.	Banco Itau, Brazil	Machro-Shotblast Machine Dropout	BRL 249,800.00	BRL 166,533.26	7/15/2013	4/16/2018	S
Dhelfos Industria E Comercio de Acessorios Ltda.	Banco Itau, Brazil	Maquinapack-Sealing & Tunel Gathering Machines	BRL 118,500.00	BRL 79,000.08	10/15/2013	4/16/2018	S
Dhelfos Industria E Comercio de Acessorios Ltda.	Banco Itau, Brazil	Deltec - paint installation	BRL 475,000.00	BRL 325,462.90	11/18/2013	5/15/2018	S

*	First ranking general security agreement over the whole of assets (all present and after acquired property – no exceptions given by:

1.	TriMas Corporation Pty. Ltd. ACN 004 546 543 (excluding the assets subject to the receivables financing arrangement with Bank of America that TriMas Corporation Pty Ltd has as supplier to GPC Asia Pacific Pty. Ltd.)

2.	Parkside Towbars Pty. Ltd. ACN 103 851 770[1]

[1]	This security interest secures the Indebtedness of TriMas Corporation Pty. Ltd. disclosed in this Schedule 6.01.

SCHEDULE 6.02

EXISTING LIENS

Liens existing on the Closing Date in respect of:

1.	Indebtedness set forth on Schedule 6.01 encumbering the assets described on Schedule 6.01, to the extent that such Indebtedness is described as secured Indebtedness on such Schedule 6.01.

SCHEDULE 6.04

EXISTING INVESTMENTS

A. Qualified Foreign Investments

1.	Investments by Cequent Electrical Products de Mexico, S. de R.L. de C.V. in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, Comerica Bank, Compass, HSBC, Grand Cayman, and in each case such investments shall be in Mexican Pesos.

2.	Investments by Cequent Trailer Products, S. de R.L. de C.V. in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, Comerica Bank, Compass, HSBC, Grand Cayman, and in each case such investments shall be in Mexican Pesos.

B. Other Investments

1.	Cequent Performance Products, Inc.’s loan to Cequent UK Limited in connection with the purchase by Cequent UK Limited from Cequent Performance Products, Inc. of machinery, equipment and inventory to be located in the Juarez, Mexico facility; the aggregate amount of loans described in this clause (B)(1) and clause (B)(2) below do not exceed $5.0 million.

2.	Cequent Performance Products, Inc.’s loan to Cequent UK Limited in connection with the purchase by Cequent UK Limited from Cequent Performance Products, Inc. of machinery, equipment and inventory to be located in the Reynosa, Mexico facility; the aggregate amount of loans described in this clause (B)(2) and clause (B)(1) above do not exceed $5.0 million.

3.	Horizon Global Corporation’s investment in the Hong Kong Sourcing Office legal entity to provide legal restructuring and operational funding in an aggregate amount not exceeding $2.5 million.

4.	Investments by Horizon Global Corporation in one or more wholly-owned foreign subsidiaries for the purpose of purchasing one or more foreign manufacturing facilities, including capital equipment and working capital, in an aggregate amount not exceeding $3.0 million.

5.	Not later than 90 days following the Closing Date, settlement of any remaining notes or trade payables with TriMas and/or any entity that is a subsidiary of TriMas after completion of the Spin-Off.

SCHEDULE 6.05

ASSET SALES

1.	Intercompany sale for cash of machinery, equipment and/or inventory by Cequent Performance Products, Inc. to Cequent UK Limited, which such machinery, equipment and/or inventory will be located in Cequent UK Limited’s Juarez, Mexico facility

2.	Intercompany sale for cash of machinery, equipment and/or inventory by Cequent Performance Products, Inc. to Cequent UK Limited, which such machinery, equipment and/or inventory will be located in Cequent UK Limited’s Reynosa, Mexico facility

SCHEDULE 6.09

EXISTING AFFILIATE TRANSACTIONS

The items set forth on Schedule 6.04, Sections B1, B2, B3, B4 and B5.

The items set forth on Schedule 6.05, Items 1 and 2.

SCHEDULE 6.10

EXISTING RESTRICTIVE AGREEMENTS

None

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

EXHIBIT A

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	Horizon Global Corporation

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of June 30, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HORIZON GLOBAL CORPORATION, the lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:	][10]

[Page break]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Term Commitment,” “Incremental Term Commitment,” etc.)
[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:             ,      20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[11]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[12]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

Consented to and Accepted[13]:

JPMorgan Chase Bank, N.A., as
Administrative Agent

By:
Title:

Consented to:

[Horizon Global Corporation, as the Borrower]

By:
Title:

[13]	Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any Subsidiary or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any Subsidiary or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.04(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

    as Administrative Agent

[c/o JPMorgan Loan & Agency Services

111 Fannin Street, 10th Floor

Houston, Texas 77002

Attention: Alice Tellis (Telecopy No. 713-750-2938)]

Copy to:

JPMorgan Chase Bank, N.A.,

    as Administrative Agent

[383 Madison Avenue, New York

New York, New York 10179

Attention: Richard Duker (Telecopy No. 212-270-5100)]

[DATE]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 30, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HORIZON GLOBAL CORPORATION, the lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing:

(A)	Aggregate principal amount of Borrowing : $

(B)	Date of Borrowing (which is a Business Day):

(C)	Type of Borrowing:[14]

[14]	Specify ABR Borrowing or Eurocurrency Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

(D)	Interest Period and the last day thereof:[15]

(E)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [NAME OF BANK] (Account No.: )

The Borrower hereby certifies that the conditions specified in paragraphs (n) and (o) of Section 4.02 of the Credit Agreement have been satisfied.

[Remainder of page intentionally left blank; signature page follows]

Very truly yours,

HORIZON GLOBAL CORPORATION

by
Name:
Title:

[15]	Applicable to Eurocurrency Borrowings only. Eurocurrency Borrowings shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, if agreed to by each Lender participating in the requested Borrowing, 12 months). If an Interest Period is not specified for a Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

2

EXHIBIT C

FORM OF INTERCREDITOR AGREEMENT

[See attached]

INTERCREDITOR AGREEMENT

by and between

BANK OF AMERICA, N.A.,

as ABL Agent,

and

JPMORGAN CHASE BANK, N.A.,

as Initial Term Agent

Dated as of             , 2015

Relating to:

Horizon Global Corporation,

Cequent Performance Products, Inc.,

and

Cequent Consumer Products, Inc.

ii

iii

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of             , 2015 between BANK OF AMERICA, N.A., in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) for (i) the financial institutions, Issuing Banks (as defined below) and other entities party from time to time to the ABL Credit Agreement referred to below (such financial institutions, Issuing Banks and other entities, together with their respective successors, assigns and transferees, the “ABL Lenders”) and (ii) any ABL Bank Product Providers (as defined below) (such ABL Bank Product Providers, together with the ABL Agent and the ABL Lenders, the “ABL Secured Parties”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Initial Term Agent”) for the financial institutions and other entities party from time to time to the Term Loan Credit Agreement referred to below (such financial institutions and other entities, together with their respective successors, assigns and transferees, the “Term Lenders”).

RECITALS

A. Pursuant to that certain Loan Agreement dated on or about the date hereof by and among Cequent Performance Products, Inc., a Delaware corporation (“Cequent Performance Products”), Cequent Consumer Products, Inc., a Delaware corporation (the “Cequent Consumer Products”) and Horizon Global Corporation, a Delaware corporation (“Company”, and together with Cequent Performance Products and Cequent Consumer Products, and any other Person joined thereto as a “Borrower” from time to time, the “ABL Borrowers”), the ABL Lenders and the ABL Agent (as such agreement may be Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof, the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and provide other financial accommodations in an initial aggregate principal amount of up to $85,000,000 to or for the benefit of the ABL Borrowers.

B. Pursuant to the ABL Credit Agreement, the ABL Guarantors (as defined below) have guaranteed the payment and performance of the ABL Obligations of the ABL Borrowers under the ABL Documents (as defined below).

C. As a condition to the effectiveness of the ABL Credit Agreement and to secure the ABL Obligations, the ABL Borrowers and the ABL Guarantors (collectively, the “ABL Loan Parties”) under and in connection with the ABL Documents have granted to the ABL Agent (for the benefit of the ABL Secured Parties) Liens (as defined below) on the Collateral (as defined below).

D. Pursuant to that certain Term Loan Credit Agreement dated on or about the date hereof by and among Company (the “Term Loan Borrower”), the Term Lenders and the Initial Term Agent (as such agreement may be Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Term Loan Credit Agreement”), the Term Lenders have agreed to make a term loan in the principal amount of $200,000,000 to the Term Loan Borrower.

E. Pursuant to the Term Loan Credit Agreement, the Term Guarantors (as defined below) have guaranteed the payment and performance of the Term Obligations of the Company under the Term Documents (as defined below).

F. As a condition to the effectiveness of the Term Loan Credit Agreement and to secure the Term Obligations, the Term Loan Borrower and the Term Guarantors (collectively, the “Term Loan Parties”) under and in connection with the Term Documents have granted to the Term Agent (for the benefit of the applicable Term Secured Parties) Liens (as defined below) on the Collateral (as defined below).

G. Each of the ABL Agent (on behalf of the ABL Secured Parties) and the Initial Term Agent (on behalf of the Term Secured Parties) desires to agree to the relative priority of Liens on the Collateral (as defined below) and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Certain Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning herein as in the Uniform Commercial Code.

Section 1.2 Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successors thereto as well as any Person designated as the “Agent”, “Administrative Agent”, “Collateral Agent”, “Trustee”, “Security Trustee”, “Collateral Trustee” or similar term under any ABL Credit Agreement.

“ABL Bank Product Provider” shall mean any ABL Lender or any Affiliate (or any Person that was an ABL Lender or an Affiliate of an ABL Lender at the time it entered into a Bank Product with an ABL Loan Party) of any ABL Lender that has entered into a Bank Product or agreement relating to any Bank Products with an ABL Loan Party with the obligations of such ABL Loan Party thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.

“ABL Borrowers” shall have the meaning assigned to that term in the recitals to this Agreement; provided, however, the term “ABL Borrowers” shall not include, for purposes of this Agreement, any Foreign Borrower.

“ABL Collateral Documents” shall mean the Security Documents (as defined in the ABL Credit Agreement) and all security agreements, pledge agreements, hypothecs, charges, debentures, account control agreements, bailment agreements, freight forwarder and/or customs broker’s agreements, collateral access agreements, mortgages, deeds of trust, and other collateral documents executed and delivered in connection with the ABL Credit Agreement, in each case as Amended or Refinanced or otherwise modified from time to time, in accordance with the terms hereof.

“ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and any other agreements or facilities which Amend or Refinance all or any portion of the ABL Obligations under any then extant ABL Credit Agreement (including without limitation under any agreement with respect to ABL DIP Financing provided by any or all of the ABL Secured Parties, including any use, whether consensual or non-consensual, of cash collateral constituting the Proceeds of the ABL Priority Collateral); provided that at the time of any refinancing or replacement of the then extant ABL Credit Agreement (other than the Offshore Facilities Refinancing), the Company shall have delivered to each Term Agent an officer’s certificate certifying that such refinancing or replacement ABL Credit Agreement is permitted to be incurred under the Term Loan Credit Agreement and each Additional Term Debt Facility.

“ABL Deposit and Security Accounts” shall mean any and all deposit accounts and securities accounts of the ABL Loan Parties subject to a control agreement in favor of or otherwise controlled by the ABL Agent.

“ABL DIP Financing” shall have the meaning set forth in Section 6.1(a).

“ABL Documents” shall mean the ABL Credit Agreement, ABL Guaranty, the ABL Collateral Documents, those other ancillary agreements to which any ABL Secured Party is a party or beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Loan Party and delivered to the ABL Agent or any other ABL Secured Party, in connection with any of the foregoing or with the ABL Credit Agreement, ABL Guaranty or the ABL Collateral Documents, in each case, as the same may be Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof.

“ABL Guarantors” shall mean the collective reference to any direct or indirect Subsidiary or parent of the ABL Borrowers who is or becomes a guarantor under the ABL Guaranty with respect to the ABL Borrowers’ ABL Obligations; provided, however, the term “ABL Guarantors” shall not include, for purposes of this Agreement, any Foreign Subsidiary.

“ABL Guaranty” shall mean the collective reference to the guaranty agreements, if any, entered into by the ABL Guarantors and any other guarantee of the ABL Obligations entered into in connection with an Amendment or Refinancing of the ABL Credit Agreement, whether by the same or any other agent, lender or group of lenders.

“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person which is a “lender” or “issuing bank” under any ABL Credit Agreement.

“ABL Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Obligations” shall mean all obligations of every nature of each ABL Loan Party from time to time owed to the ABL Secured Parties, or any of them, under any ABL Document or in respect of any “Secured Bank Product Obligations” (as defined in the ABL Credit Agreement), including, without limitation, all “Obligations” of each ABL Loan Party or similar term as defined in any ABL Credit Agreement, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification, or otherwise, and all other amounts owing or due under the terms of the ABL Documents (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the commencement of an Insolvency Proceeding with respect to such ABL Loan Party, would have accrued on or been payable with respect to the ABL Obligations, whether or not a claim is allowed or allowable against such ABL Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related Insolvency Proceeding), as the same may be Amended or Refinanced in whole or in part or otherwise modified from time to time in accordance with the terms hereof and thereof.

“ABL Priority Collateral” shall mean all Collateral consisting of the following:

(1) all Accounts (and including for this purpose all amounts payable by the issuer or processor thereof in connection with the use of a credit card, debit card or similar instrument,

whether deemed to be an Account or a Payment Intangible) and other receivables (other than Accounts and other receivables arising from the sale or other Disposition of Term Priority Collateral);

(2) cash, money and cash equivalents, other than identifiable cash Proceeds from the sale or Disposition of Term Priority Collateral;

(3) all (i) Deposit Accounts (other than the Term Collateral Proceeds Account), (ii) Securities Accounts (other than the Term Collateral Proceeds Account), Security Entitlements and Securities credited to such a Securities Account (other than Equity Interests in any Loan Party or its Subsidiaries), or (iii) all Commodity Accounts (other than the Term Collateral Proceeds Account) and commodity contracts and, in each case, all cash, money, cash equivalents, checks and other property held therein or credited thereto, other than identifiable Proceeds of Term Priority Collateral;

(4) all Inventory;

(5) all proceeds of business interruption insurance (which, for the avoidance of doubt, shall not include proceeds of any casualty insurance relating to Term Priority Collateral);

(6) to the extent relating to or arising from, evidencing or governing any of the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral, all Documents, General Intangibles (including all rights under contracts but excluding any Intellectual Property and any Equity Interests in any Loan Party or its Subsidiaries), Instruments (including Promissory Notes other than any Promissory Notes constituting Term Priority Collateral), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), and Commercial Tort Claims, insurance proceeds, Supporting Obligations and Letter-of-Credit Rights relating thereto; provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (5) shall be included in the ABL Priority Collateral;

(7) all books and Records relating to the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral but, in each case, excluding any Intellectual Property); and

(8) to the extent not otherwise included, all Proceeds (including all insurance proceeds) of any and all of the foregoing described in clauses (1) through (7) and all collateral security and guarantees with respect to any of the foregoing.

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Secured Parties” shall have the meaning to that term in the introduction to this Agreement.

“ABL Standstill Period” has the meaning set forth in Section 2.3(b).

“Additional Term Collateral Documents” means, with respect to any series, issue or class of Additional Term Debt, each of the collateral agreements, security agreements and other instruments and documents executed and delivered by any Term Loan Party for purposes of providing collateral security for any Additional Term Obligations (including any Amendment or Refinancing thereof).

“Additional Term Debt” means any Indebtedness secured by Liens on the Collateral; provided, that (i) at the time of incurrence thereof, such Indebtedness is permitted by the ABL Documents and the Term Documents to be (x) incurred, (y) guaranteed on a pari passu or junior basis with respect to the Term Obligations outstanding under the Term Loan Credit Agreement and (z) secured by Liens on the Collateral on a pari passu or junior basis with the Liens on the Collateral securing the Term Obligations outstanding under the Term Loan Credit Agreement and (ii) the conditions set forth in Section 7.20 shall have been satisfied with respect to such Indebtedness and, unless the agent, trustee or other representative for the holders of such Indebtedness is already a party to this Agreement, such agent, trustee or other representative shall have become a party to this Agreement pursuant to Section 7.20.

“Additional Term Debt Facility” means each credit facility, indenture or other governing agreement (other than the Term Loan Credit Agreement) with respect to any Additional Term Debt.

“Additional Term Documents” means, with respect to any series, issue or class of Additional Term Debt, (a) the Additional Term Debt Facility, (b) the Additional Term Collateral Documents and (c) the other operative agreements evidencing or governing such Indebtedness.

“Additional Term Joinder” means a Joinder Agreement substantially in the form of Exhibit I hereto or such other form as agreed by the ABL Agent and each Term Agent.

“Additional Term Obligations” means, with respect to any series, issue or class of Additional Term Debt, all obligations of every nature of each Term Loan Party from time to time owed to the Additional Term Secured Parties, or any of them, under any Additional Term Document, including, without limitation, all “Obligations” of each Term Loan Party or similar term as defined in any Additional Term Document, whether for principal, interest, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Additional Term Documents (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the commencement of an Insolvency Proceeding with respect to such Term Loan Party, would have accrued on or been payable with respect to any Additional Term Obligation, whether or not a claim is allowed or allowable against such Term Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related Insolvency Proceeding), as the same may be Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Additional Term Secured Parties” means, with respect to any series, issue or class of Additional Term Obligations, the holders of such obligations, the agent, trustee or other representative with respect thereto, and the beneficiaries of each indemnification obligation undertaken by any Term Loan Party under any related Additional Term Documents.

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agent(s)” means individually the ABL Agent or any Term Agent and collectively means both the ABL Agent and each Term Agent.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Amended or Refinanced” shall mean, in respect of any obligation, or the agreement or contract pursuant to which such obligation is incurred, (a) such obligation (or any portion thereof) or related agreement or contract as extended, renewed, defeased, amended, amended and restated, supplemented, modified, restructured, consolidated, refinanced, replaced, refunded or repaid from time to time and (b)

any other obligation issued in exchange or replacement for or to refinance such obligation, in whole or in part, whether with same or different lenders, arrangers and/or agents and whether with a larger or smaller aggregate principal amount, in each case to the extent not prohibited under the terms of this Agreement and the ABL Documents or the Term Documents, as applicable, then in effect. “Amend or Refinance” and “Amendment or Refinancing” shall have correlative meanings; and for the avoidance of doubt, the parties hereto agree that “Amended or Refinanced”, when applicable to any ABL Document shall include such ABL Document as amended, amended and restated, supplemented, modified or restructured by, and after giving effect to, any Offshore Facilities Refinancing.

“Bank Products” shall have the meaning assigned to such term in the ABL Credit Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Borrower” shall mean the ABL Borrowers and the Term Loan Borrower.

“Business Day” shall mean any day other than (a) Saturday or Sunday; (b) any day on which banks in Chicago, Illinois or New York City, New York, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of any Term Agent or any ABL Agent is not open to the general public to conduct business.

“Collateral” shall mean (a) with respect to any Term Agent or any Term Secured Party, all Property now owned or hereafter acquired by any Term Loan Party in or upon which a Lien is granted or purported to be granted to any Term Agent under any of the Term Collateral Documents, together with all substitutions, additions, products and Proceeds thereof and (b) with respect to the ABL Agent or any ABL Secured Party, all Property now owned or hereafter acquired by any ABL Loan Party in or upon which a Lien is granted or purported to be granted to the ABL Agent under any of the ABL Collateral Documents, together with all substitutions, additions, products and Proceeds thereof.

“Company” shall have the meaning assigned to that term in the introduction to this Agreement.

“Control Collateral” shall mean any Collateral consisting of any Deposit Account, Securities Account, Commodities Accounts, Instruments, Equity Interests and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Documents” shall mean the ABL Documents and the Term Documents.

“Debtor Relief Laws” shall mean the Bankruptcy Code, as now or hereafter in effect or any successors thereto, as well as all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or any state law or of any applicable foreign law from time to time in effect affecting the rights of creditors generally.

“Designated Term Agent” means (i) the Initial Term Agent, until such time as (A) the Discharge of Term Obligations with respect to the Term Loan Credit Agreement has occurred or (B) the Initial Term Agent has notified other parties hereto that another Term Agent shall be the Designated Term Agent pursuant to any intercreditor agreement entered into in accordance with the Term Loan Credit Agreement, and (ii) thereafter, the Term Agent designated from time to time by all then extant Term Agents, in a written notice to the ABL Agent and the Term Loan Parties hereunder, as the “Designated Term Agent” for purposes hereof.

“Discharge of ABL Obligations” shall mean (a) the termination of all commitments to extend credit under the ABL Documents, and (b) the payment in full in cash or immediately available funds of all outstanding ABL Obligations (excluding contingent indemnification obligations for which a claim or demand for payment has not then been asserted) including, with respect to (i) amounts available to be drawn under outstanding Letters of Credit (or indemnities or other undertakings issued in respect of outstanding Letters of Credit), the cancellation of such Letters of Credit or the Cash Collateralization (as defined in the ABL Credit Agreement) thereof or the delivery and provision of backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such Letters of Credit), (other than Letters of Credit denominated in a currency other than Dollars, in which case shall not exceed 110% of the aggregate undrawn amount of such Letters of Credit) and (ii) outstanding ABL Obligations with respect to Bank Products (or indemnities or other undertakings issued pursuant thereto in respect of outstanding Bank Products), the delivery or provision of cash collateral or backstop letters of credit in respect thereof, other than (x) unasserted contingent indemnification obligations, and (y) any ABL Obligations relating to Bank Products that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or collateralized.

“Discharge of Term Obligations” shall mean the payment in full in cash of all outstanding Term Obligations (excluding contingent indemnification obligations for which a claim or demand for payment has not then been asserted).

“Disposition” shall mean the sale, transfer, license, lease or other disposition of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. As used herein, “Dispose” and “Disposed” shall have correlative meanings.

“Enforcement Notice” shall mean a written notice delivered by either the ABL Agent or the Term Agent to the other applicable party announcing that an Enforcement Period has commenced.

“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or any Term Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in case of an Enforcement Period commenced by any Term Agent, the Discharge of Term Obligations (or the written termination of, or agreement in writing to terminate, the Enforcement Period by the applicable Term Agent) or (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations (or the written termination of, or agreement in writing to terminate, the Enforcement Period by the ABL Agent).

“Equity Interests” shall mean as to any Person, the stock (common, preferred or in any other manner designated), limited liability company membership or other interest or any other right or interest (or right to acquire such interest) however designated, evidencing ownership interests in such Person.

“Event of Default” shall mean an Event of Default as defined in the ABL Credit Agreement or any Term Document, as applicable.

“Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c) the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d) the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e) the sale, lease, license, or other Disposition of all or any portion of the Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law (including without limitation the solicitation of any bids from third persons to conduct liquidation or Disposition of Collateral or engage any agents for purposes of valuing, marketing, promoting or selling Collateral);

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law the exercise by a Secured Party of any voting rights relating to any Pledged Shares; and

(g) instituting any action or proceeding to effect any of the foregoing.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency Proceeding or seeking adequate protection (subject to and in accordance with Section 6.3 below), (ii) the exercise of rights by the ABL Agent during the continuance of a Dominion Trigger Period (as defined in the ABL Credit Agreement), including, without limitation, with respect to Deposit Accounts and Securities Accounts and the notification of account debtors, depository institutions, securities intermediaries, or any other Person to deliver Proceeds of ABL Priority Collateral to the ABL Agent, (iii) the consent by the ABL Agent to any Disposition by any ABL Loan Party of any of the ABL Priority Collateral (other than any such sale conducted at the direction of the ABL Agent in connection with any Exercise of Secured Creditor Remedies after the occurrence of an Event of Default under the ABL Credit Agreement), (iv) the modification of advance rates or sub-limits, or the addition or modification of eligibility criteria, by the ABL Agent, (v) the imposition or modification of any component of the Availability Reserve (as defined in the ABL Credit Agreement) by the ABL Agent, (vi) any collection, adjustment or settlement of insurance claims, or any application to a court of competent jurisdiction to make a determination as to the collection, adjustment or settlement of an insurance claim, in each case in accordance with Section 3.3, (vii) the exercise of rights by the ABL Agent under the ABL Documents to require any ABL Loan Party to take actions in the nature of “further assurances” with respect to the Collateral permitted by the ABL Documents and not inconsistent with this Agreement, (viii) the consent by any Term Agent to any Disposition by the Borrower or any Term Guarantor of any of the Term Priority Collateral (other than any such sale conducted at the direction of any Term Agent in connection with any Exercise of Secured

Creditor Remedies after the occurrence of an Event of Default under the applicable Term Documents), (ix) the exercise of rights by any Term Agent under the applicable Term Documents to require any Term Loan Party to take actions in the nature of “further assurances” with respect to the Collateral permitted by the Term Documents and not inconsistent with this Agreement or (x) the exercise of any rights or remedies by the ABL Agent against any ABL Loan Party which is not a Term Loan Party.

“Foreign Borrower” means any Foreign Subsidiary that may become a party to the ABL Credit Agreement as a “Borrower” from time to time.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Governmental Authority” shall mean the government of the United States or any other nation, or any political subdivision thereof, whether state, local, provincial, territorial or municipal and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indebtedness” shall mean (i) “Debt” as defined in the ABL Credit Agreement and (ii) “Indebtedness” as defined in the Term Loan Credit Agreement or any Additional Term Document, respectively and as applicable.

“Initial Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successors thereto as well as any Person designated as the “Agent”, “Administrative Agent”, “Collateral Agent”, “Trustee”, “Security Trustee”, “Collateral Trustee” or similar term under any Term Loan Credit Agreement.

“Insolvency Proceeding” shall mean, with respect to any Loan Party, (a) any case, action, proposal, or proceeding before any court or other Governmental Authority relating to (or any corporate action or other procedure or step being taken in relation to) such Loan Party’s bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors (whether voluntary or involuntary), or (b) any general assignment for the benefit of its creditors, composition, marshalling of assets for its creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Issuing Bank” shall have the meaning assigned to such term in the ABL Credit Agreement.

“Lender(s)” means individually, the ABL Lenders or the Term Lenders and collectively means all of the ABL Lenders and the Term Lenders.

“Letter of Credit” shall mean “Letter of Credit” as defined in the ABL Credit Agreement.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties or the Term Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Loan Parties” shall mean the ABL Loan Parties and the Term Loan Parties.

“Non-US Loan Parties” any Foreign Borrower and/or any Foreign Subsidiary that may from time to time guaranty the obligations under the ABL Credit Agreement.

“Offshore Facilities Refinancing” shall mean the amendment, amendment and restatement, and/or other modification of the ABL Documents solely in order to implement (a) the addition of certain Non-US Loan Parties and related Dollar or non-Dollar denominated credit facilities (the “Offshore Facilities”) and (b) the granting of Liens in favor of the ABL Secured Parties on certain assets of the Non-US Obligors and/or the ABL Loan Parties as security for the Offshore Facilities in connection therewith, such refinancing to include the addition of terms and provisions and additional loan documentation for the Non-US Obligors and the Offshore Facilities customary for multicurrency cross-border credit agreements generally in connection therewith and the additional Liens in support thereof; provided that (i) such Offshore Facilities Refinancing shall be consummated no later than the 12-month anniversary of the date hereof, and (ii) any amendments or modifications to the ABL Documents contained in such Offshore Facilities Refinancing shall be permitted under Section 6.11(b)(ii) of the Term Credit Agreement except (with respect to clause (z) thereof) to the extent of additional covenants and events of default applying only to Non-US Obligors or the Offshore Facilities.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Person” shall mean an individual, partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pledged Shares” shall mean any Equity Interests of, or other equity interests in, any Loan Party, any Subsidiary thereof or any other Person, to the extent, in each case, constituting part of the Collateral.

“Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchasing ABL Secured Parties” shall have the meaning set forth in Section 5.4(a)(ii).

“Purchasing Term Secured Parties” shall have the meaning set forth in Section 5.4(a)(i).

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Secured Bank Product Obligations” shall have the meaning assigned to such term in the ABL Credit Agreement.

“Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity of which a majority of the shares of Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Term Agent” shall mean (a) in the case of the Term Loan Credit Agreement, the Initial Term Agent and (b) in the case of any Additional Term Obligations and the Additional Term Secured Parties thereunder the trustee, security trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Term Obligations that is named as the Term Agent in respect of such Additional Term Obligations in the applicable Additional Term Joinder, and shall, in each case include any successor thereto.

“Term Collateral Documents” shall mean the Security Documents (as defined in the Term Loan Credit Agreement) and all security agreements, pledge agreements, hypothecs, charges, debentures, bailment agreements, account control agreements, freight forwarder and/or customs broker’s agreements, collateral access agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with the Term Loan Credit Agreement, in each case as Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Term Collateral Proceeds Account” shall mean the deposit account identified in writing to the ABL Agent from time to time in the name of any Term Agent or the Company which contains (or was established to contain) only Proceeds of Term Priority Collateral.

“Term DIP Financing” shall have the meaning set forth in Section 6.1(b).

“Term Documents” shall mean the Term Loan Credit Agreement, the Term Guaranty, the Additional Term Documents, the Term Collateral Documents and those other ancillary agreements to which any Term Secured Party is a party or beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Loan Party or any of its respective

Affiliates, and delivered to the applicable Term Agent or any other Term Secured Party, in connection with any of the foregoing or any Term Loan Credit Agreement, Term Guaranty, any Additional Term Documents or the Term Collateral Documents, in each case as the same may be Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Term Guarantors” shall mean the collective reference to each Subsidiary of the Term Loan Borrower who is or becomes a guarantor under the Term Guaranty with respect to the Term Loan Borrower’s Term Obligations.

“Term Guaranty” shall mean the collective reference to the guaranty agreements, if any, entered into by the Term Guarantors and any other guarantee of the Term Obligations entered into in connection with an Amendment or Refinancing of the Term Loan Credit Agreement or any Additional Term Debt Facility, as applicable, whether by the same or any other agent, lender or group of lenders.

“Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person which is a “lender” under any Term Loan Credit Agreement or any Additional Term Document.

“Term Loan Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and any other agreements, indentures or facilities which Amend or Refinance all or any portion of the Term Obligations under any then extant Term Loan Credit Agreement (including, without limitation, under any agreement with respect to Term DIP Financing provided by any or all of the Term Secured Parties, including any use, whether consensual or non-consensual, of cash collateral constituting the Proceeds of the Term Priority Collateral), whether by the same or any other agent, lender or group of lenders; provided that at the time of any refinancing or replacement of the then extant Term Loan Credit Agreement, the Company shall have delivered to the ABL Agent an officer’s certificate certifying that such refinancing or replacement Term Loan Credit Agreement is permitted to be incurred under the ABL Credit Agreement.

“Term Loan Borrower” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term Obligations” shall mean all obligations of every nature of each Term Loan Party from time to time owed to the Term Secured Parties, or any of them, under any Term Document (including any Additional Term Document), including, without limitation, all “Obligations” of each Term Loan Party or similar term as defined in any Term Document, whether for principal, interest, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Term Documents (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the filing of an Insolvency Proceeding with respect to such Term Loan Party, would have accrued on or been payable with respect to any Term Obligation, whether or not a claim is allowed or allowable against such Term Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related Insolvency Proceeding), as the same may be Amended or Refinanced in whole or in part or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Term Priority Collateral” shall mean all Collateral, other than ABL Priority Collateral, including the following:

(1) Pledged Shares;

(2) Equipment;

(3) Intellectual Property;

(4) Real Property;

(5) Payment intangibles of, and promissory notes in favor of, any Term Loan Party (other than payments in respect of business interruption insurance constituting ABL Priority Collateral);

(6) all Goods other than Inventory;

(7) General intangibles, including goodwill, not constituting ABL Priority Collateral;

(8) the Term Collateral Proceeds Account; provided, however, that to the extent that identifiable Proceeds of ABL Priority Collateral are deposited into such account, any such identifiable Proceeds shall be treated as ABL Priority Collateral; (9) all specifically identifiable Proceeds of Term Priority Collateral contained in any Deposit Account (other than the Term Collateral Proceeds Account), Securities Account or Commodity Account;

(10) tax refunds or rebates;

(11) all Documents, Instruments, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Letters of Credit Rights, Commercial Tort Claims, and books and Records, in each case relating to the items referred to in the preceding clauses (including all books, databases, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses);

(12) to the extent not otherwise included, all Proceeds (including all insurance proceeds), Supporting Obligations and products of any of the foregoing described in clauses (1) through (11) and all collateral security and guarantees with respect to any of the foregoing; and

(13) all other Collateral other than ABL Priority Collateral.

“Term Recovery” shall have the meaning set forth in Section 5.3(b).

“Term Secured Parties” shall mean each Term Agent, all Term Lenders and Additional Term Secured Parties.

“Term Standstill Period” shall have the meaning set forth in Section 2.3(a).

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided further that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Use Period” means, with respect to each parcel or item of Term Priority Collateral, the period, following the commencement of any Exercise of Any Secured Creditor Remedies, which begins on the earlier of (a) the day on which the ABL Agent provides the Term Agent with the notice of its election to request access to such parcel or item of Term Priority Collateral pursuant to Section 3.5(b) and (b) the fifth Business Day after the Term Agent provides the ABL Agent with notice that the Term Agent (or its agent) has obtained possession or control of such parcel or item of Term Priority Collateral and ends on the earliest of (i) the day which is 180 days after the date on which the ABL Agent initially obtains the ability to take physical possession of, remove or otherwise control physical access to, or actually uses, such parcel or item of Term Priority Collateral, plus such number of days, if any, during such 180 day period that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated ABL Priority Collateral, (ii) the date on which (A) all or substantially all of the ABL Priority Collateral associated with such parcel or item of Term Priority Collateral is sold, collected or liquidated or (B) the ABL Agent has abandoned the ABL Priority Collateral at such parcel or permanently ceases efforts to liquidate, complete, sell, prepare for sale, store or otherwise exercise the rights provided under Section 3.5(b) with respect to the ABL Priority Collateral with respect to any item or parcel of Term Priority Collateral and confirms in writing such facts to the Term Agent (or fails to respond within ten (10) Business Days to a written request from a Term Agent to so confirm) or, (iii) the Discharge of ABL Obligations and (iv) the date on which the default which resulted in such Exercise of Any Secured Creditor Remedies has been waived in writing.

Section 1.3 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, Amendments or Refinancings, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, Amendments and Refinancings, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation. Any reference herein to a time of day means Eastern time. Any term referenced herein by cross-reference to a defined term in the ABL Credit Agreement shall be deemed to be a cross-reference to a defined term in the ABL Credit Agreement or the same or comparable term in any other ABL Credit Agreement. Any term referenced herein by cross-reference to a defined term in the Term Loan Credit Agreement shall be deemed to be a cross-reference to a defined term in the Term Loan Credit Agreement or the same or comparable term in any other Term Loan Credit Agreement.

ARTICLE 2

LIEN PRIORITY

Section 2.1 Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of, or any defect or deficiency in, or failure to perfect, any Liens granted to the ABL Secured Parties in respect of all or any portion of the Collateral or any Liens granted to the Term Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent for the benefit of the ABL Secured Parties or any Term Agent for the benefit of the Term Secured Parties in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the ABL Documents or the Term Documents, (iv) whether the ABL Agent or any Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations or the Term Obligations are advanced or made available to the Loan Parties, or (vi) any failure of the ABL Agent or any Term Agent to perfect its Lien in the Collateral, the subordination of any Lien on the Collateral securing any ABL Obligations or Term Obligations, as applicable, to any Lien securing any other obligation of any Borrower or Term Guarantor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any ABL Obligations or Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, and each Term Agent, on behalf of itself and the applicable Term Secured Parties, hereby agree that the following priorities apply to the Liens upon and right to payment from Proceeds of the ABL Priority Collateral and the Term Priority Collateral:

(1) any Lien on the ABL Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien now or hereafter held by any Term Secured Party on the ABL Priority Collateral securing any Term Obligations; and

(2) any Lien on the Term Priority Collateral securing any Term Obligations now or hereafter held by or on behalf of any Term Agent, any Term Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Liens now or hereafter held by the ABL Secured Parties on the Term Priority Collateral securing any ABL Obligations.

(b) Each Term Agent, for and on behalf of itself and the applicable Term Secured Parties, acknowledges and agrees that, concurrently herewith, the ABL Agent, for the benefit of itself and the other ABL Secured Parties, has been, or may be, granted Liens upon all of the Term Priority Collateral and each Term Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, concurrently herewith, each Term Agent, for the benefit of itself and the other Term Secured Parties represented by it, has been, or may be, granted Liens upon all of the ABL Priority Collateral and the ABL Agent hereby consents thereto. The subordination of Liens by the Term Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate any Term Agent’s Liens or the ABL Agent’s Liens to the Liens of any other Person.

Section 2.2 Waiver of Right to Contest Liens.

(a) Each Term Agent, for and on behalf of itself and the applicable Term Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Secured Parties in respect of the Collateral or the provisions of this Agreement. Each Term Agent, for itself and on behalf of the applicable Term Secured Parties, agrees that none of the Term Agents or the Term Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral. Each Term Agent, for itself and on behalf of the applicable Term Secured Parties, hereby waives any and all rights it or the Term Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit any Term Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

(b) The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of any Term Agent or any Term Secured Parties in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in Section 3.5 of this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by any Term Agent under the Term Documents with respect to the Term Priority Collateral. The ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which any Term Agent seeks to enforce its Liens in any Term Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

Section 2.3 Remedies Standstill.

(a) Each Term Agent, on behalf of itself and the applicable Term Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, each Term Agent shall not nor shall any Term Secured Party represented by it Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral; provided, however, that the Designated Term Agent or any person authorized by it may Exercise Any Secured Creditor Remedies with respect to any ABL Priority Collateral (but not rights the exercise of which is otherwise prohibited by this Agreement including Article 6 hereof) after a period (the “Term Standstill Period”) of 180 consecutive days has elapsed from the date of delivery of written notice from the Designated Term Agent to the ABL Agent stating that (i) an Event of Default (as defined under the applicable Term Documents for which it is acting as a Term Agent) has occurred and is continuing thereunder, (ii) the Term

Obligations under such Term Documents for which it is acting as a Term Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of such Term Documents, and (iii) the Designated Term Agent intends to exercise its rights to the Exercise of Secured Creditor Remedies; provided, further, that the Term Agents shall not be entitled to Exercise Any Secured Creditor Remedies with respect to any ABL Priority Collateral in the event (x) the ABL Agent or any ABL Secured Parties are then diligently pursuing their rights and remedies with respect to all or a material portion of the ABL Priority Collateral or diligently attempting to vacate any stay or prohibition against such exercise or (y) a Loan Party is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding. From and after the date that is the earlier of (x) the date upon which the Discharge of ABL Obligations shall have occurred and (y) the date the Term Standstill Period shall have expired (subject to the second proviso in the preceding sentence), any Term Agent or any Term Secured Party may Exercise Any Secured Creditor Remedies under the Term Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any ABL Priority Collateral by any Term Agent or the Term Secured Parties is at all times subject to the provisions of this Agreement, including the provisions of Section 4.1.

(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of Term Obligations shall have occurred, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the Term Priority Collateral; provided, however, that the ABL Agent may Exercise Any Secured Creditor Remedies with respect to any Term Priority Collateral (but not rights the exercise of which is otherwise prohibited by this Agreement including Article 6 hereof) after a period (the “ABL Standstill Period”) of 180 consecutive days has elapsed from the date of delivery of written notice from the ABL Agent to each Term Agent stating that (i) an Event of Default (as defined under the applicable ABL Documents) has occurred and is continuing thereunder, (ii) the ABL Obligations under such ABL Documents are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of such ABL Documents, and (iii) the ABL Agent intends to exercise its rights to the Exercise of Secured Creditor Remedies; provided, further, that the ABL Agent shall not be entitled to Exercise Any Secured Creditor Remedies with respect to any Term Priority Collateral in the event (x) any Term Agent or any Term Secured Parties are then diligently pursuing their rights and remedies with respect to all or a material portion of the Term Priority Collateral or diligently attempting to vacate any stay or prohibition against such exercise or (y) a Loan Party is then a debtor under or with respect to (or otherwise subject to ) any Insolvency Proceeding. From and after the date that is the earlier of (x) the date upon which the Discharge of Term Obligations shall have occurred and (y) the date the ABL Standstill Period shall have expired (subject to the second proviso in the preceding sentence), the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Term Priority Collateral by the ABL Agent or the ABL Secured Parties is at all times subject to the provisions of this Agreement, including the provisions of Section 4.1.

(c) Notwithstanding the provisions of Sections 2.3(a), 2.3(b) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or Term Obligations owed to it in any Insolvency Proceeding commenced by or against any Loan Party, (ii) taking any action (not adverse to the Lien Priority of the Liens of the other Agent or other Secured Parties on the Collateral in which such other Agent or other Secured Party has a priority Lien or the rights of the other Agent or any of the other Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any

Person objecting to or otherwise seeking disallowance of the claim or Lien of such Agent or Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Loan Parties arising under any Insolvency Proceeding or applicable non-bankruptcy law to the extent not inconsistent with the terms of this Agreement, (v) Subject to Section 6.11, voting on any plan of reorganization or filing any proof of claim in any Insolvency Proceeding of any Loan Party, or (vi) bidding for and purchasing Collateral at any private or judicial foreclosure sale of such Collateral initiated by the applicable Agent (so long as such bid is subject to the limitations on credit bidding set forth in Section 6.4(a) and Section 6.4(b)), in each case (i) through (vi) above to the extent not inconsistent with the terms of this Agreement.

Section 2.4 Exercise of Rights.

(a) No Other Restrictions. The ABL Agent may enforce the provisions of the ABL Documents, each Term Agent may enforce the provisions of the applicable Term Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement; provided, however, that each of the ABL Agent and each Term Agent agrees to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise of Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Loan Party; provided further, however, that the ABL Agent’ failure to provide any such copies to each Term Agent shall not impair any of the ABL Agent’ rights hereunder or under any of the ABL Documents and any Term Agent’s failure to provide any such copies to the ABL Agent shall not impair any of such Term Agent’s rights hereunder or under any of the applicable Term Documents. Each of the Term Agents (on behalf of itself and the applicable Term Secured Parties) and the ABL Agent (on behalf of itself and the ABL Secured Parties) agrees (i) that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of each of the Term Agents and the applicable Term Secured Parties, against the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against the Term Agents or any other Term Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such parties shall be liable for any such action taken or omitted to be taken, or (ii) without the other Agent’s prior written consent, it will not be a petitioning creditor or otherwise assist in the filing of an involuntary Insolvency Proceeding.

(b) Release of Liens.

(i) In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the ABL Agent or any Disposition by the ABL Loan Parties with the consent of the ABL Agent while an Event of Default under the ABL Documents has occurred and is continuing (so long as the proceeds of such sale or Disposition are applied in accordance with Section 4.1(b)), or (B) any sale, transfer or other Disposition of all or any portion of the ABL Priority Collateral (other than in connection with an Amendment or Refinancing as described in Section 5.2(c)), so long as such sale, transfer or other Disposition is then permitted by the ABL Documents and the Term Documents or consented to by the requisite ABL Lenders and the requisite Term Lenders, as applicable, each Term Agent agrees, on behalf of itself and the applicable Term Secured Parties that such sale, transfer or other Disposition will be free and clear of the Liens on such ABL Priority Collateral securing the applicable Term Obligations, and such Term Agent’s and the applicable Term Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral; provided, that the Liens of the parties shall attach to the Proceeds of any such Disposition of the ABL Priority Collateral with the same relative priority as the Liens which attached to the ABL Priority Collateral so released. In furtherance of, and subject to, the foregoing, each Term Agent agrees that it will promptly execute and deliver any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith.

(ii) In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the Term Agent or any Disposition by the Term Loan Parties with the consent of the applicable Term Agent while an Event of Default under the Term Documents has occurred and is continuing (so long as the proceeds of such sale or Disposition are applied in accordance with Section 4.1(c)), or (B) any sale, transfer or other Disposition of all or any portion of the Term Priority Collateral (other than in connection with an Amendment or Refinancing as described in Section 5.2(c)), so long as such sale, transfer or other Disposition is then permitted by the applicable Term Documents and the ABL Documents or consented to by the requisite applicable Term Lenders and the requisite ABL Lenders, as applicable, the ABL Agent agrees, on behalf of itself and the ABL Lenders, that such sale, transfer or Disposition will be free and clear of the Liens on such Term Priority Collateral securing the ABL Obligations and the ABL Agent’ and the ABL Secured Parties’ Liens with respect to the Term Priority Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the applicable Term Secured Parties’ Liens on such Term Priority Collateral; provided, that the Liens of the parties shall attach to the Proceeds of any such Disposition of the Term Priority Collateral with the same relative priority as the Liens which attached to the Term Priority Collateral so released. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute and deliver any and all Lien releases or other documents reasonably requested by the applicable Term Agent in connection therewith.

Section 2.5 No New Liens.

(a) Subject to Article 6, until the Discharge of ABL Obligations, and for so long as the Term Obligations are secured by any ABL Priority Collateral, the parties hereto agree that no Loan Party shall grant any Lien on any assets of any Loan Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents. If any Term Secured Party shall nonetheless acquire or hold any Lien on any assets of any Loan Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, then the applicable Term Agent (or the relevant Term Secured Party) shall, without the need for any further consent of any other Term Secured Party or any Term Loan Party and notwithstanding anything to the contrary in any other Term Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien.

(b) Subject to Article 6, until the Discharge of Term Obligations, and for so long as the ABL Obligations are secured by any Term Priority Collateral, the parties hereto agree that no Loan Party shall grant any Lien on any of its assets securing any ABL Obligation which assets are not also subject to the Lien of each Term Agent under the applicable Term Documents; provided, that, the foregoing shall not apply to any Non-US Loan Parties and no corresponding Liens, if any, on such assets or properties granted to secure the ABL Obligations will be required to be provided to secure the Term Obligations. If any ABL Secured Party shall nonetheless acquire or hold any Lien on any assets of any such Loan Party securing any ABL Obligation which assets are not also subject to the Lien of each Term Agent under the applicable Term Documents, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party or any ABL Loan Party and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of each Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify each Term Agent in writing of the existence of such Lien.

(c) Each Term Agent on behalf of the Term Secured Parties acknowledges and agrees that ABL Agent and ABL Secured Parties may obtain Liens on certain of the assets of Non-US Loan Parties (including Equity Interests owned by such Non-US Loan Parties) which assets do not constitute Collateral for purposes of this Agreement.

Section 2.6 Waiver of Marshalling.

(a) Until the Discharge of ABL Obligations, each Term Agent, on behalf of itself and the applicable Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b) Until the Discharge of Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1 Certain Actions Permitted. Each Term Agent and the ABL Agent may make such demands or file such claims in respect of the Term Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time; provided that any judgment lien obtained in connection with such action shall be subject to the terms of this Agreement.

Section 3.2 Agent for Perfection.

(a) The ABL Agent, for and on behalf of itself and each ABL Secured Party, and each Term Agent, for and on behalf of itself and each applicable Term Secured Party, as applicable, each agrees to hold all Collateral in its respective possession, custody, or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC) (or in the possession, custody, or control of agents or bailees for either) as agent for each other Agent solely for the purpose of perfecting the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 3.2. The ABL Agent agrees to act as agent of each Term Agent for and on behalf of itself and each applicable Term Secured Party under each ABL Deposit and Security Account solely for the purpose of perfection of each applicable Term Secured Parties’ security interest therein. In furtherance thereof, (i) each Term Agent and the Term Secured Parties hereby appoint the ABL Agent as their agent for the purposes of perfecting their security interest in all ABL Deposit and Security Accounts of any ABL Loan Party and the ABL Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of each Term Agent and the other Term Secured Parties under each control agreement and (ii) each ABL Loan Party hereby grants a security interest to the ABL Agent for the benefit of the Term Secured Parties in all ABL Deposit and Security Accounts as security for the Term Obligations. The Term Agent agrees to act as agent of the ABL Agent for and on behalf of itself and each ABL Secured

Party under the Term Collateral Proceeds Account solely for the purpose of perfection of each applicable ABL Secured Parties’ security interest therein. In furtherance thereof, (i) the ABL Agent and the ABL Secured Parties hereby appoint the Term Agent as their agent for the purposes of perfecting their security interest in the Term Collateral Proceeds Account and the Term Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of the ABL Agent and the other ABL Secured Parties under each control agreement and (ii) each Term Loan Party hereby grants a security interest to the Term Agent for the benefit of the ABL Secured Parties in the Term Collateral Proceeds Account as security for the ABL Obligations. None of the ABL Agent, the other ABL Secured Parties, the Term Agents, or the other Term Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by any Loan Party or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and each Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as agent for the other party for purposes of perfecting the Lien held by each Term Agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Secured Parties or any other Person. Each Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties, or any other Person. Each Agent, for itself and on behalf of each Secured Party represented by it, hereby waives and releases each other Agent from all claims and liabilities arising pursuant to its role under this Section 3.2 as agent and bailee with respect to the Collateral. Without limiting the generality of the foregoing, (A) other than as set forth in Section 3.6(b), the ABL Secured Parties shall not be obligated to ensure or otherwise see to the application of any Proceeds of the Term Priority Collateral deposited into any ABL Deposit and Security Account or be answerable in any way for the misapplication thereof and (B) other than as set forth in Section 3.6(c), the Term Secured Parties shall not be obligated to ensure or otherwise see to the application of any Proceeds of the ABL Priority Collateral deposited into the Term Collateral Proceeds Account or be answerable in any way for the misapplication thereof.

(b) The ABL Agent agrees on behalf of itself and the other ABL Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed against Real Property in favor of or for the benefit of the ABL Agent shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Term Agent, in accordance with the provisions of the Intercreditor Agreement dated as of [            ], 2015, as amended from time to time.”

Section 3.3 Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and each Term Agent shall each be named as additional insured or lender loss payee, as applicable, with respect to all insurance policies relating to the Collateral as set forth in the ABL Credit Agreement or any Term Loan Credit Agreement, as applicable. Until Discharge of ABL Obligations, the ABL Agent shall have the sole and exclusive right, as against each Term Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral and take other such actions with respect to insurance covering the ABL Priority Collateral as set forth in the ABL Credit Agreement. Until Discharge of the Term Obligations, the Term Agents shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Priority Collateral and take other such actions with respect to insurance covering the Term Priority Collateral as set forth in the Term Documents. To the extent that an insured claim covers both ABL Priority Collateral and Term Priority Collateral, then the ABL Agent and each Term Agent will work jointly and in good faith to collect, adjust and/or settle under the insurance policy, as applicable. If the parties are unable after negotiating in good faith to agree on the collection, adjustment or settlement for such claim and the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Priority Collateral, either party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. All proceeds of such insurance shall be remitted to the ABL Agent or the Designated Term Agent, as the case may be, and each of the Term Agents and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.

Section 3.4 No Additional Rights For the Loan Parties Hereunder. If any ABL Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Loan Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Secured Party.

Section 3.5 Inspection and Access Rights.

(a) In the event that the ABL Agent shall, in the exercise of its rights under the ABL Documents or otherwise, receive possession or control of any books and Records of any Loan Party which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall, upon request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such books and records for inspection and duplication or provide to the Term Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof. The Term Agent hereby irrevocably grants the ABL Agent a non-exclusive worldwide license and/or right, to the maximum extent permitted by applicable law, exercisable without payment of royalty or other compensation, to use, license or sublicense any of the Intellectual Property (including the right to access to all media in which any of the Intellectual Property may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for ABL Agent and ABL Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise Dispose of any asset included in the ABL Priority Collateral in connection with liquidation, Disposition or Realization upon the ABL Priority Collateral in accordance with the terms of this Agreement. The Term Agent agrees that any sale, transfer or other disposition of any of the Loan Parties’ Intellectual Property (whether by foreclosure or otherwise) will be subject to the ABL Agent’s rights as set forth in this Section 3.5.

(b) If the Term Agent, or any agent or representative of the Term Agent, or any receiver, shall, after the commencement of any Exercise of Any Secured Creditor Remedies, obtain possession or physical control of any of the Term Priority Collateral, the Term Agent shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall, within ten Business Days thereafter, notify the Term Agent in writing as to whether the ABL Agent desires to exercise access rights under this Agreement. In addition, the ABL Agent shall promptly notify the Term Agent that the ABL Agent is exercising its access rights under this Agreement and its rights under Section 3.5 under either circumstance. Upon delivery of such notice by the ABL Agent to the Term Agent, ABL Agent shall have (i) an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the relevant parcel or item the Term Priority Collateral and (ii) the right during normal business hours during the Use Period, and with reasonable prior notice, to use the Term Priority Collateral in order to assemble, inspect, copy or download information stored on, take action to perfect its Liens on, complete a production run of inventory, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any ABL Loan Party’s business), store or otherwise deal with the ABL Priority Collateral, in each case without liability to any Term Secured Party, except as set forth herein. Consistent with the definition of “Use Period,” access rights will apply to differing parcels or items of Term Priority Collateral at differing times, in which case, a differing Use Period will apply to each such parcel or items. The Term Agents may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period applicable thereto unless such sale, assignment or transfer is subject to the Agent’s rights of access pursuant to the terms of this Agreement (including the Use Period afforded to the ABL Agent hereunder).

(c) The ABL Agent shall take proper and reasonable care under the circumstances of any Term Priority Collateral that is used by the ABL Agent during the Use Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the Term Priority Collateral. The ABL Agent shall indemnify and hold harmless the Term Agent and the Term Secured Parties for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused directly by the acts or omissions of Persons under its control and except for injury or damage arising from the gross negligence or willful misconduct of any Term Secured Party; provided, however, that the ABL Agent and the ABL Secured Parties will not be liable for any diminution in the value of Term Priority Collateral caused by the absence of the ABL Priority Collateral therefrom. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the Term Secured Parties and/or to any Term Agent pursuant to this Section 3.5 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Agent, as the case may be) of their rights under this Section 3.5 and the ABL Secured Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties. The ABL Agent and the Term Agent shall cooperate and use reasonable efforts to ensure that their activities during the Use Period as described in this Section 3.5 do not interfere materially with the activities of the other as described in this Section 3.5, including the right of the Term Agent to show the Term Priority Collateral to prospective purchasers and to ready the Term Priority Collateral for sale.

Section 3.6 Tracing of and Priorities in Proceeds.

(a) The ABL Agent, for itself and on behalf of the ABL Secured Parties, and each Term Agent, for itself and on behalf of the applicable Term Secured Parties, agree that prior to an issuance of any Enforcement Notice by such Secured Party, any Proceeds of Collateral, whether or not deposited under control agreements, which are used by any Loan Party to acquire other property which is Collateral shall not (solely as between the Agents and the Lenders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.

(b) Notwithstanding anything to the contrary in this Agreement, each Term Agent on behalf of the Term Secured Parties agrees that, unless (and only to the extent that) the ABL Agent has prior actual knowledge (as a result of written notice from a Term Agent or otherwise) that any deposit in, funds credited to or other payment into, any of the ABL Deposit and Security Accounts (other than the Term Collateral Proceeds Account) include Term Priority Collateral or Proceeds thereof, such deposits or payments may be treated as ABL Priority Collateral and swept, applied and otherwise dealt with in accordance with the terms of the ABL Documents. In accordance with the foregoing and the other terms of this Agreement, each ABL Secured Party shall segregate and pay over to the Term Agents upon written request after delivery of an Enforcement Notice by any Term Agent, in the same form as received and with any necessary endorsements, all Term Priority Collateral and/or identifiable Proceeds of Term Priority Collateral contained in any ABL Deposit and Security Account (and the ABL Loan Parties hereby authorize and direct the ABL Agent to pay over to the applicable Term Agent such amounts to the extent required hereunder).

(c) Notwithstanding anything to the contrary in this Agreement, the ABL Agent on behalf of the ABL Secured Parties agrees that, unless (and only to the extent that) a Term Agent has prior actual knowledge (as a result of written notice from the ABL Agent or otherwise) that any deposit in, funds credited to or other payment into, the Term Collateral Proceeds Account include ABL Priority Collateral or Proceeds thereof, such deposits or payments may be treated as Term Priority Collateral and swept, applied and otherwise dealt with in accordance with the terms of the Term Documents. In accordance with the foregoing and the other terms of this Agreement, each Term Secured Party shall segregate and pay over to the ABL Agent upon written request after delivery of an Enforcement Notice by the ABL Agent, in the same form as received and with any necessary endorsements, all ABL Priority Collateral and/or identifiable Proceeds of ABL Priority Collateral contained in the Term Collateral Proceeds Account (and the Term Loan Parties hereby authorize and direct the Term ABL Agents to pay over to the ABL Agent such amounts to the extent required hereunder).

Section 3.7 Payments Over.

(a) So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof not constituting Term Priority Collateral received by any Term Agent or any Term Secured Parties in connection with any Exercise of Secured Creditor Remedies relating to the ABL Priority Collateral shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for any Term Agent or any such Term Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(b) So long as the Discharge of Term Obligations has not occurred, any Term Priority Collateral or Proceeds thereof not constituting ABL Priority Collateral received by the ABL Agent or any other ABL Secured Party in connection with any Exercise of Secured Creditor Remedies relating to the Term Priority Collateral shall be segregated and held in trust and forthwith paid over to the Designated Term Agent for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Designated Term Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such other ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(c) Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any Term Agent or any Secured Party of payments of interest, principal and other amounts owed in respect of the ABL Obligations or the Term Obligations so long as such receipt is not the direct or indirect result of the Exercise of Any Secured Creditor Remedies by the ABL Agent or any Term Agent or any Secured Party in contravention of this Agreement of any Lien held by any of them.

Section 3.8 Rights as Unsecured Creditors. The Parties may, in accordance with the terms of the Term Documents or the ABL Documents (as applicable) and applicable law, enforce rights and exercise remedies against the Company and any other Loan Party as unsecured creditors so long as such action is not prohibited by or inconsistent with the terms of this Agreement (including the limitations set forth in Article 6) or any other provisions prohibiting, limiting or restricting certain actions or objections by the Term Secured Parties or the ABL Secured Parties, as applicable; provided further that in the event any Party becomes a judgment Lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to any of its obligations, such judgment Lien shall be subject to the terms of this Agreement, including the relative Lien priorities set forth in Section 2.1 and Section 4.1.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. Each Term Agent, for and on behalf of itself and the applicable Term Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted Disposition by the ABL Loan Parties under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed; and (iii) all Collateral or Proceeds thereof received by the ABL Agent may be applied, reversed, reapplied, reborrowed or credited, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) or any Term Agent (or any Term Secured Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender or any Term Agent or any Term Secured Party as a result of such enforcement shall be applied as specified in Sections 4.1(b) and (c). The Lien Priority shall not be altered or otherwise affected by any such Amendment or Refinancing, repayment, reborrowing, or increase of either the ABL Obligations or the Term Obligations, or any portion thereof.

(b) Application of Proceeds of ABL Priority Collateral. The ABL Agent and each Term Agent hereby agree that all ABL Priority Collateral and all Proceeds thereof, received by any of them in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral shall be applied, first, (i) to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies to the extent provided in the ABL Documents and (ii) in an Insolvency Proceeding and in connection with ABL DIP Financing that otherwise complies with Section 6.1(a) hereof, to the payment of any reasonable administrative claim, professional fee and U.S. trustee or clerk of the court fee “carveouts”, in each case under this clause (ii), consented to in writing by the ABL Agent to be paid prior to the Discharge of ABL Obligations, second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

third, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred, and fourth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.

(c) Application of Proceeds of Term Priority Collateral. The ABL Agent and each Term Agent hereby agree that all Term Priority Collateral and all Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the Term Priority Collateral shall be applied, first, (i) to the payment of costs and expenses of each Term Agent in connection with such Exercise of Secured Creditor Remedies to the extent provided in the Term Documents and (ii) in an Insolvency Proceeding and in connection with Term DIP Financing that otherwise complies with Section 6.1(b) hereof, to the payment of any reasonable administrative claim, professional fee and U.S. trustee or clerk of the court fee “carveouts”, in each case under this clause (ii), consented to in writing by the Designated Term Agent to be paid prior to the Discharge of Term Obligations, second, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred,

third, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, and fourth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.

(d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to any Term Agent or to any Term Secured Party, and no Term Agent shall have any obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.

(e) Turnover of Collateral after Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Designated Term Agent or shall execute such documents as any Term Agent may reasonably request (at the expense of the ABL Borrowers) to enable each Term Agent to have control over, any Control Collateral of the Term Loan Parties still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, subject to the reinstatement provisions of Section 5.3 below. The ABL Agent also agrees to deliver notices to landlords, bailees, warehousemen, credit card processors, shippers and other third parties that the ABL Agent is no longer a “secured party” and, if applicable, the “controlling party” (or comparable concepts) under the applicable landlord agreement, collateral access agreement, credit card processor agreement, shipper waiver or other third party document. Upon the Discharge of Term Obligations, each Term Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request (at the expense of the Term Loan Borrower) to enable the ABL Agent to have control over any Control Collateral still in such Term Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, subject to the reinstatement provisions of Section 5.3 below. Each Term Agent also agrees to deliver notices to landlords, bailees, warehousemen, credit card processors, shippers and other third parties that such Term Agent is no longer a “secured party” or, if applicable, the “controlling party” (or comparable concepts) under the applicable landlord agreement, collateral access agreement, credit card processor agreement, shipper waiver or other third party document.

(f) Notwithstanding anything to the contrary contained above or in the definition of the ABL Priority Collateral or Term Loan Priority Collateral, in the event that Proceeds of Collateral are received from (or are otherwise attributable to the value of) any collection, sale, foreclosure or other realization upon or any other Enforcement Action that involves a combination of ABL Priority Collateral and Term Loan Priority Collateral, the ABL Agent and the Designated Term Loan Agent shall use commercially reasonable efforts in good faith to allocate such Proceeds to the ABL Priority Collateral and the Term Loan Priority Collateral. If the ABL Agent and the Designated Term Loan Agent are unable to agree on such allocation within five (5) Business Days (or such other period of time as the ABL Agent and the Designated Term Loan Agent agree) of the consummation of such collection, sale, foreclosure or other realization upon or any other Enforcement Action, the portion of such Proceeds that shall be allocated as Proceeds of ABL Priority Collateral for purposes of this Agreement shall be an amount equal to (i) the net book value of such ABL Priority Collateral consisting of Accounts, (ii) the orderly liquidation value of such ABL Priority Collateral consisting of Inventory based on and consistent with the then most current appraisal thereof received by the ABL Agent with respect thereto, and (iii) to the extent the Proceeds of ABL Priority Collateral include Proceeds of Collateral other than Accounts and Inventory, the appraised value of such other Collateral based on and consistent with the then most current satisfactory appraisal received by the ABL Agent with respect thereto.

Section 4.2 Specific Performance. Each of the ABL Agent and each Term Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Loan Party shall have complied with any of the provisions of any of the Credit Documents, at any time when the other party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and each Term Agent, for and on behalf of itself and the applicable Term Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1 Notice of Acceptance and Other Waivers.

(a) All ABL Obligations at any time made or incurred by any ABL Borrower or ABL Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and any Term Agent, on behalf of itself and the applicable Term Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Secured Party of this Agreement and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Term Obligations at any time made or incurred by the Term Loan Borrower or any Term Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by any Term Agent or any Term Secured Party of this Agreement and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.

(b) None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by any ABL Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL

Documents, whether the ABL Agent or any ABL Secured Party have knowledge that the honoring of (or failure to honor) any such request would constitute or result in a default under the terms of any Term Loan Credit Agreement or any other Term Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute or result in such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to any Term Agent or any Term Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent or any of the Term Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. The Term Agent, on behalf of itself and the Term Secured Parties, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other Disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such Disposition does not breach the provisions of this Agreement.

(c) None of the Term Agents, any Term Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute or result in a default under any ABL Document, or if any Term Agent or any Term Secured Party otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the express terms and conditions hereof), neither the Term Agents nor any Term Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Term Agents and the Term Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of the Term Agents or the Term Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other Disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such Disposition does not breach the provisions of this Agreement.

Section 5.2 Modifications to ABL Documents and Term Documents.

(a) Each Term Agent, on behalf of itself and the applicable Term Secured Parties, hereby agrees that, without affecting the obligations of such Term Agent and the applicable Term Secured Parties hereunder, the ABL Agent and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to any Term Agent or any Term Secured Party, and without incurring any liability to any Term Agent or any Term Secured Party or impairing or modifying the Lien Priority provided for herein, Amend or Refinance any of the ABL Documents in any manner whatsoever, other than in a manner which would have the effect of contravening the terms of this Agreement.

(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Secured Parties hereunder, each Term Agent and the Term Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Secured Party, and without incurring any liability to the ABL Agent or any ABL Secured Party or impairing or modifying the Lien Priority provided for herein, Amend or Refinance any of the Term Documents other than in a manner which would have the effect of contravening the terms of this Agreement.

(c) Subject to (i) Section 5.2(a) and (b) above and (ii) the applicable requirements set forth in the defined terms “ABL Credit Agreement” and “Term Loan Credit Agreement,” the ABL Obligations and the Term Obligations may be Amended or Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required under any ABL Document or any Term Document to permit the Amendment or Refinancing transaction) of the ABL Agent, the ABL Secured Parties, the Term Agents or the Term Secured Parties, as the case may be, all without affecting the Lien Priority provided for herein or the other provisions hereof, provided, however, such amendment or refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Term Documents (to the extent such documents survive the amendment or refinancing and, unless the agent, trustee or other representative with respect to such Amended or Refinanced facility is already a party to this Agreement, such agent, trustee or other representative shall have executed and delivered an Additional Term Joinder (with such changes as may be reasonably approved by such agent, trustee or other representative and each other party hereto).

Section 5.3 Reinstatement and Continuation of Agreement.

(a) If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Loan Party, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agents, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Loan Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Loan Party in respect of the ABL Obligations or the Term Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Loan Party or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.

(b) If any Term Agent or any Term Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Term Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agents, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Term Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Term Guarantor in respect of the ABL Obligations or the Term Obligations. No priority or right of any Term Agent or any Term Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Term Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which any Term Agent or any Term Secured Party may have.

Section 5.4 Purchase Right.

(a) Notice of Exercise.

(i) On or after the occurrence and during the continuance of (A) the acceleration of all of the ABL Debt, (B) the commencement of an Insolvency Proceeding as to any ABL Loan Party or (C) the termination of any ABL Standstill Period (unless the ABL Agent or any ABL Secured Party shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to substantially all or any material portion of the ABL Priority Collateral) (the events listed in subparts (A) through (C) hereof, each being a “Term Purchase Option Trigger Event”), all or a portion of the Term Secured Parties, acting as a single group (the “Purchasing Term Secured Parties”), shall have the option, which must be exercised within thirty (30) days of the occurrence of a Term Purchase Option Trigger Event by delivery of notice to the ABL Agent and the Company, to purchase all of the ABL Obligations from the ABL Secured Parties. Such notice from such Term Secured Parties to the ABL Agent shall be irrevocable.

(ii) On or after the occurrence and during the continuance of (A) the acceleration of all of the Term Debt, (B) the commencement of an Insolvency Proceeding as to any Term Loan Party or (C) the termination of any Term Standstill Period (unless a Term Agent or any Term Secured Party shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to substantially all or any material portion of the Term Priority Collateral) (the events listed in subparts (A) through (C) hereof, each being an “ABL Purchase Option Trigger Event”), all or a portion of the ABL Secured Parties, acting as a single group (the “Purchasing ABL Secured Parties”), shall have the option, which must be exercised within thirty (30) days of the occurrence of an ABL Purchase Option Trigger Event by delivery of notice to the Designated Term Agent and the Company, to purchase all of the Term Obligations from the Term Secured Parties. Such notice from such ABL Secured Parties to a Term Agent shall be irrevocable.

(b) Purchase and Sale.

(i) On the date specified by the Purchasing Term Secured Parties in the notice contemplated by Section 5.4(a)(i) above (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by the ABL Agent of the notice of the relevant Term Secured Parties’ election to exercise such option), the ABL Secured Parties shall sell (which obligation shall be several and not joint) to the Purchasing Term Secured Parties, and the relevant Term Secured Parties shall purchase from the ABL Secured Parties, the ABL Obligations, provided that, the ABL Agent and the ABL Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the ABL Documents but shall not retain any rights to the security therefor.

(ii) On the date specified by the Purchasing ABL Secured Parties in the notice contemplated by Section 5.4(a)(ii) above (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by the Designated Term Agent of the notice of the relevant ABL Secured Party’s election to exercise such option), the Term Secured Parties shall sell (which obligation shall be several and not joint) to the relevant ABL Secured Parties, and the relevant ABL Secured Parties shall purchase from the Term Secured Parties, the Term Obligations, provided that, the Term Agent and the Term Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the Term Documents but shall not retain any rights to the security therefor.

(c) [Reserved.]

(d) Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Term Secured Parties or the relevant ABL Secured Parties, as applicable, shall (i) pay to the ABL Agent for the benefit of the ABL Secured Parties (with respect to a purchase of the ABL Obligations) or to the Designated Term Agent for the benefit of the Term Secured Parties (with respect to a purchase of the Term Obligations) as the purchase price therefor the full amount of all the ABL Obligations or Term Obligations, as applicable, then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (ii) with respect to a purchase of the ABL Obligations, furnish cash collateral to the ABL Agent in a manner and in such amounts as the ABL Agent determines is reasonably necessary to secure the ABL Agent and the ABL Secured Parties with respect to issued and outstanding letters of credit and Secured Bank Product Obligations, (iii) with respect to a purchase of the ABL Obligations, agree to reimburse the ABL Agent, the ABL Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Agent has not yet received final payment, (iv) agree to reimburse the ABL Secured Parties or the Term Secured Parties, as applicable, in respect of indemnification obligations of the Loan Parties under the ABL Documents or the Term Documents, as applicable, as to matters or circumstances known to the ABL Agent or the Designated Term Agent, as applicable, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Secured Parties, the Term Secured Parties or letter of credit issuing banks, as applicable, and (v) agree to indemnify and hold harmless the ABL Secured Parties or the Term Secured Parties, as applicable, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations or the Term Obligations, as applicable, as a direct result of any acts by any Purchasing Term Secured Party or any Purchasing ABL Secured Party, as applicable, occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the ABL Agent or the Designated Term Agent, as applicable, may designate in writing for such purpose.

(e) Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by any selling party (or the applicable representative or the Term Agent) and without recourse of any kind, except that the selling party shall represent and warrant: (i) the amount of the ABL Obligations or Term Obligations, as applicable, being purchased from it, (ii) that such ABL Secured Party or Term Secured Party, as applicable, owns the ABL Obligations or Term Obligations, as applicable, free and clear of any Liens or encumbrances and (iii) that such ABL Secured Party or Term Secured Party, as applicable, has the right to assign such ABL Obligations or Term Obligations, as applicable, and the assignment is duly authorized.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1 DIP Financing.

(a) If any Loan Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or any of the ABL Secured Parties shall seek to provide any Loan Party with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws, (which may include a “roll-up” or “roll-over” of all or any of the ABL Obligations), whether provided by any ABL Secured Party or any other Person (each, including any such order for the use of cash collateral, an “ABL DIP Financing”), with such ABL DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be ABL Priority Collateral), then each Term Agent, on behalf of itself and the applicable Term Secured Parties, agrees that (i) it will raise no objection and will not support any objection to such ABL DIP Financing or use of cash collateral or to the Liens securing the same on any basis, including, without limitation, on the grounds of a failure to provide “adequate protection” for the Liens of such Term Agent securing the Term Obligations (and will not request any adequate protection solely as a result of such ABL DIP Financing or use of cash collateral that is ABL Priority Collateral, and will not offer or support any debtor-in-possession financing which would compete with such ABL DIP Financing), and (ii) it will subordinate (and will be deemed hereunder to have subordinated) the Liens of such applicable Term Agent or any other Term Secured Parties on the ABL Priority Collateral (but not the Term Priority Collateral) to (1) the Liens on the ABL Priority Collateral pursuant to such ABL DIP Financing (to the extent the Liens securing the ABL DIP Financing are pari passu or senior in priority to the ABL Obligations), (2) any adequate protection provided to the ABL Secured Parties and (3) any reasonable administrative claim, professional fee and U.S. trustee or clerk of the court fee “carve-outs”, in each case, consented to in writing by the ABL Agent to be paid prior to the Discharge of ABL Obligations, in each case, on the same terms as the Liens of the Term Secured Parties are subordinated to the Liens granted with respect to such ABL DIP Financing (and such subordination will not alter in any manner the terms of this Agreement); provided that (A) each Term Agent retains its Lien on the ABL Priority Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws), (B) unless it shall otherwise consent, each Term Agent shall retain its Lien on the Term Priority Collateral with the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien of the ABL Agent (or other provider of ABL DIP Financing) on the Term Priority Collateral securing such ABL DIP Financing shall be junior and subordinate to the Lien of each Term Agent on the Term Priority Collateral, (C) all Liens on ABL Priority Collateral securing any such ABL DIP Financing, shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral and (D) the foregoing provisions of this Section 6.1(a) shall not prevent any Term Agent or the other Term Secured Parties from objecting to any provision in any ABL DIP Financing (x) relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws or (y) that provides for the use of any Term Priority Collateral or Proceeds thereof other than for the payment of the Term Obligations.

(b) If any Loan Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Term Obligations, and any Term Agent or any of the Term Secured Parties shall seek to provide any Loan Party with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Term Priority

Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws, (which may include a “roll-up” or “roll-over” of all or any of the Term Obligations), whether provided by any Term Secured Party or any other Person (each, including any such order for the use of cash collateral, a “Term DIP Financing”), with such Term DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Term Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that (i) it will raise no objection and will not support any objection to such Term DIP Financing or use of cash collateral or to the Liens securing the same on any basis, including, without limitation, on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent securing the ABL Obligations (and will not request any adequate protection solely as a result of such Term DIP Financing or use of cash collateral that is Term Priority Collateral, and will not offer or support any debtor-in-possession financing which would compete with such Term DIP Financing), and (ii) it will subordinate (and will be deemed hereunder to have subordinated) the Liens of the ABL Agent or any other ABL Secured Parties on the Term Priority Collateral (but not the ABL Priority Collateral) to (1) the Liens on the Term Priority Collateral pursuant to such Term DIP Financing (to the extent the Liens securing the Term DIP Financing are pari passu or senior in priority to the Term Obligations), (2) any adequate protection provided to the Term Secured Parties and (3) any reasonable administrative claim, professional fee and U.S. trustee or clerk of the court fee “carve-outs”, in each case, consented to in writing by any Term Agent to be paid prior to the Discharge of Term Obligations, in each case, on the same terms as the Liens of the ABL Secured Parties are subordinated to the Liens granted with respect to such Term DIP Financing (and such subordination will not alter in any manner the terms of this Agreement); provided that (A) the ABL Agent retains its Lien on the Term Priority Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws), (B) unless it shall otherwise consent, the ABL Agent shall retain its Lien on the ABL Priority Collateral with the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien of any Term Agent (or other provider of Term DIP Financing) on the ABL Priority Collateral securing such Term DIP Financing shall be junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (C) all Liens on Term Priority Collateral securing any such Term DIP Financing, shall be senior to or on a parity with the Liens of each Term Agent and the Term Secured Parties securing the Term Obligations on Term Priority Collateral and (D) the foregoing provisions of this Section 6.1(b) shall not prevent the ABL Agent or the other ABL Secured Parties from objecting to any provision in any Term DIP Financing (x) relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws or (y) that provides for the use of any ABL Priority Collateral or Proceeds thereof other than for the payment of the ABL Obligations.

(c) All Liens granted to the ABL Agent or any Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement. For clarity, none of the Term Agents or the Term Secured Parties shall seek to “prime” the Lien of the ABL Agent and the ABL Secured Parties on the ABL Priority Collateral or request, seek or receive a Lien on the ABL Priority Collateral pursuant to Section 364(d) or 363(c)(4) of the Bankruptcy Code on the ABL Priority Collateral. For clarity, the ABL Agent and the ABL Secured Parties shall not seek to “prime” the Liens of the Term Agents or the Term Secured Parties on the Term Priority Collateral or request, seek or receive a Lien on the Term Priority Collateral pursuant to Section 364(d) or 363(c)(4) of the Bankruptcy Code on the Term Priority Collateral.

(d) No ABL Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, any ABL DIP Financing secured by Liens on the Term Priority Collateral equal or senior in priority to the Liens on the Term Priority Collateral (including any assets or property arising after the commencement of a case under the Bankruptcy Code) of any Term Agent, without the prior written consent of such Term Agent. No Term Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, any Term DIP Financing secured by Liens on the ABL Priority Collateral equal or senior in priority to the Liens on the ABL Priority Collateral (including any assets or property arising after the commencement of a case under the Bankruptcy Code) of the ABL Agent, without the prior written consent of the ABL Agent. For purposes hereof, all references to Collateral shall include any assets or property of Loan Parties arising after the commencement of any Insolvency Proceeding that are subject to the Liens of Agents.

Section 6.2 Relief From Stay. Until the Discharge of ABL Obligations has occurred, each Term Agent, on behalf of itself and the applicable Term Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without each Term Agent’s express written consent. In addition, none of the Term Agents or the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and each Term Agent to be modified or unless the ABL Agent or any Term Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or such Term Agent’s ability to realize upon its Collateral.

Section 6.3 No Contest; Adequate Protection.

(a) Each Term Agent, on behalf of itself and the applicable Term Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(b) or Section 6.3(b) or if the adequate protection sought is in the form of a cash payment, periodic cash payments or otherwise, in each case to the extent such payments are made from the Proceeds of the Term Priority Collateral), (ii) subject to Section 6.1(a) above, any proposed provision of ABL DIP Financing, including any consensual use of cash collateral constituting ABL Priority Collateral, by the ABL Agent and the ABL Secured Parties (or any other Person proposing to provide ABL DIP Financing with the consent of the ABL Agent), (iii) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement (unless in contravention of Section 6.1(b) or Section 6.3(b)), or (iv) any request by the ABL Agent or any ABL Secured Party for payment of interest (including post-petition interest), fees, expenses or other amounts to any ABL Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or other applicable law (unless in contravention of Section 6.1(b) or Section 6.3(b) or to the extent such payments are to be made from the Proceeds of the Term Priority Collateral or from the proceeds of Term DIP Financing).

(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by any Term Agent or any Term Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) or 6.3(a) or if the adequate protection sought is in the form of a cash payment, periodic cash payments or otherwise, in each case to the extent such payments are made from the Proceeds of the ABL Priority Collateral), (ii) subject to Section 6.1(b) above, any proposed provision of Term DIP Financing, including any consensual use of cash collateral constituting Term Priority Collateral, by any Term Agent and the applicable Term Secured Parties (or any other Person proposing to provide Term DIP Financing with the consent of the Term Agent), (iii) any objection by any Term Agent or any Term Secured Party to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to any Term Agent as adequate protection of its interests are subject to this Agreement (unless in contravention of Section 6.1(a) or Section 6.3(a)), or (iv) any request by any Term Agent or any Term Secured Party for payment of interest (including post-petition interest), fees, expenses or other amounts to any Term Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or other applicable law (unless in contravention of Section 6.1(a) or Section 6.3(a) or to the extent such payments are to be made from the Proceeds of the ABL Priority Collateral or from the proceeds of ABL DIP Financing).

(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:

(i) if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral) and/or a superpriority claim, then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that each Term Agent, on behalf of itself or any of the applicable Term Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request), as applicable, adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of each Term Agent on ABL Priority Collateral or a superpriority claim junior in all respects to such superpriority claim granted to the ABL Secured Parties; and

(ii) if the Term Secured Parties (or any subset thereof), is granted adequate protection in respect of Term Priority Collateral in the form of additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted Term Priority Collateral) and/or a superpriority claim, then each Term Agent, on behalf of itself and the applicable Term Secured Parties, agrees that the ABL Agent on behalf of itself or any of the ABL Secured Parties, may seek or request (and the Term Secured Parties will not oppose such request), as applicable, adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien will be subordinated to the Liens securing the Term Obligations on the same basis as the other Liens of the ABL Agent on Term Priority Collateral or a superpriority claim junior in all respects to such superpriority claim granted to the Term Secured Parties

(d) The Term Loan Parties shall not be entitled to, and shall not seek, adequate protection in the form of cash payment to the extent such payment is sought to be paid from an ABL DIP Financing or the ABL Priority Collateral or the Proceeds (or advances) in respect thereof. The ABL Secured Parties shall not be entitled to, and shall not seek, adequate protection in the form of cash payment to the extent such payment is sought to be paid from a Term Loan DIP Financing or the Term Priority Collateral or the Proceeds (or advances) in respect thereof.

Section 6.4 Asset Sales.

(a) Until the Discharge of ABL Obligations has occurred, the Term Agent, for itself and on behalf of the other Term Secured Parties agrees that in the event of any Insolvency Proceeding, the Term Secured Parties will not object or oppose (or support any Person in objecting or opposing), and will be deemed to have consented to pursuant to Section 363(f) of the Bankruptcy Code or any other applicable law, (i) a motion to sell or otherwise Dispose of any ABL Priority Collateral under Sections 363, 365 or 1129 of the Bankruptcy Code or any similar provisions under any other applicable Debtor Relief Laws, free and clear of any Liens or other claims, (ii) a motion establishing notice, sale or bidding procedures for such Disposition (including any break-up fee or other bidder protections) or (iii) a motion to permit a credit bid on all or any portion of the claims of the ABL Secured Parties against ABL Priority Collateral under Section 363(k) of the Bankruptcy Code, in each case, if the ABL Agent has consented to such sale or other Disposition of such ABL Priority Collateral; provided, that, (A) the terms of any proposed order approving such transaction provide for the parties’ respective Liens to attach to the proceeds of the ABL Priority Collateral that is the subject of such sale or Disposition, subject to the Lien Priorities in Section 2.1 and the other terms and conditions of this Agreement; (B) such proceeds are applied among the ABL Obligations or the Term Obligations in accordance with Section 4.1; and (C) such motion to sell or otherwise Dispose of any ABL Priority Collateral does not impair the rights of the Term Secured Parties under Section 363(k) of the Bankruptcy Code (except that (1) the Term Secured Parties will be permitted to “credit bid” their claims against ABL Priority Collateral (including under Section 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of other applicable Debtor Relief Laws) in such sale only if the cash proceeds of such bid result in Discharge of ABL Obligations on the closing date of such sale, including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all ABL Obligations outstanding at the time of any Disposition, and (2) the Term Secured Parties will be permitted to “credit bid” their claims against Term Priority Collateral (including under Section 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of other applicable Debtor Relief Laws) in such sale and in accordance with the terms of the Term Documents. Each Term Agent for itself and the applicable Term Secured Parties further agree that they will not object to or oppose, or support any party in opposing, the right of the ABL Secured Parties to credit bid under Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Debtor Relief Laws) with respect to the ABL Priority Collateral, subject to the provision of the immediately preceding sentence; provided, that, the Term Secured Parties shall not be deemed to have agreed to any credit bid in connection with a single sale or other Disposition of both Term Priority Collateral and ABL Priority Collateral unless such credit bid would result in the Discharge of Term Obligations on the closing date of such sale.

(b) Until the Discharge of Term Obligations has occurred, the ABL Agent, for itself and on behalf of the other ABL Secured Parties agrees that in the event of any Insolvency Proceeding, the ABL Secured Parties will not object or oppose (or support any Person in objecting or opposing), and will be deemed to have consented to pursuant to Section 363(f) of the Bankruptcy Code or any other applicable law, (i) a motion to sell or otherwise Dispose of any Term Priority Collateral under Sections 363, 365 or 1129 of the Bankruptcy Code or any similar provisions under any other applicable Debtor Relief Laws, free and clear of any Liens or other claims, (ii) a motion establishing notice, sale or bidding procedures for such Disposition (including any break-up fee or other bidder protections) or (iii) a motion to permit a credit bid all or any portion of the claims of the Term Secured Parties against Term Priority Collateral under Section 363(k) of the Bankruptcy Code, in each case, if the Term Agent has consented to such sale or Disposition of such Term Priority Collateral; provided, that, (A) the terms of any proposed order approving such transaction provide for the parties’ respective Liens to attach to the proceeds of the Term Priority Collateral that is the subject of such sale or Disposition, subject to the Lien Priorities in Section 2.1 and the other terms and conditions of this Agreement, (B) such proceeds are applied among the ABL Obligations and the Term Obligations in accordance with Section 4.1; and (C) such motion to sell or otherwise Dispose of any Term Priority Collateral does not impair the rights of the ABL Secured Parties under Section 363(k) of the Bankruptcy Code (except that (1) the ABL Secured Parties will be permitted to “credit bid” their claims against Term Priority Collateral (including under Section 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of other applicable Debtor Relief Laws) in such sale only if such bid results in a Discharge of Term Obligations in cash on the closing date of such sale, including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all Term Obligations outstanding at the time of any Disposition, and (2) the ABL Secured Parties will be permitted to “credit bid” their claims against ABL Priority Collateral (including under Section 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of other applicable Debtor Relief Laws) in such sale and in accordance with the terms of the ABL Documents. The ABL Agent for itself and the other ABL Secured Parties further agree that it will not object to or oppose, or support any party in opposing, the right of the Term Secured Parties to credit bid under Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Debtor Relief Laws) with respect to the Term Priority Collateral, subject to the provision of the immediately preceding sentence; provided, that, the ABL Secured Parties shall not be deemed to have agreed to any credit bid in connection with a single sale or other Disposition of both ABL Priority Collateral and Term Priority Collateral unless such credit bid would result in the Discharge of ABL Obligations on the closing date of such sale.

Section 6.5 Separate Grants of Security and Separate Classification. Each Term Secured Party and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions from the Collateral shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Loan Parties, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Secured Parties, respectively, (whether or not allowed or allowable in any such Insolvency Proceeding) before any distribution is made in respect of the claims held by the other Secured Parties from such Priority Collateral, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from such Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Secured Parties turning over such amounts.

Section 6.6 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens on any property of the reorganized debtor are distributed pursuant to a plan of reorganization or a similar dispositive restructuring plan, both on account of the ABL Obligations and on account of the Term Obligations, then to the extent that the debt obligations distributed on account of the ABL Obligations and on account of the Term Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.7 [Reserved].

Section 6.8 ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of each Term Agent hereunder, shall, except as otherwise specifically provided herein, remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any ABL Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document (but solely to the extent permitted pursuant to Section 5.2(a) hereof);

(iii) any exchange, release, voiding, avoidance or nonperfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the ABL Obligations, or of any Term Agent or any Loan Party, to the extent applicable, in respect of this Agreement.

Section 6.9 Term Obligations Unconditional. All rights of each Term Agent hereunder, all agreements and obligations of the ABL Agent hereunder, shall, except as otherwise specifically provided herein, remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Term Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document (but solely to the extent permitted pursuant to Section 5.2(b) hereof);

(iii) any exchange, release, voiding, avoidance or nonperfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Term Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Term Obligations, or of the ABL Agent or any Loan Party, to the extent applicable, in respect of this Agreement.

Section 6.10 Claims. Each Agent, for itself and on behalf of the respective applicable Secured Parties, agrees not to object to (or support any other Person objecting) and hereby waives any objection to any election under Section 1111(b)(2) of the Bankruptcy Code by any ABL Secured Party (to any claims of such ABL Secured Party in respect of the ABL Priority Collateral) or Term Secured Party (to any claims of such Term Secured Party in respect of the Term Priority Collateral), as applicable, in or from such Insolvency or Liquidation Proceeding.

Section 6.11 Bankruptcy – Plan Support. Without the consent of the ABL Secured Parties prior to the Discharge of ABL Obligations, the Term Secured Parties will not propose, support or vote, directly or indirectly (including by any restructuring plan support agreement) for any Plan that is inconsistent with this Agreement. Without the consent of the Term Secured Parties prior to the Discharge of Term Obligations, the ABL Secured Parties will not propose, support or vote, directly or indirectly (including by any restructuring plan support agreement) for any Plan that is inconsistent with this Agreement.

Section 6.12 Applicability. This Agreement shall be applicable both before and after the institution of any Insolvency Proceeding involving any Borrower or any other Loan Party, including, without limitation, the filing of any petition by or against any Borrower or any other Loan Party under any Debtor Relief Laws and all converted or subsequent cases in respect thereof, and all references herein to any Loan Party shall be deemed to apply to the trustee for such Loan Party and such Loan Party as debtor-in- possession. The relative rights of the ABL Secured Parties and the Term Secured Parties in or to any distributions from or in respect of any Collateral or Proceeds shall continue after the institution of any Insolvency Proceeding involving any Borrower or any other Loan Party, including, without limitation, the filing of any petition by or against any Borrower or any other Loan Party under any Debtor Relief Laws and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by any Borrower or other Loan Party as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not inconsistent with this Agreement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

Section 6.13 Other Bankruptcy Laws. In the event that an Insolvency Proceeding is filed in a jurisdiction other than the United States or is governed by any Debtor Relief Laws other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Debtor Relief Laws applicable to such Insolvency Proceeding, or, in the absence of any specific similar or corresponding provision of such Debtor Relief Laws, such other general Debtor Relief Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Rights of Subrogation. Each Term Agent, for and on behalf of itself and the applicable Term Secured Parties, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations. Thereafter, the ABL Agent agrees to execute such documents, agreements, and instruments as any Term Agent or any Term Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to any Term Agent or any

Term Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations. Thereafter, each Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to any Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Term Agent are paid by such Person upon request for payment thereof.

Section 7.2 Further Assurances. The parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or any Term Agent to exercise and enforce their rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3 Representations. Each Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the applicable Term Secured Parties and that this Agreement shall be binding obligations of such Term Agent and the applicable Term Secured Parties, enforceable against each Term Agent and the applicable Term Secured Parties in accordance with its terms. The ABL Agent represents and warrants to each Term Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.

Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by each Term Agent and the ABL Agent and, in the case of any amendment adversely affecting the rights or obligations of any Loan Party, the applicable Loan Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. It is understood that the ABL Agent and each Term Agent, without the consent of any other ABL Secured Party or Term Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional Indebtedness or other obligations of any of the Loan Parties become ABL Obligations or Term Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such additional Indebtedness constitutes ABL Obligations or Term Obligations; provided that such additional Indebtedness is permitted to be incurred under any ABL Credit Agreement and any Term Loan Credit Agreement then extant in accordance with the terms thereof and the Company shall have delivered an officer’s certificate to the ABL Agent and each Term Agent certifying to such and the holders of such additional Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents as shall be reasonably requested by, and in a form reasonably acceptable to, the ABL Agent and each Term Agent.

Section 7.5 Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or three (3) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:	Bank of America, N.A.
Business Capital
2600 West Big Beaver Road
Troy, Michigan 48084
Attn: Steve Siravo
Telecopy: 248-631-0515

With a copy to:

McGuireWoods LLP
77 West Wacker Drive, Suite 4100
Chicago, Illinois 60601
Attention: Philip J. Perzek
Email: pperzek@mcguirewoods.com

Term Agent:	JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor 7
Chicago, Illinois 60603
Attention: Joyce King
Telecopy: 888-292-9533

With a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Jessica Tuchinsky
Email: jtuchinsky@stblaw.com

Section 7.6 No Waiver; Remedies. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the earlier of the Discharge of ABL Obligations or the Discharge of Term Obligations, (b) be binding upon the parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent or any Term Agent may resign as ABL Agent or Term Agent, as applicable, and any ABL Secured Party or any Term Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations, as applicable, to any other Person (other than any Loan Party or any Subsidiary or Affiliate of any Loan Party), and such successor ABL Agent or successor Term Agent, or other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, any Term Agent, any ABL Secured Party, or any Term Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

Section 7.8 Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles thereof but including Section 5-1401 and 5-1402 of the New York General Obligations Law. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (in .pdf or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Secured Parties, each Term Agent and Term Secured Parties. Except as set forth in Section 7.4, no other Person (including any Loan Party or any Subsidiary or Affiliate of any Loan Party) shall be deemed to be a third party beneficiary of this Agreement; provided that the Loan Parties and their respective Subsidiaries are intended beneficiaries and third party beneficiaries with respect to Sections 7.4 and 7.20 hereof.

Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13 [Reserved].

Section 7.14 VENUE; JURY TRIAL WAIVER.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE

JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY TERM SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY TERM DOCUMENTS, OR ANY ABL DOCUMENTS AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.15 Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the ABL Credit Agreement and the Term Loan Credit Agreement. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Term Secured Party or (ii) any Term Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.16 No Warranties or Liability. Each Term Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Document. Except as otherwise provided in this Agreement, each Term Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.17 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document, the provisions of this Agreement shall govern; provided that nothing in this Agreement shall permit any Loan Party to incur Indebtedness or Liens not otherwise permitted by the ABL Documents and Term Documents.

Section 7.18 Information Concerning Financial Condition of the Loan Parties.

(a) Each of the Term Agent, any other Term Agent and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. Each Term Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Term Agent or the ABL Agent, in their sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) they shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) they make no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the party receiving such information hereby agrees to hold the providing party harmless from any action the receiving party may take or conclusion the receiving party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving party may become subject arising out of or in connection with the use of such information.

(b) The Loan Parties agree that any information provided to the ABL Agent, any Term Agent, any ABL Secured Party or any Term Secured Party may be shared by such Person with any ABL Secured Party, any Term Secured Party, the ABL Agent or any Term Agent notwithstanding a request or demand by such Loan Party that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement and the Term Loan Credit Agreement, as applicable.

Section 7.19 Additional Loan Parties. The Company agrees that if any Subsidiary (other than a Non-US Loan Party) shall become a Loan Party after the date hereof, it will promptly cause such Subsidiary to execute and deliver to the ABL Agent and each Term Agent an instrument in the form of Acknowledgement attached hereto. The execution and delivery of such acknowledgement shall not require the consent of any other party hereunder.

Section 7.20 Additional Debt Facilities. To the extent permitted by the provisions of the then extant ABL Documents and Term Documents, the Borrower and each of their respective Subsidiaries may incur or issue and sell one or more series or classes of Additional Term Debt. Any such additional class or series of Indebtedness may be secured by (x) Liens on the Term Priority Collateral that are senior to the Liens on the Term Priority Collateral securing the ABL Obligations and (y) Liens on the ABL Priority Collateral that are junior to the Liens on the ABL Priority Collateral securing the ABL Obligations, in each case under, and pursuant to, the relevant Additional Term Collateral Documents for such Additional Term Debt, if and subject to the condition that the agent, trustee or other representative in respect of any such Additional Term Debt, acting on behalf of the holders of such Additional Term Debt, becomes a party to this Agreement by satisfying conditions (a) through (c), as applicable, of the immediately succeeding paragraph. In order for any such agent, trustee or other representative to become a party to this Agreement:

(a) unless such agent, trustee or other representative for the applicable Indebtedness is already a party to this Agreement, such agent, trustee or other representative shall have executed and delivered an Additional Term Joinder (with such changes as may be reasonably approved by such agent, trustee or other representative and each other party hereto), and the Additional Term Debt in respect of which such Person is the agent, trustee or other representative constitutes Additional Term Obligations, and the related Additional Term Secured Parties become subject hereto and bound hereby as Additional Term Secured Parties;

(b) the Company shall have delivered to the ABL Agent and Term Agent an Officer’s Certificate identifying the obligations to be designated as Additional Term Obligations and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured under each of the then extant ABL Documents and Term Documents and, if requested, true and complete copies of each of the material Additional Term Documents relating to such Additional Term Debt; and

(c) the Additional Term Documents relating to such Additional Term Debt shall provide that each Additional Term Secured Party with respect to such Additional Term Debt will be subject to, and bound by, the provisions of this Agreement in its capacity as a holder of such Additional Term Debt.

Section 7.21 Additional Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the Term Secured Parties (as among themselves) may enter into intercreditor agreements (or similar arrangements) with the relevant Term Agents governing the rights, benefits and privileges of Term Secured Parties with respect to the Term Obligations or a portion thereof (as among themselves), in respect of any or all of the Collateral and the applicable Term Documents, including as to the application of Proceeds of any Collateral, voting rights, control of any Collateral and waivers with respect to any Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Lenders, and the Term Agent, for and on behalf of itself and the Term Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., in its capacity as the ABL Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., in its capacity as the Term Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

ACKNOWLEDGMENT

Each Borrower, each ABL Guarantor and each Term Guarantor hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent and each Term Agent, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each Borrower, each ABL Guarantor and each Term Guarantor further acknowledges and agrees that, except as set forth in Section 7.10, it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties and the ABL Loan Parties, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Term Secured Parties, the Company and Term Guarantors, the Term Documents remain in full force and effect as written and are in no way modified hereby. For the avoidance of doubt, the consent and acknowledgement of the Borrowers, the ABL Guarantors and the Term Guarantors herein, shall not constitute a waiver of any of their rights available under the Loan Documents, at law or in equity.

CEQUENT CONSUMER PRODUCTS, INC.

By:
Name:
Title:

CEQUENT PERFORMANCE PRODUCTS, INC.

By:
Name:
Title:

HORIZON GLOBAL CORPORATION

By:		Horizon Global Company LLC

By:
Name:
Title:

HORIZON GLOBAL COMPANY LLC

By:
Name:
Title:

[Signature Page to Acknowledgment to Intercreditor Agreement]

EXHIBIT I

[FORM OF] JOINDER AGREEMENT

JOINDER AGREEMENT dated as of [            ], 201[    ] to the INTERCREDITOR AGREEMENT dated as of             , 2015 (the “Intercreditor Agreement”), among (I) BANK OF AMERICA, N.A., in its capacity as agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) and (II) JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Term Agent”).

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of [                    ] to [incur Additional Term Debt] [refinance the ABL Credit Agreement, Term Loan Credit Agreement or [                    ]] after the date of the Intercreditor Agreement and to secure [such Additional Term Debt] [ABL Credit Agreement, Term Loan Credit Agreement or [                    ]] with a Lien on the Collateral, in each case under and pursuant to the collateral documents relating thereto, [the agent, trustee or other representative in respect of such Additional Term Debt or [                    ]] is required, unless such agent, trustee or other representative is already a party to the Intercreditor Agreement, to become a party under, and such [Additional Term Debt and the Additional Term Secured Parties] [Indebtedness and holders of such Indebtedness] in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. The undersigned (the “New Representative”) is executing this Joinder in accordance with the requirements of the ABL Documents, Term Documents and other Additional Term Documents.

Accordingly, the ABL Agent, the Term Agent and each New Representative agree as follows:

Section 1. In accordance with the Intercreditor Agreement, the New Representative by its signature below becomes a party under, and the related [Additional Term Debt and Additional Term Secured Parties] [Indebtedness and holders of such Indebtedness] become subject to and bound by, the Intercreditor Agreement as [Additional Term Obligations and Additional Term Secured Parties] [ABL Obligations and ABL Secured Parties][                    ], respectively, with the same force and effect as if the New Representative had originally been named therein as a party thereto, and the New Representative, on behalf of itself and such [Additional Term Secured Parties] [holders of such Indebtedness], hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it. Each reference to a [“Term Agent”] [“ABL Agent”] [agent, trustee or other representative in respect of Additional Term Debt] in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

Section 2. The New Representative represents and warrants that (a) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee] [representative] under [describe new facility] and (b) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Joinder.

Section 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when executed and delivered by the parties hereto. Delivery of an executed signature page to this Joinder by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder.

Section 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

2

IN WITNESS WHEREOF, the ABL Agent, the Term Agent and each New Representative have duly executed this Joinder to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of
[ ],

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[Signature Page to Joinder to Intercreditor Agreement]

BANK OF AMERICA, N.A., in its capacity as the ABL Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., in its capacity as the Term Agent

By:
Name:
Title:

[Signature Page to Joinder to Intercreditor Agreement]

EXHIBIT D

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

[See attached]

TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT

made by

HORIZON GLOBAL CORPORATION

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

Dated as of [•], 2015

TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT

THIS TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of [•], 2015 by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (the “Borrower”), certain of its Subsidiaries signatories hereto (the Borrower and each such Subsidiary a “Grantor”, and collectively, the “Grantors”) and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Term Loan Credit Agreement, dated as of [•], 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders, the Collateral Agent, and the other agents party thereto.

PRELIMINARY STATEMENT

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in Articles 8 or 9 of the UCC.

1.3 Definitions and Rules of Construction. Whenever the words “include”, “including”, or “includes” appear in this Agreement, they shall be read to be followed by the words “without limitation” or words having similar import.

1.4 Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Account Debtor” shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Collateral” has the meaning set forth in Article III.

“Collateral Deposit Account” means each Deposit Account of a Grantor other than an Excluded Account.

“Collection Account” has the meaning set forth in Section 8.1(b).

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Excluded Accounts” means (a) Excluded Trust Accounts, (b) Deposit Accounts and Securities Accounts of the Loan Parties containing not more than $50,000 individually or $250,000 in the aggregate at any time, and (c) zero-balance accounts that sweep on a daily basis to an account maintained with the ABL Collateral Agent or subject to a Deposit Account control agreement for the benefit of the ABL Collateral Agent pursuant to the terms of the ABL Loan Documents.

“Excluded Contract” means any contract or agreement to which a Grantor is a party or any governmental permit held by a Grantor to the extent that (a) the terms of such contract, agreement or permit prohibit or restrict the creation, incurrence or existence of the security interest granted hereunder therein or the assignment thereof without the consent of any party thereto other than the Borrower or any Subsidiary and (b) such prohibition or restriction is permitted under Section 6.10 of the Credit Agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided that (i) the term “Excluded Contract” shall not include any rights for any amounts due or to become due pursuant to any Excluded Contract and (ii) the Liens in favor of the Secured Parties shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement in which the creation, incurrence or existence of the security interest granted hereunder, or the assignment thereof, as the case may be, is not so prohibited or restricted; provided, further, that such Grantor shall use commercially reasonable efforts to obtain all consents or waivers necessary to permit the grant of Liens in favor of the Secured Parties in such Excluded Contract.

“Excluded Property” means (a) any asset, including, without limitation, Accounts and proceeds of Inventory, of any kind, to the extent that (i) such asset is sold pursuant to any Specified Vendor Receivables Financing and in accordance with the applicable Specified Vendor Receivables Financing Documents and (ii) such sale or intended sale is permitted by Section 6.05(c)(ii) of the Credit Agreement, (b) any asset acquired, constructed or improved pursuant to a capital lease or purchase money indebtedness permitted by Section 6.01(a)(viii) of the Credit Agreement, (c) Excluded Contracts, (d) any

Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark solely to the extent that, and solely during the period in which, granting a security interest in such Trademark application prior to such filing would adversely affect the enforceability or validity or result in the voiding thereof, unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), whereupon such trademark application will, without any further action taken on the part of such Grantor or the Collateral Agent, be deemed to constitute Collateral, (e) any shares of Voting Stock of any Foreign Subsidiary, CFC or CFC Holdco in excess of 65% of the issued and outstanding shares of Voting Stock of such Foreign Subsidiary, CFC or CFC Holdco, (f) any property or assets for which the creation or perfection of pledges of, or security interests in, pursuant to the Security Documents would result in material adverse tax consequences to the Loan Parties, as reasonably determined by the Borrower in consultation with the Collateral Agent, (g) assets in circumstances where the cost of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Secured Parties afforded thereby as reasonably determined by the Borrower and the Collateral Agent, (h) any asset subject to a purchase money security interest, capital lease obligations or similar arrangement, in each case, to the extent the grant of a security interest therein would violate or invalidate such purchase money or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the New York UCC or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the New York UCC or other applicable law notwithstanding such prohibition, (i) any property of a person existing at the time such person is acquired or merged with or into or consolidated with any Loan Party that is subject to a Lien permitted by Section 6.02(e) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property, (j) any Excluded Trust Accounts and (k) Equity Interests in any non-wholly owned Subsidiaries, but only to the extent that (x) the organizational documents or other agreements with equity holders of such non-wholly owned Subsidiaries do not permit or restrict the pledge of such Equity Interests, or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Loan Parties or such Subsidiary.

“Excluded Trust Accounts” means Deposit Accounts or Securities Accounts used exclusively (a) for payroll, taxes or employee benefits, (b) to receive proceeds of Accounts sold to third parties pursuant to Specified Vendor Receivables Financings permitted under the Loan Documents, (c) to hold cash and/or cash equivalents pledged to secure other obligations of the Borrower or any Subsidiary thereof pursuant to Liens permitted under the Loan Documents, (d) as escrow accounts, (e) as fiduciary or trust accounts, and accounts otherwise held exclusively for the benefit of third parties, other than a Grantor and (f) that contain solely deposits permitted by clauses (c) and (d) of the definition of “Permitted Encumbrances” in the Credit Agreement, including in connection with any letters of credit issued pursuant to such clauses, if the documents governing such deposits prohibit the granting of a Lien on such deposits.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Guarantor Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Article II), whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement).

“Guarantors” means the Grantors; provided that each Grantor shall be considered a Guarantor only with respect to the Primary Obligations of any other Loan Party.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement, misappropriation or violation thereof, including the right to receive all proceeds and damages therefrom.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Obligations” means, with respect to any Grantor, the collective reference to its Primary Obligations and its Guarantor Obligations.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisionals, continuations, renewals, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Chattel Paper” means all Chattel Paper, but only to the extent not constituting Excluded Property.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors (other than Excluded Property), whether or not physically delivered to the Collateral Agent pursuant to this Agreement.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Primary Obligations” means, with respect to any Loan Party, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of such Loan Party to the Administrative Agent, the Collateral Agent or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Loan Documents (other than this Agreement) or any other document made, delivered or given in connection herewith or therewith (other than this Agreement), whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, the Collateral Agent or to any other Secured Party that are required to be paid by such Loan Party pursuant to the terms of any of the foregoing agreements) or otherwise.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Parties” means the collective reference to the Administrative Agent, the Collateral Agent and the Lenders.

“Specified Permitted Liens” means the Liens permitted under Sections 6.02(a) and 6.02(r) of the Credit Agreement, provided that such Liens on the Collateral securing the obligations of the Loan Parties under the ABL Loan Documents remain subject to the Intercreditor Agreement.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interests constituting Collateral, any right to receive Equity Interests and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interests.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any Lender’s Lien on any Collateral.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even where the right so to vote has been suspended by the happening of such a contingency.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GUARANTEE

2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations of the Loan Parties.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Primary Obligations of the Loan Parties may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d) The guarantee contained in this Article II shall remain in full force and effect until all the Primary Obligations of the Loan Parties (other than contingent obligations, indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) and the obligations of each Guarantor under the guarantee contained in this Article II shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Loan Parties may be free from any Primary Obligations.

(e) No payment made by the Borrower, any other Loan Party, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent, the Collateral Agent or any Lender from the Borrower, any other Loan Party, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Primary Obligations of the Loan Parties or any payment received or collected from such Guarantor in respect of the Primary Obligations of the Loan Parties), remain liable for the Primary Obligations of the Loan Parties up to the maximum liability of such Guarantor hereunder until the Primary Obligations of the Loan Parties (other than contingent obligations, indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been made) are paid in full and the Commitments are terminated.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower, any other Loan Party or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Primary Obligations of the Loan Parties, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower, any other Loan Party or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the other Secured Parties by the Loan Parties on account of the Primary Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Primary Obligations of the Loan Parties (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Primary Obligations of the Loan Parties, whether matured or unmatured, in such order as the Collateral Agent may determine.

2.4 Amendments, etc. with respect to the Primary Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Primary Obligations of the Loan Parties made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such other Secured Party and any of the Primary Obligations of the Loan Parties continued, and the Primary Obligations of the Loan Parties, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Primary Obligations of the Loan Parties may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Primary Obligations of the Loan Parties or for the guarantee contained in this Article II or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations of the Loan Parties and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Primary Obligations of the Loan Parties, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article; and all dealings between the Loan Parties, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, any other Loan Party or any of the Guarantors with respect to the Primary Obligations of the Loan Parties. Each Guarantor understands and agrees that the guarantee contained in this Article II shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Primary Obligations of the Loan Parties or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, any other Loan Party or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties for the Primary Obligations, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Loan Party, any other Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations of the Loan Parties or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Loan Party, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Primary Obligations of the Loan Parties is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any other Loan Party or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, any other Loan Party or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at its offices at 383 Madison Avenue, New York, New York 10017 or such other office designated by the Collateral Agent in writing to the Borrower.

ARTICLE III

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Grantor’s Obligations, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents (other than title documents with respect to Vehicles);

(e) all Equipment;

(f) all Fixtures;

(g) all General Intangibles;

(h) all Goods;

(i) all Instruments;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all cash or cash equivalents;

(n) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(o) all Commercial Tort Claims;

(p) all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

(q) all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(r) all books and records pertaining to the Collateral; and

(s) to the extent not otherwise included in the foregoing, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Agreement or the other Loan Documents, no Excluded Property shall constitute Collateral under this Agreement. In addition, in no event shall perfection by control or similar arrangements be required with respect to any Deposit Account (other than the Term Collateral Proceeds Account) or Securities Account; provided that, to the extent any Deposit Accounts and Securities Accounts are under the control of the ABL Collateral Agent at any time pursuant to the terms of the Intercreditor Agreement, the ABL Collateral Agent shall act as agent and gratuitous bailee for the Collateral Agent for the purpose of perfecting the Collateral Agent’s Liens in such Deposit Account and Securities Account.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each Lender that:

4.1 Title, Perfection and Priority. Such Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained. When financing statements naming such Grantor as debtor and the Collateral Agent as secured party and providing a description of the Collateral with respect to which such Grantor has purported to grant a security interest hereunder have been filed in the appropriate offices against such Grantor in the locations listed on Schedule 1.04 to the Perfection Certificate delivered on the Closing Date (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.12 or 5.13 of the Credit Agreement), the Collateral Agent will have a fully perfected first priority security interest, subject only to Liens permitted under Section 5.1(e), in that Collateral of the Grantor in which a security interest may be perfected by filing of an initial financing statement in the appropriate office against such Grantor; provided that the filing of this Agreement (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office or any successor office thereof is necessary to perfect the security interest of the Collateral Agent in respect of any United States issued and applied for Patents, United States federally registered and applied for Trademarks and United States registered and applied for Copyrights acquired by such Grantor after the date hereof. When the Collateral Agent takes possession or Control of all Collateral with respect to which a security interest may only be perfected by possession or Control, the Collateral Agent will have a fully perfected first priority (or such other priority required by the Intercreditor Agreement) security interest, subject only to Liens permitted under Section 5.1(e), in such Collateral.

Such Grantor represents and warrants that fully executed security agreements in the form hereof (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Collateral Agent) and containing a description of all Collateral consisting of Intellectual Property with respect to United States issued Patents and Patent applications and United States federally registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered (and applied for) Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office or any successor office thereof pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of United States issued Patents and Patent applications and United States federally registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered (and applied for) Copyrights in which a security interest may be perfected by filing or recording in the United States Patent and Trademark Office and the United States Copyright Office or any successor office thereof. When such security agreements or short-form agreements have been filed in the United States Patent and Trademark Office and the United States Copyright Office against such Grantor, the Collateral Agent will have a fully perfected first priority security interest, subject only to Liens permitted under Section 5.1(e), in respect of all Collateral consisting of United States issued Patents and Patent applications and United States federally registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered (and applied for) Copyrights in which a security interest may be perfected by filing or recording in such offices, and no further or subsequent filing or recording will be necessary (other than the financing statements referred to in the paragraph above and such actions as are necessary to perfect the security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) with respect to any Collateral consisting of United States issued Patents and Patent applications and United States federally registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered (and applied for) Copyrights acquired by such Grantor after the date hereof). None of the Grantors shall be required, nor is the Collateral Agent authorized, to perfect the security interests granted by this Agreement with respect to Intellectual Property arising out of or located outside of the United States.

4.2 Jurisdiction of Organization. The state of organization of such Grantor as of the Closing Date is set forth on Exhibit A.

4.3 Principal Location. The address of such Grantor’s chief executive office as of the Closing Date and each other location where such Grantor maintains its books and records relating to any material portion of the Collateral, including accounts receivable and General Intangibles, are disclosed in Exhibit B.

4.4 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. Such Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. Such Grantor does not hold any commercial tort claim with a value in excess of $500,000 as of the Closing Date except as indicated on the Perfection Certificate.

4.5 Deposit Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts in existence on the Closing Date are listed on Exhibit E.

4.6 [Reserved].

4.7 Chattel Paper. Such Grantor’s Pledged Chattel Paper is maintained at its chief executive office set forth in Exhibit B. None of the Pledged Chattel Paper has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person, other than those that have been terminated. The names of the obligors, amounts owing, due dates and other information with respect to its Pledged Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto.

4.8 [Reserved].

4.9 Intellectual Property. Exhibit C sets forth a true and complete list of (i) each registered or applied for United States Patent, Trademark or Copyright owned by each Grantor as of the Closing Date (other than expired, abandoned or lapsed properties) and (ii) all Licenses under which a Grantor is an exclusive licensee of a registered or applied for Patent, Trademark or Copyright. All Intellectual Property listed on Exhibit C is subsisting and unexpired, and to the knowledge of such Grantor, valid and enforceable.

4.10 [Reserved].

4.11 Pledged Collateral. (a) Exhibit D sets forth a complete and accurate list of all Pledged Securities (provided that, with respect to Pledged Securities constituting promissory notes and debt securities, Exhibit D only sets forth such Pledged Securities evidencing Indebtedness having an aggregate principal amount in excess of $500,000, payable or due to such Grantor by or from any other Person (including any other Grantor)) owned by such Grantor as of the Closing Date. As of the Closing Date, such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Securities listed on Exhibit D as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for the benefit of the Lenders hereunder, Permitted Encumbrances and Specified Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral (solely with respect to Pledged Collateral issued by a Person other than a wholly owned Subsidiary of a Grantor, to the best of the Grantors’ knowledge) owned by it constituting Equity Interests has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued and are fully paid and non-assessable; (ii) with respect to any certificates delivered to the Collateral Agent representing Equity Interests, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible; (iii) all such Pledged Collateral held by a securities intermediary (other than in an Excluded Account) is covered by a control agreement among such Grantor, the securities intermediary and the ABL Collateral Agent pursuant to which the ABL Collateral Agent has Control; provided that no such control agreements shall be required prior to the date that is 60 days after the Closing Date (or such later date as may be agreed by the ABL Collateral Agent in its reasonable discretion) and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor (solely with respect to Pledged Collateral issued by a Person other than a wholly owned Subsidiary of a Grantor, to the best of the Grantors’ knowledge) has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) In addition, (i) the pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto, (ii) to the best of Grantor’s knowledge, none of the Pledged Collateral owned by it has been issued or transferred in material violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (iii) as of the Closing Date there are existing no options, warrants, calls or commitments of any character whatsoever (A) relating to such Pledged Collateral or (B) which obligate the issuer of any Equity Interests included in the Pledged Collateral that is a direct or indirect subsidiary of any Borrower to issue additional Equity Interests, and (iv) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor, or for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement in accordance with the Intercreditor Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally or where the absence of which could not reasonably be expected to have a Material Adverse Effect.

ARTICLE V

COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated, each Grantor agrees that:

5.1 General.

(a) Collateral Records. Such Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Collateral Agent in order to maintain a first priority perfected security interest (subject to the Intercreditor Agreement) in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as “all assets of the Grantor” or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Collateral Agent promptly upon request.

(c) Further Assurances. Such Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the security interest of the Secured Parties in the Collateral and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Liens hereunder and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount in excess of $500,000 payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and promptly delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

(d) Disposition of Collateral. Such Grantor shall not make or permit to be made an assignment for security, pledge or hypothecation of the Collateral or grant any other Lien in respect of the Collateral, except as expressly permitted by the Credit Agreement. Such Grantor shall not make or permit to be made any transfer of the Collateral and such Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Borrower that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), such Grantor may use and dispose of the Collateral in any lawful manner not prohibited by this Agreement, the Credit Agreement or any other Loan Document.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except for the Specified Permitted Liens and Liens otherwise permitted by the Credit Agreement.

(f) Other Financing Statements. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming the Collateral Agent as secured party without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) Protection of Security. Such Grantor shall, at its own cost and expense and at the request of the Collateral Agent, take any and all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(h) Compliance with Terms. Such Grantor shall remain liable, as between itself and any relevant counterparty, to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and such Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

5.2 Receivables.

(a) Certain Agreements on Receivables. Except with respect to Excluded Property, during the continuance of an Event of Default, such Grantor will not, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

(b) [Reserved].

(c) [Reserved].

(d) Assignment of Security Interest. If at any time such Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account (except with respect to Excluded Property), such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

(e) Electronic Chattel Paper and Transferable Records. If such Grantor at any time holds or acquires an interest with a value in excess of $500,000 in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global

and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC §9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC §9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

5.3 [Reserved].

5.4 Delivery of Tangible Chattel Paper . If such Grantor shall at any time hold or acquire any Tangible Chattel Paper with a value in excess of $500,000, such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request (which may take the form of Exhibit F hereto).

5.5 Uncertificated Securities. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.

5.6 Pledged Collateral.

(a) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Collateral Agent or its nominee at any time at the request of the Collateral Agent during the continuance of an Event of Default. Such Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Grantor during the continuance of an Event of Default. The Collateral Agent shall at all times during the continuance of an Event of Default have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Agreement, the Credit Agreement or any other Loan Document; provided, however, that each Grantor agrees that it shall not exercise any such right for any purpose prohibited by the terms of, or if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Collateral or the rights and remedies of any of the Secured Parties under, this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) Such Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interests or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii) Unless an Event of Default shall have occurred and be continuing, such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement. If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, the Collateral Agent shall have the right to receive all such cash dividends, interest, payments and other Proceeds paid in respect of the Pledged Collateral.

5.7 Intellectual Property.

(a) Such Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court, but excluding routine matters during the course of any prosecution of applications before the United States Patent and Trademark Office, the United States Copyright Office or any similar authority or successor office thereof) regarding such Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(b) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall (i) file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office or any successor office thereof or (ii) acquire any United States issued Patents or Patent applications, United States federally registered Trademarks (or Trademarks for which United States registration applications are pending) or United States registered (or applied for) Copyrights, such Grantor shall report such filing or acquisition to the Collateral Agent within 45 days after the end of each of the first three fiscal quarters of each fiscal year of such Grantor and within 90 days after the end of each fiscal year of such Grantor. Promptly after the provision of such reports, such Grantor shall execute and deliver to the Collateral Agent, and have recorded with the United States Patent and Trademark Office or the United States Copyright Office or any successor office thereof, one or more security agreements or short-form agreements, as applicable, as described in Section 4.1 of this Agreement and any and all other agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ first priority security interest in any Copyright, Patent or Trademark and the goodwill of such Grantor relating thereto or represented thereby.

(c) Such Grantor shall take all actions necessary to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor (in its reasonable business judgment) or the Collateral Agent shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of such Grantor’s business.

(d) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Collateral Agent shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5.8.

(e) Notwithstanding the foregoing provisions of this Section 5.7 or elsewhere in this Agreement, nothing in this Agreement shall prevent any Grantor from abandoning or discontinuing the use or maintenance of any Intellectual Property that is immaterial to the conduct of its business, or from failing to take action to enforce license agreements or pursue actions against infringers or take any other actions with respect to such Intellectual Property, if such Grantor determines in its reasonable business judgment that such abandonment, discontinuance, or failure to take action is desirable in the conduct of its business.

5.8 Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim having a value in excess of $500,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and enter into an amendment to this Agreement, in the form of Exhibit F hereto, granting to the Collateral Agent a first priority (or such other priority required by the Intercreditor Agreement) security interest therein and in the proceeds thereof.

5.9 Letter-of-Credit Rights. If such Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor with a value in excess of $500,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

5.10 [Reserved].

5.11 [Reserved].

5.12 No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

5.13 Insurance. Such Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto, in each case, upon prior notice from the Collateral Agent to the Grantors of its intention to exercise such rights. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 5.13, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

5.14 Change of Name; Location of Collateral; Place of Business. Such Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in the location of its chief executive office, or (iii) in its jurisdiction of organization. Such Grantor agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Collateral Agent and all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority (or such other priority required by the Intercreditor Agreement) Lien upon all the Collateral. Such Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

5.15 Credit Agreement Covenants. Such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

5.16 Delivery of the Pledged Equity.

(a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities; provided that the Grantors shall only be required to deliver Pledged Securities evidencing Indebtedness to the extent the principal amount thereof exceeds $500,000.

(b) Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $500,000 owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, any Pledged Securities shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request (subject to the Collateral and Guarantee Requirement). Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Exhibit D and made a part thereof; provided that failure to supplement Exhibit D shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

6.1 Remedies. (a) Upon the occurrence and during the occurrence and continuance of an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Agreement, the Credit Agreement, or any other Loan Document; provided that this Section 6.1(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) without notice (except as specifically provided in Section 9.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(iv) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b) The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase (including by credit bidding) for the benefit of the Collateral Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) [Reserved].

(f) Notwithstanding the foregoing, neither the Collateral Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

6.2 Grantor’s Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence and during the occurrence and continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere;

(b) permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Collateral Agent may request, all in form and substance satisfactory to the Collateral Agent, and furnish to the Collateral Agent, or cause an issuer of Pledged Collateral to furnish to the Collateral Agent, any information regarding the Pledged Collateral in such detail as the Collateral Agent may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Collateral Agent, at any time, and from time to time, promptly upon the Collateral Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

6.3 Grant of Intellectual Property License. For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time upon the occurrence and during the continuance of an Event of Default, each Grantor hereby (a) grants to the Collateral Agent a non-exclusive, irrevocable (until the termination of this Agreement) license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any rights in, to or under any or all Intellectual Property now owned or hereafter acquired by such Grantor, wherever such Intellectual Property may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Collateral Agent may, upon the occurrence and during the continuation of an Event of Default, sell any of such Grantor’s Inventory directly to any Person, including, without limitation, Persons who have previously purchased such Grantor’s Inventory from any Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to any Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein (it being understood that the Trademarks and Copyrights licensed to any such Grantor shall be subject to, and as permitted by, the terms of licenses governing such licensed Trademarks and Copyrights); provided, however, that nothing in this Section 6.3 shall require any Grantor to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document. With respect to Trademarks included in the foregoing license, such license shall be subject to the requirement that the quality of goods and services offered under the Trademarks by the Collateral Agent be substantially consistent with the quality of the goods and services offered thereunder by such Grantor prior to the Collateral Agent’s exercise of such license. Any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the applicable Grantor notwithstanding any subsequent cure of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request, such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Collateral Agent of any material License held by such Grantor and to enforce the security interests granted hereunder.

6.4 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent (in its capacity as the Collateral Agent or Administrative Agent hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent (or the Administrative Agent) hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or expenses incurred by the Collateral Agent (or the Administrative Agent) in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

6.6 Proceeds to be Turned Over or Received by the Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 7.2 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, upon the request of the Collateral Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a collateral account established by the Collateral Agent maintained under its sole dominion and control. All such Proceeds while held by the Collateral Agent in such a collateral account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in the Intercreditor Agreement.

ARTICLE VII

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

7.1 Account Verification. The Collateral Agent may at any time after the occurrence and during the occurrence and continuance of an Event of Default, in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

7.2 Authorization for Collateral Agent to Take Certain Action. (a) Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Collateral Agent to the Obligations as provided in the Credit Agreement, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted by the Credit Agreement), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Collateral, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Agreement; and such Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection with any of the foregoing; provided that (a) this authorization shall not relieve such Grantor of any of its obligations under this Agreement or under the Credit Agreement and (b) the Collateral Agent shall exercise the foregoing rights in accordance with the Intercreditor Agreement, if effective and only after the occurrence and during the continuation of an Event of Default. All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Lenders, under this Section 7.2 are solely to protect the Collateral Agent’s interests in the Collateral and shall not be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3 Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 7.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO AFTER THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT.

7.4 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 9.23. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VIII

[Reserved].

ARTICLE IX

GENERAL PROVISIONS

9.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article X, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

9.2 Limitation on Collateral Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 9.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.2. Without limitation upon the foregoing, nothing contained in this Section 9.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.2.

9.3 Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

9.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 9.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

9.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 5.1(d), 5.1(e), 5.4, 5.5, 5.6, 5.7, 5.8, 5.10, 5.11,

5.13, 5.14, 5.16, 6.2, or 9.7 or in Article VIII will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 9.5 shall be specifically enforceable against the Grantors.

9.6 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 5.1(d) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell, transfer or otherwise dispose of the Collateral (except as set forth in Section 5.1(d)) shall be binding upon the Collateral Agent or the Secured Parties unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Required Lenders.

9.7 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Lenders required under Section 10.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the Obligations have been paid in full.

9.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or the Intercreditor Agreement (if effective), and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law and the Intercreditor Agreement (if effective) that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

9.9 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.10 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, hereunder or under any of the other Security Documents.

9.11 Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.

9.12 [Reserved].

9.13 Headings. All headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.14 Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interest granted hereunder and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

9.15 Entire Agreement. This Agreement and the other Security Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersede all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

9.16 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States District Court of the Southern District of New York, and any appellate court from any thereof (and, to the extent necessary to enforce the Secured Parties’ rights under the Loan Documents, courts where Collateral may be located or deemed to be located and any appellate court thereof), in any legal action or proceeding arising out of or relating to any Loan Document, or for recognition and enforcement of any judgment in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court; provided, that nothing contained herein or in any other Loan Document will prevent any Lender, the Administrative Agent or the Collateral Agent from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Grantor in any other forum in which jurisdiction can be established. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent or the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Grantors or their respective properties in the courts of any jurisdiction.

(c) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.17 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.18 Indemnity. Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement (including the customary fees and charges of the Collateral Agent for any monitoring or audits conducted by it or on its behalf with respect to the Accounts or Inventory), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates.

Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 9.18 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 9.18 shall be payable on written demand therefor.

9.19 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

9.20 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.21 Intercreditor Agreement. The terms of this Agreement, any Lien granted to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement (if effective). In the event of any inconsistency between the provisions of this Agreement and the Intercreditor Agreement (if effective), the provisions of the Intercreditor Agreement shall supersede the provisions of this Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement (if effective), and until the Discharge of ABL Obligations (as defined in the Intercreditor Agreement), (i) no Grantor shall be required hereunder or under any other Loan Document to take any action with respect to ABL Priority Collateral that is inconsistent with such Grantor’s obligations under the applicable ABL Loan Documents and (ii) any obligation of any Grantor hereunder or under any other Loan Document with respect to the delivery or control of any ABL Priority Collateral, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person shall be deemed to be satisfied if such Grantor complies with the requirements of the similar provision of the applicable ABL Loan Document. Until the Discharge of ABL Obligations (as defined in the Intercreditor Agreement), the Collateral Agent may not require any Grantor to take any action with respect to the creation, perfection or priority of its security interest in the ABL Priority Collateral, whether pursuant to the express terms hereof or of any other Loan Document or pursuant to the further assurances provisions hereof or any other Loan Document, unless the ABL Collateral Agent (as defined in the Intercreditor Agreement) shall have required such Grantor to take similar action pursuant to the terms of the applicable Loan Documents, and delivery of any ABL Priority Collateral to the ABL Collateral Agent (as defined in the Intercreditor Agreement) pursuant to the applicable ABL Loan Documents and the Intercreditor Agreement shall satisfy any delivery requirement hereunder or under any other Loan Document.

9.22 Additional Grantors. Each Subsidiary of a Borrower that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) by any failure by the Borrower or any Grantor to cause any Subsidiary of the Borrower to become a Grantor hereunder or (c) by reason of the Collateral Agent’s or any of the other Secured Party’s actions in effecting, or failure to effect, any such joinder, or in releasing any Grantor hereunder, in each case, whether or not notice is given or consent is obtained from any Grantor. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

9.23 Releases. (a) This Agreement and the security interest of the Secured Parties on the Collateral provided hereunder shall terminate when all the Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full and the Lenders have no further commitment to lend, at which time the Collateral Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 9.23(a) shall be without recourse to or warranty by the Collateral Agent.

(b) A Guarantor shall automatically be released from its obligations hereunder and the security interest of the Secured Parties in the Collateral of such Guarantor shall be automatically released in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders (or, if required by the terms of the Credit Agreement, such greater percentage of the Lenders specified in the Credit Agreement) shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise. The security interest of the Secured Parties in any Collateral that is sold, transferred or otherwise disposed of in accordance with this Agreement, the Credit Agreement and the other Loan Documents (including pursuant to a waiver or amendment of the terms thereof) shall automatically terminate and be released, and such Collateral shall be sold free and clear of the security interest created hereby. In connection with any of the foregoing, the Collateral Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents (including any such documents as may be reasonably necessary in connection with the entry into by any Grantor of a Specified Vendor Receivables Financing) that the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 9.23(b) shall be without recourse to or warranty by the Collateral Agent.

9.24 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 9.24 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

ARTICLE X

NOTICES

10.1 Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent in accordance with Section 10.01 of the Credit Agreement (with any notice to a Grantor (other than the Borrower) being sent care of the Borrower).

10.2 Change in Address for Notices. Each of the Grantors, the Collateral Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE XI

THE COLLATERAL AGENT

JPMorgan Chase Bank, N.A. has been appointed Collateral Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Section 1. Any successor Collateral Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Agreement as of the date first above written.

GRANTORS:

HORIZON GLOBAL CORPORATION, as the Borrower

By:
Name:
Title:

[●], as a Guarantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

EXHIBIT A

GRANTORS; IDENTIFYING INFORMATION

Grantor	Jurisdiction of Organization & Type of Organization	Organizational Identification Number	Federal Tax Identification Number

EXHIBIT B

COLLATERAL RECORD LOCATIONS

Grantor	Location of Chief Executive Office	Location of Books and Records

EXHIBIT C

INTELLECTUAL PROPERTY RIGHTS

PATENTS

PATENTS OWNED BY EACH GRANTOR

[For each Grantor state if no patents are owned. List in numerical order by Patent No./Patent Application No.]

U.S. Patent Registrations

Grantor	Patent Numbers	Issue Date

U.S. Patent Applications

Grantor	Patent Application No.	Filing Date

Non-U.S. Patent Registrations

Grantor	Country	Issue Date	Patent No.

Non-U.S. Patent Applications

Grantor	Country	Filing Date	Patent Application No.

Patent Licenses; Grantor as Licensor

U.S. Patents

Grantor/Licensor	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Grantor/Licensor	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Patent; Licenses; Grantor as Licensee

U.S. Patents

Grantor/Licensee	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Grantor/Licensee	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

TRADEMARKS

OWNED TRADEMARK/TRADE NAMES

[For each Grantor state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]

U.S. Trademark Registrations

Grantor	Mark	Reg. Date	Reg. No.

-

U.S. Trademark Applications

Grantor	Mark	Filing Date	Application No.

State Trademark Registrations

Grantor	State	Mark	Reg. Date	Reg. No.

State Trademark Applications

Grantor	State	Mark	Filing Date	Application No.

Non-U.S. Trademark Registrations

Grantor	Country	Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

Grantor	Country	Mark	Date Filed	Application No.

Trade Names

Grantor	Country(s) Where Used	Trade Name

Trademark Licenses; Grantor as Licensor

U.S. Trademarks

Grantor/Licensor	Licensee Name and Address	Date of License/Sublicense	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Trademarks

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D. Others

Grantor/Licensor	Licensee Name and Address	Date of License/ Sublicense	Subject Matter

Trademark Licenses; Grantor as Licensee

U.S. Trademarks

Grantor/Licensee	Licensor Name and Address	Date of Licensee/ Sublicensee	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Grantor/Licensee	Licensor Name and Address	Date of Licensee/ Sublicensee	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications
Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D. Others

Grantor/Licensee	Licensor Name and Address	Date of License/ Sublicense	Subject Matter

COPYRIGHTS

COPYRIGHTS OWNED BY EACH GRANTOR

[State for each Grantor if no copyrights are owned. List in numerical order by Registration No.]

U.S. Copyright Registrations

Grantor	Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Grantor	Title	Author	Class	Date Filed

Non-U.S. Copyright Registrations

Grantor	Title	Author	Class	Date Filed

Non-U.S. Pending Copyright Applications for Registration

Grantor	Country	Title	Author	Class	Date Filed

[State for each Grantor whether such Grantor is not a party to a license/sublicense.]

Copyright Licenses; Grantor as Licensor

U.S. Copyrights

Grantor/Licensor	Licensee Name And Address	Date of Licensee/ Sublicense	Title of U.S. Copyright	Author

Non-U.S. Copyrights

Grantor/Licensor	Licensee Name And Address	Date of Licensee/ Sublicense	Title of U.S. Copyright	Author

Copyright Licenses; Grantor as Licensee

U.S. Copyrights

Grantor/Licensor	Licensee Name And Address	Date of Licensee/ Sublicense	Title of U.S. Copyright	Author

Non-U.S. Copyrights

Grantor/Licensor	Licensee Name and Address	Country	Date of License/ Sublicense	Title of Non-U.S. Copyright

EXHIBIT D

PLEDGED EQUITY

Owner	Issuer	Type of Equity Interests	Issued and Outstanding Equity Interests of each class; Options, Warrants and Similar Rights	Number (and percentage) of Pledged Equity Interests	Certificate No. (if any)

PLEDGED DEBT

Grantor	Issuer/Borrower	Original Amount; Principal Amount Outstanding	Date of Note

EXHIBIT E

DEPOSIT ACCOUNTS

Grantor	Name of Institution and Address	Pledged Account Name	Pledged Account Number

SECURITIES ACCOUNTS

Grantor	Name of Institution and Address	Pledged Account Name	Pledged Account Number

EXHIBIT F

AMENDMENT

This Amendment, dated             ,      is delivered pursuant to [Section 5.4] [Section 5.8] of the Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Agreement. The undersigned hereby certifies that the representations and warranties in Article IV of the Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Term Loan Guarantee and Collateral Agreement, dated as of [●], 2015, between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Collateral Agent (as amended, restated, amended and restatement, supplemented or otherwise modified from time to time prior to the date hereof, the “Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Agreement and shall secure all Obligations referred to in the Agreement.

By:
Name:
Title:

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

Annex 1 to

Term Loan Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of             , 20    , made by                      (the “Additional Grantor”), in favor of JPMORGAN CHASE BANK, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, HORIZON GLOBAL CORPORATION (the “Borrower”), the Lenders, the Collateral Agent and the other agents party thereto have entered into a Term Loan Credit Agreement, dated as of [●], 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Term Loan Guarantee and Collateral Agreement, dated as of [●], 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent for itself and for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.22 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Exhibits A through E to the Guarantee and Collateral Agreement and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the prompt and complete payment or performance when due of the Obligations, a security interest in all of the Collateral (it being understood that, as provided in the Guarantee and Collateral Agreement, “Collateral” does not include any Excluded Property). The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guarantee and Collateral Agreement with respect to itself is true and correct in all material respects (other than in the case of representations qualified by materiality, in which case such representations shall be true and correct) on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.1

[1]	To the extent applicable, such Additional Grantor shall also provide an Amendment in the form of Exhibit F

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to Exhibit A

Supplement to Exhibit B

Supplement to Exhibit C

Supplement to Exhibit D

Supplement to Exhibit E

EXHIBIT E-1

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders that Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of June 30, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Horizon Global Corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on the applicable IRS Form W-8BEN-E or W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT E-2

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders that Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of June 30, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Horizon Global Corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) the applicable IRS Form W-8BEN-E or W-8BEN or (ii) an IRS form W-8IMY accompanied by the applicable IRS form W-8 from each of such partner’s/ member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT E-3

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants that are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of June 30, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Horizon Global Corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. For purposes of this exhibit, “Non-U.S. Participant” shall mean a Participant that is not a U.S. Person.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on the applicable IRS Form W-8BEN-E or W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT E-4

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants that Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of June 30, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Horizon Global Corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. For purposes of this exhibit, Non-U.S. Participant shall mean a Participant that is not a U.S. Person.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) the applicable IRS Form W-8BEN-E or W-8BEN or (ii) an IRS form W-8IMY accompanied by the applicable IRS form W-8 from each of such partner’s/ member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F

FORM OF PERFECTION CERTIFICATE

[See attached]

PERFECTION CERTIFICATE

Dated as of             , 20    ,

from

HORIZON GLOBAL CORPORATION (“Parent Borrower”),

CEQUENT PERFORMANCE PRODUCTS, INC. (“Cequent Performance”)

and

CEQUENT CONSUMER PRODUCTS, INC. (“Cequent Consumer Products”),

as Borrowers,

and each of the other

Subject Grantors,

to and in favor of

BANK OF AMERICA, N.A.,

as ABL Agent

and

JPMORGAN CHASE BANK, N.A.,

as Term Agent

Schedules

1.01	Subject Grantors; Identifying Information
1.02	Prior Names; Prior Jurisdictions
1.04	Filing Offices

2.01	Collateral Records
2.02	Owned Real Property
2.03	Leased Real Property
2.04	Bailee Locations

3.01	Pledged Equity, Equity Ownership
3.02	Pledged Debt
3.03	Deposit Accounts; Securities Accounts

4.01	Patents
4.02	Trademarks
4.03	Copyrights

5.01	Commercial Tort Claims
5.02	Letters of Credit

PERFECTION CERTIFICATE

This PERFECTION CERTIFICATE (this “Certificate”) dated                  , 20    , (the “Certification Date”) is delivered pursuant to (i) the Loan Agreement dated as of                  , 2015 (the “ABL Loan Agreement”), among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation (“Cequent Performance”), CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation (“Cequent Consumer Products” and together with Parent Borrower and Cequent Performance, collectively, “Borrowers”), the financial institutions party thereto as lenders from time to time and BANK OF AMERICA, N.A., as agent (in such capacity, the “ABL Agent”) for the Secured Parties (as defined in the ABL Loan Agreement, the “ABL Secured Parties”) and (ii) the Term Loan Credit Agreement dated as of                  , 2015 (the “Term Loan Agreement” and together with ABL Loan Agreement, collectively, the “Loan Agreements” and individually, a “Loan Agreement”), among the Parent Borrower, the financial institutions and other entities party thereto as lenders from time to time and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent and collateral agent (in such capacity, the “Term Agent” and together with ABL Agent, collectively, the “Agents” and individually, a “Agent”) for the Secured Parties (as defined in the Term Loan Agreement, the “Term Secured Parties” and together with the ABL Secured Parties, collectively, the “Secured Parties” and individually, a “Secured Party”). The Guarantee and Collateral Agreement, as defined in the ABL Loan Agreement, is referred to herein as the “ABL Guarantee and Collateral Agreement”, and the Guarantee and Collateral Agreement, as defined in the Term Loan Agreement, is referred to herein as the “Term Guarantee and Collateral Agreement” and together with the ABL Guarantee and Collateral Agreement, the “Guarantee and Collateral Agreements”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreements or the Guarantee and Collateral Agreements, as applicable.

The Borrowers and each Person constituting a Subsidiary Obligor from time to time are referred to herein collectively as the “Grantors” and each individually as a “Grantor”. Each Grantor, on behalf of itself and each other current Grantor identified on Schedule 1.01 hereto (each a “Subject Grantor”), hereby certifies to each Agent and each other Secured Party as follows, as of the date hereof:

ARTICLE I

SUBJECT GRANTORS; LIEN SEARCH;

FINANCING STATEMENTS

1.01 Identifying Information. Schedule 1.01 hereto sets forth the following information for each Subject Grantor:

(a) its exact legal name, as such name appears in its respective certificate or articles of incorporation, certificate of limited partnership or certificate of formation;

(b) its type of organization (i.e. corporation, limited liability company, limited partnership, etc.);

(c) its jurisdiction of organization or formation;

(d) its organizational identification number, if any, issued by the jurisdiction of organization or formation; and

(e) its Federal Taxpayer Identification Number.

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1.02 Prior Names; Prior Jurisdictions. Except as set forth in Schedule 1.02 hereto, during the five-year period ending on the date of this Certificate, no Subject Grantor:

(a) has changed its legal name, identity or organizational structure (including by merger or consolidation with any other Person) or conducted business under any name (including tradename or similar appellations); or

(b) has acquired any assets from any other Person other than Inventory and Equipment in the ordinary course from persons in the business of selling such goods.

1.03 Reserved.

1.04 Filing Offices. Schedule 1.04 lists the appropriate filing offices for UCC financing statements, including without limitation UCC financing statements to be filed as fixture filings, with respect to each Subject Grantor.

ARTICLE II

COLLATERAL LOCATIONS

2.01 Collateral Records. Schedule 2.01 sets forth the chief executive office of each Subject Grantor and each other location where such Subject Grantor maintains its books or records relating to any material portion of the Collateral, including accounts receivable and General Intangibles.

2.02 Owned Real Property. Schedule 2.02 hereto sets forth for each Subject Grantor the following information for each parcel of real property owned by such Subject Grantor with a fair market value of $5,000,000 or more: (a) its street address, (b) the county in which the real estate records for such property are located, (c) a brief description of its current use, and (d) whether all or a portion of such property has been leased to any other Person.

2.03 Leased Real Property. Schedule 2.03 hereto sets forth for each Subject Grantor the following information for each parcel of real property leased to or by such Subject Grantor: (a) its street address, (b) the county in which the real estate records for such property are located, (c) a brief description of its current use, (d) the name of the lessor, (e) the lease term, (f) the annual rent, and (g) whether all or a portion of such property has been subleased to any other Person.

2.04 Bailee Locations. Schedule 2.04 sets forth for each Subject Grantor any locations, other than any owned or leased real property locations identified on Schedules 2.01, 2.02 and 2.03, where such Subject Grantor maintains any Inventory or Equipment with a value in excess of $250,000, including, for each location: (a) the name of the Person in business at such location, (b) its street address, and (c) a brief description of the type of location (i.e. warehouse, bailee, etc.).

ARTICLE III

INVESTMENTS

3.01 Pledged Equity.

(a) Schedule 3.01 hereto sets forth for each Subject Grantor a list of (i) all the issued and outstanding capital stock, partnership interests, limited liability company membership interests or other Equity Interests of each class of such Subject Grantor and of any other Person owned by such Subject Grantor (other than any Equity Interests maintained in a securities account identified on Schedule 3.03 hereto), and an indication of whether such Equity Interests are certificated, (ii) with respect to the Equity Interests of a Subject Grantor, the owner of such outstanding Equity Interests and the holders of any options, warrants, or similar rights to the Equity Interests of each class, and (iii) the percentage of the outstanding Equity Interests of each class of each Subject Grantor and each other Person on a fully diluted basis owned by each such owner or other holder.

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(b) Pledged Securities evidencing the Pledged Collateral owned by each Subject Grantor which are certificated Equity Interests, together with stock or security powers or other instruments of transfer duly executed in blank by such Subject Grantor, have been delivered to the applicable Agent, as required by the ABL Guarantee and Collateral Agreement and/or the Term Guarantee and Collateral Agreement.

3.02 Pledged Debt.

(a) Schedule 3.02 hereto sets forth for each Subject Grantor a list of all promissory notes and debt securities evidencing Debt having an aggregate principal amount in excess of $500,000, payable or due to such Subject Grantor by or from any other Person (including any other Grantor).

(b) The Pledged Securities evidencing such Debt payable or due to each Subject Grantor, together with instruments of transfer duly executed in blank, have been delivered to the Term Agent, as required by the ABL Guarantee and Collateral Agreement and/or the Term Guarantee and Collateral Agreement.

3.03 Deposit Accounts and Securities Accounts. Schedule 3.03 hereto sets forth for each Subject Grantor a true and correct list of Deposit Accounts, Securities Accounts and Lockboxes maintained by Subject Grantor, including (a) the name and address of the depositary institution or Securities Intermediary, as the case may be, (b) the type of account, and (c) the account number.

3.04 Control Agreements. Control agreements have been delivered to the ABL Agent in respect of each Deposit Account and Securities Account identified on Schedule 3.03 to the extent required pursuant to the ABL Guarantee and Collateral Agreement, in each case duly executed by the Subject Grantor which is the owner of the accounts referred to therein and the depositary institution or Securities Intermediary at which such accounts are maintained.

ARTICLE IV

INTELLECTUAL PROPERTY

4.01 Patents. Schedule 4.01 hereto sets forth for each Subject Grantor, in proper form for filing with the United States Patent and Trademark Office, all of such Subject Grantor’s United States issued Patents (and all applications therefor) and exclusive Patent Licenses, including the name of the registered owner and the registration number of each Patent owned by such Subject Grantor and each Patent owned by any other Person for which such Subject Grantor has a Patent License from such other Person, and whether such Patents have been licensed or sublicensed to any other Person.

4.02 Trademarks. Schedule 4.02 hereto sets forth for each Subject Grantor, in proper form for filing with the United States Patent and Trademark Office, all of such Subject Grantor’s United States federally registered Trademarks (and all applications therefor) and exclusive Trademark Licenses, including the name of the registered owner and the registration number of each Trademark owned by such Subject Grantor and each Trademark owned by any other Person for which such Subject Grantor has a Trademark License from such other Person, and whether such Trademarks have been licensed or sublicensed to any other Person.

4.03 Copyrights. Schedule 4.03 hereto sets forth for each Subject Grantor, in proper form for filing with the United States Copyright Office, all of each Subject Grantor’s registered United States Copyrights (and applications therefor) and exclusive Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by such Subject Grantor and each Copyright owned by any other Person for which such Subject Grantor has a Copyright License from such other Person, and whether such Copyrights have been licensed or sublicensed to any other Person.

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4.04 Intellectual Property Security Agreements. To the extent required by the ABL Guarantee and Collateral Agreement and/or the Term Guarantee and Collateral Agreement, Intellectual Property security agreements have been delivered to each Agent for the Intellectual Property described on Schedule 4.01, 4.02 and 4.03, each duly executed by the applicable Subject Grantor.

ARTICLE V

MISCELLANEOUS

5.01 Commercial Tort Claims. Schedule 5.01 hereto sets forth for each Subject Grantor a description of each Commercial Tort Claim with a value in excess of $500,000 held by any Subject Grantor.

5.02 Letters of Credit. Schedule 5.02 lists all letters of credit with a value in excess of $500,000 in favor of any Subject Grantor supporting or otherwise issued with respect to any of the Collateral, including the maximum face amount thereof, any amounts drawn thereunder, the issuing bank thereof and a brief description of the purpose thereof.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate on its own behalf and on behalf of the other Subject Grantors on and as of the date first above written.1

CEQUENT PERFORMANCE PRODUCTS, INC.

By:
Name:
Title:

CEQUENT CONSUMER PRODUCTS, INC.

By:
Name:
Title:

HORIZON GLOBAL CORPORATION

By:
Name:
Title:

HORIZON GLOBAL COMPANY LLC

By:
Name:
Title:

[1]	Each Subject Grantor is to sign.

Perfection Certificate

Signature Page

Schedule 1.01

to Perfection Certificate

SUBJECT GRANTORS; IDENTIFYING INFORMATION

Subject Grantor	Jurisdiction of Organization & Type of Organization	Organizational Identification Number	Federal Tax Identification Number

Schedule 1.01 / Page 1

Schedule 1.02

to Perfection Certificate

PRIOR NAMES; PRIOR JURISDICTIONS

(a)	CHANGES IN CORPORATE IDENTITY

(b)	NON-ORDINARY COURSE ACQUISITIONS

Schedule 1.02 / Page 1

Schedule 1.04

to Perfection Certificate

FINANCING STATEMENTS

Subject Grantor	Filing Office

Schedule 1.04 / Page 1

Schedule 2.01

to Perfection Certificate

COLLATERAL RECORD LOCATIONS

Set forth below is the chief executive office of each Subject Grantor. Except as set forth below, the principal location where each Subject Grantor maintains its books or records relating to Collateral, including accounts receivable and General Intangibles, is:

Subject Grantor	Location of Chief Executive Office	Location of Books and Records

Schedule 2.01 / Page 1

Schedule 2.02

to Perfection Certificate

OWNED REAL PROPERTY

For each Subject Grantor, the following information for each parcel of owned real property:

Subject Grantor	Street Address	Market Value	Brief Description of Current Use	Applicable Mortgage Filing Office	Lease

Schedule 2.02 / Page 1

Schedule 2.03

to Perfection Certificate

LEASED REAL PROPERTY

For each Subject Grantor, the following information for each parcel of leased real property (as Lessee and as Lessor):

Subject Grantor	Street Address	Brief Description of Current Use	Applicable Mortgage Filing Office	[Lessor] [Lessee]	Term; Annual Rent	Sublease

Schedule 2.03 / Page 1

Schedule 2.04

to Perfection Certificate

BAILEE LOCATIONS

Any locations for each Subject Grantor other than any owned or leased real property locations identified in Schedules 2.02 and 2.03, where such Subject Grantor maintains any Inventory or Equipment:

Subject Grantor	Name of Warehouse/Bailee	Street Address, State, County	General Description	Market Value

Schedule 2.04 / Page 1

Schedule 3.01

to Perfection Certificate

EQUITY OWNERSHIP; PLEDGED EQUITY

Owner	Issuer	Type of Equity Interests	Issued and Outstanding Equity Interests of each class; Options, Warrants and Similar Rights	Number (and percentage) of Pledged Equity Interests	Certificate No. (if any)

Schedule 3.01 / Page 1

Schedule 3.02

to Perfection Certificate

PLEDGED DEBT

Grantor	Issuer/Borrower	Original Amount; Principal Amount Outstanding	Date of Note

Schedule 3.02 / Page 1

Schedule 3.03

to Perfection Certificate

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

DOMINION ACCOUNTS

Grantor	Bank Name and Address	Pledged Account Name	Pledged Account Number

OTHER DEPOSIT ACCOUNTS

Grantor	Bank Name and Address	Pledged Account Name	Pledged Account Number

LOCK BOXES

Grantor	Name of Institution and Address	Lock Box Number

SECURITIES ACCOUNTS

Grantor	Name of Institution and Address	Pledged Account Name	Pledged Account Number

Schedule 3.03 / Page 1

Schedule 4.01

to Perfection Certificate

PATENTS

PATENTS OWNED BY EACH GRANTOR

[For each Grantor state if no patents are owned. List in numerical order by Patent No./Patent Application No.]

U.S. Patent Registrations

Grantor	Patent Numbers	Issue Date

U.S. Patent Applications

Grantor	Patent Application No.	Filing Date

Non-U.S. Patent Registrations

Grantor	Country	Issue Date	Patent No.

Non-U.S. Patent Applications

Grantor	Country	Filing Date	Patent Application No.

Schedule 4.01 / Page 1

Patent Licenses; Grantor as Licensor

U.S. Patents

Grantor/Licensor	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Grantor/Licensor	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Schedule 4.01 / Page 2

Patent; Licenses; Grantor as Licensee

U.S. Patents

Grantor/Licensee	Licensor Name and Address	Date of License/Sublicense	Issue Date	Patent No.

U.S. Patent Applications
Grantor/Licensee	Licensor Name and Address	Date of License/Sublicense	Date Filed	Application No.

Non-U.S. Patents
Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications
Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Schedule 4.01 / Page 3

Schedule 4.02

to Perfection Certificate

TRADEMARKS

OWNED TRADEMARK/TRADE NAMES

[For each Grantor state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]

U.S. Trademark Registrations

Grantor	Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Grantor	Mark	Filing Date	Application No.

State Trademark Registrations

Grantor	State	Mark	Reg. Date	Reg. No.

State Trademark Applications

Grantor	State	Mark	Filing Date	Application No.

Non-U.S. Trademark Registrations

Grantor	Country	Mark	Reg. Date	Reg. No.

Schedule 4.02 / Page 1

Non-U.S. Trademark Applications

Grantor	Country	Mark	Date Filed	Application No.

Trade Names

Grantor	Country(s) Where Used	Trade Name

Trademark Licenses; Grantor as Licensor

U.S. Trademarks

Grantor/Licensor	Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Trademarks

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Schedule 4.02 / Page 2

Non-U.S. Trademark Applications

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D. Others

Grantor/Licensor	Licensee Name and Address	Date of License/ Sublicense	Subject Matter

Trademark Licenses; Grantor as Licensee

U.S. Trademarks

Grantor/Licensee	Licensor Name and Address	Date of Licensee/ Sublicensee	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Grantor/Licensee	Licensor Name and Address	Date of Licensee/ Sublicensee	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Schedule 4.02 / Page 3

Non-U.S. Trademark Applications

Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D. Others

Grantor/Licensee	Licensor Name and Address	Date of License/ Sublicense	Subject Matter

Schedule 4.02 / Page 4

Schedule 4.03

to Perfection Certificate

COPYRIGHTS

COPYRIGHTS OWNED BY EACH GRANTOR

[State for each Grantor if no copyrights are owned. List in numerical order by Registration No.]

U.S. Copyright Registrations

Grantor	Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Grantor	Title	Author	Class	Date Filed

Non-U.S. Copyright Registrations

Grantor	Title	Author	Class	Date Filed

Non-U.S. Pending Copyright Applications for Registration

Grantor	Country	Title	Author	Class	Date Filed

Schedule 4.03 / Page 1

[State for each Grantor whether such Grantor is not a party to a license/sublicense.]

Copyright Licenses; Grantor as Licensor

U.S. Copyrights

Grantor/Licensor	Licensee Name And Address	Date of Licensee/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Grantor/Licensor	Licensee Name And Address	Date of Licensee/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Copyright Licenses; Grantor as Licensee

U.S. Copyrights

Grantor/Licensor	Licensee Name And Address	Date of Licensee/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Grantor/Licensor	Licensee Name and Address	Country	Date of License/ Sublicense	Title of Non-U.S. Copyright	Author	Reg. No.

Schedule 4.03 / Page 2

Schedule 5.01

to Perfection Certificate

COMMERCIAL TORT CLAIMS

Schedule 5.01 / Page 1

Schedule 5.02

to Perfection Certificate

LETTERS OF CREDIT

Schedule 5.02 / Page 1